SECOND AMENDED AND RESTATED AGREEMENT
                    OF LIMITED PARTNERSHIP OF
                  SARANAC POWER PARTNERS, L.P.


          THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") of SARANAC POWER PARTNERS, L.P. (the "Partnership") is made and entered into as of the 13th day of May, 1994, by and among SARANAC ENERGY COMPANY, INC., a Delaware corporation ("SECI"), TPC SARANAC PARTNER ONE, INC., a Delaware corporation ("TPC One"), TPC SARANAC PARTNER TWO, INC., a Delaware corporation ("TPC Two"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital" or the "GE Capital Limited Partner").


W I T N E S S E T H:


          WHEREAS, SECI is the sole general partner and SECI, TPC One and TPC Two are the limited partners of the Partnership, a limited partnership continued pursuant to the Amended and Restated Agreement of Limited Partnership dated as of December 29, 1992 (as heretofore amended, supplemented, restated or otherwise modified, the "Original Partnership Agreement") and SECI, TPC One and TPC Two desire to amend and restate in its entirety the Original Partnership Agreement in order to admit GE Capital as a limited partner of the Partnership; and

          WHEREAS, (i) SECI has received distributions pursuant to the Original Partnership Agreement equal to its capital contributions, if any, so that its current Capital Account balance equals the amount of the cash contributions, if any, made pursuant to Section 8.4 and (ii) TPC One and TPC Two currently have Capital Account balances in a total aggregate amount of $20,000 plus the amount of any cash contributions, if any, made pursuant to Section 3.3 of the Original Partnership Agreement; and

          WHEREAS, pursuant to the Capital Contribution Agreement, GE Capital shall make a capital contribution to the Partnership on the Initial Capital Contribution Date in exchange for the GE Capital Limited Partnership Interest, and agrees, subject to the terms and conditions set forth therein, to make additional capital contributions to the Partnership on or before the Second Capital Contribution Date in respect of the GE Capital Limited Partnership Interest; and

          WHEREAS, pursuant to the Capital Contribution
Agreement, TPC One agrees to make additional capital contributions to the Partnership on the Initial Capital
Contribution Date and on or before the Tomen Equity Contribution
Date in respect of the TPC One Limited Partnership Interest; and

          WHEREAS, pursuant to the Capital Contribution
Agreement, TPC Two agrees to make additional capital contributions to the Partnership on the Initial Capital
Contribution Date and on or before the Tomen Equity Contribution
Date in respect of the TPC Two Limited Partnership Interest;

          NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree that as of the Initial Capital Contribution Date, the Partnership shall be continued among SECI, the GE Capital Limited Partner, TPC One and TPC Two and the Original Partnership Agreement shall be amended and restated in its entirety as follows:

                            ARTICLE I

                           DEFINITIONS

          1.1 Defined Terms. (a) Unless otherwise defined herein, all terms used herein which are defined in Appendix A shall have the meanings therein assigned to such terms.

          (b)  All terms defined in this Agreement or in Appendix
A shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (c) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Appendix A and accounting terms partly defined in Appendix A to the extent not defined, shall have the respective meanings given to them under GAAP.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, appendix, schedule and exhibit references are to this Agreement unless otherwise specified.

          (e) References to agreements defined herein or in Appendix A shall include such agreements as they may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Basic Documents.

          (f) Terms defined in this Agreement or in Appendix A by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

          (g)  Notwithstanding the manner in which "Loan
Documents" is defined in Appendix A hereto, when used herein, Loan Documents shall not include this Agreement.


                           ARTICLE II

            FORMATION AND CONTINUATION OF PARTNERSHIP

          2.1 Formation of Partnership; Name. The Partnership was formed on May 11, 1992 by the filing, pursuant to the Partnership Act, of the Certificate of Limited Partnership in the office of the Secretary of the State of Delaware. The name of the Partnership is "Saranac Power Partners, L.P."

          2.2 Purpose; Business of the Partnership. The Partnership was formed and is hereby continued for the purpose of developing, financing, constructing, owning, operating, maintaining, repairing and disposing of the Project or any part thereof; constructing, installing, leasing or otherwise acquiring, maintaining, repairing and disposing of any additional improvements to the Project of any kind necessary or desirable in connection therewith and, by means thereof, producing and selling steam and electricity; owning all of the issued and outstanding capital stock of North Country and any other purpose necessary, incidental or ancillary to any of the foregoing. The foregoing purposes, as effectuated pursuant to the provisions of Section 2.3, are herein referred to as the "Partnership Business".

          2.3 Authorizations. (a) The Partnership is hereby authorized to engage in all activities and transactions and to do all things and to hold all interests in real, personal and mixed property, contract rights and other property, necessary, appropriate, proper, advisable or desirable for, or incidental or convenient to, the Partnership Business, including, but not limited to, the power to enter into, make and perform any agreement, contract, commitment, arrangement or undertaking (including, without limitation, the other Basic Documents), to acquire, hold, purchase, lease, dispose of, mortgage, pledge, hypothecate or assign, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, any property, whether real, personal or mixed.

          (b) In furtherance of the Partnership's objects and purposes, the Partnership shall have any and all powers necessary, convenient or incidental to or for the accomplishment of its objects and purposes, alone or with others, including, without limitation, the following:

          (i) to design, plan, finance, construct, own, develop, maintain, operate, lease and dispose of the Project, or any part thereof, and to engage in any and all activities necessary or incidental to the foregoing;

         (ii) to negotiate and enter into, and make, execute, deliver and perform, all contracts, agreements and other undertakings, as the same may be amended, restated, supplemented or otherwise modified from time to time, and to grant Liens on, in and against the Partnership's properties, all as may be necessary, convenient or incidental to carry out its objects and purposes, including, but not limited to, the following:

               (1)  construction and term loan agreements;

               (2)  notes, including, but not limited to,
          construction notes and term notes;

               (3)  capital contribution agreements;

               (4)  indemnity agreements;

               (5) collateral security documents, including, but not limited to, mortgages, security agreements, security deposit agreements, assignments regarding contracts and consents to assignments regarding contracts;

               (6)  power purchase contracts;

               (7)  steam supply agreements;

               (8)  construction contracts;

               (9)  reimbursement agreements;

               (10) recognition agreements;

               (11) Additional Contracts, including, but not limited to, subordinated mortgages, gas purchase and transportation agreements, operation and maintenance agreements, and easement agreements;

               (12) any (a) assignment, (b) consent to
          assignment, (c) consent and agreement, and (d) consent and/or recognition agreement relating to the types of contracts, agreements, commitments, arrangements or other undertakings set forth in this Section 2.3(b);

               (13) certificates and notices, including, but not limited to, construction loan borrowing certificates, term loan borrowing certificates, completion certificates, cost certificates and notices of borrowing;

               (14) collateral agency agreements;

               (15) tax indemnity agreements;

               (16) Project Contracts;

               (17) other Basic Documents;

               (18) letter agreements;

               (19) success fee agreements; and

        (iii) to have letters of credit issued for its account and on its behalf.

          2.4 Principal Office; Offices; Addresses. (a) The principal office and place of business of the Partnership shall be located at the offices of the Managing General Partner at Five Post Oak Park, Suite 1400, Houston, Texas 77027, and the registered office of the Partnership in the State of Delaware shall be the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; subject to Section 7.2(c), either office may be changed to such other place as the Managing General Partner may from time to time designate. The registered agent of the Partnership for service of process on the Partnership at such address in Delaware is The Corporation Trust Company.

          (b) The Managing General Partner may also maintain solely for the conduct of the Partnership Business an office or offices at another location or locations and in connection therewith rent or acquire office space, engage personnel, whether part-time or full-time, and do such other acts as it deems necessary or advisable in connection with the maintenance and administration of any such office. Any costs and expenses expected to be incurred in connection with any such office shall be set forth in the Partnership Operating Budget delivered and approved by the GE Capital Limited Partner pursuant to Section 6.6(c) or by the Other Limited Partners pursuant to Section 6.6(e), as the case may be.

          (c) The name and business or residence address of each Partner are set forth in Schedule 1, as the same may be amended from time to time.

          2.5 Further Filings. If at any time necessary or advisable, the Managing General Partner shall promptly
(a) register the Partnership under any assumed, trade or fictitious name under the Partnership Act, or similar law, if any, in force and effect in the State of Delaware and (b) qualify the Partnership to do business in any jurisdiction in which the conduct of its business or the ownership or leasing of its assets requires it to be so qualified. The Managing General Partner shall make all filings and do all other things reasonably possible (including publication or periodic filings of any certificate) that may now or hereafter be required for the perfection and continued maintenance of the Partnership as a limited partnership, or to protect the limited liability of the Limited Partners as limited partners, under the laws of the State of Delaware.

          2.6 Term. The term of the Partnership commenced on the date of filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall continue until dissolution of the Partnership in accordance with Article XIII.


                           ARTICLE III

                      CAPITAL CONTRIBUTIONS

          3.1 Partners and Contributions. Subject to the terms and conditions of the Capital Contribution Agreement, the initial capital contribution of the GE Capital Limited Partner specified in Section 2(a)(i) thereof shall be made on the Initial Capital Contribution Date. Subject to the terms and conditions of the Capital Contribution Agreement, the GE Capital Limited Partner shall make the additional capital contributions specified in
Section 2(a)(ii) thereof on or prior to the Second Capital Contribution Date. Pursuant to the Capital Contribution Agreement, TPC One and TPC Two shall make the capital contributions specified in Section 3(a) thereof on or prior to the Tomen Equity Contribution Date. Prior to the Second Capital Contribution Date, SECI shall have no Capital Account balance attributable to any contributions to the Partnership other than in respect of cash contributions, if any, to fund Cost Overruns pursuant to Section 3.3 of the Original Partnership Agreement and
Section 8.4. On the Second Capital Contribution Date, the Capital Account balance of SECI General and SECI Limited will be increased by the amount required to result in SECI General and SECI Limited having an aggregate Capital Account balance equal to the sum of the Capital Account balances of SECI General, SECI Limited, TPC One and TPC Two multiplied by the sum of the Initial Allocation Percentages of SECI General and SECI Limited. Such increase in the aggregate Capital Account balances of SECI General and SECI Limited shall be attributable to the agreed fair market value as of the Second Capital Contribution Date of the Contributed Assets and the Gross Asset Value of such Contributed Assets shall be adjusted accordingly.

          3.2 No Withdrawal of Capital. Except as specifically provided in this Agreement, no Partner shall have the right to withdraw from the Partnership all or any part of its Capital Contribution, nor shall any Partner have any right to demand and receive property or cash of the Partnership in return of its Capital Contribution. No Partner shall have the right to receive interest on its Capital Contribution. In connection with any distribution, whether upon winding up of the Partnership or otherwise and whether or not it shall constitute a return of capital, no Partner shall have the right to demand or receive property other than cash. Except as otherwise expressly provided in Articles IV, V, X and XIII hereof, no Partner shall have priority over any other Partner as to the return of its Capital Contribution.

          3.3  Separate Capital Accounts.  A separate Capital
Account shall be maintained for each Partner. Capital Account balances as of the date hereof are set forth in Schedule 1.

          3.4  Determination and Adjustment of Allocation
Percentages.

          (a) Allocation Percentages; Tomen Flip IRR. Using the procedures set forth in Section 3.4(c) below, on the earlier of the Second Capital Contribution Date and the Tomen Equity Contribution Date, the Initial Allocation Percentages and the Tomen Flip IRR shall be set in the manner set forth in Exhibit B attached hereto, taking into account any adjustment for Curtailment required pursuant to Section 3.4(b) below.

          (b) Curtailment. (i) If prior to the Tomen Equity Contribution Date the PSC has not determined in PSC Case No. 92-E-0814 that no Curtailment is permissible and dismissed PSC Case No. 92-E-0814 with prejudice, then on and after the Tomen Equity Contribution Date until the Second Tomen Flip Date, at the times provided in Section 3.4(c) below, the Expected Case shall be recalculated as provided in (ii) below, and the Allocation Percentages (and, until the First Tomen Flip Date, the Tomen Flip
IRR) shall be adjusted as provided in (iii) below (together, the recalculated Expected Case and the adjusted Allocation Percentages (and, until the First Tomen Flip Date, the Tomen Flip
IRR) being a "Revised Expected Case") for Curtailment so as to demonstrate the projected receipt by the Tomen Limited Partners of a 20% After Tax Internal Rate of Return on the Second Tomen Flip Date based on such Revised Expected Case.

         (ii)  The rules for calculating the initial Revised
Expected Case for projected Curtailment shall be as provided in subsection (A) below, and the rules for calculating each subsequent Revised Expected Case for actual Curtailment shall be as provided in subsection (B) below.

          (A) The initial Revised Expected Case for projected Curtailment shall assume that Curtailment commences on the first date Curtailment is authorized to occur, and that Curtailment continues at the same level through the Second Tomen Flip Date, and shall be calculated based on the Expected Case with only the following adjustments:

          (1) Reduce the output of the Facility by the number of kilowatt hours of Curtailment authorized by the Curtailment
     Order, or, if the Curtailment Order does not authorize a specific number of kilowatt hours of Curtailment, by agreement of the parties;

          (2) No scheduled maintenance shall be assumed to occur during hours of Curtailment, and maintenance expenses for the Facility shall be assumed to increase by $500 for each hour of Curtailment applicable during such year in the Expected Case, such amounts to be increased from the Second Capital Contribution Date or the Tomen Equity Contribution Date, as applicable, by the inflation assumption used in the Expected Case;

          (3) Curtailment will be deemed to occur 10 percent during Peak Hours (as defined in the Power Purchase
     Agreement) and 90 percent during Off-Peak Hours (as defined in the Power Purchase Agreement);

          (4) The fuel usage of the Facility shall be adjusted to reflect the net difference in fuel projected to be consumed when the Auxiliary Boiler is operated and one or both of the gas turbines in the Facility are not (assuming a constant heat rate of 8275 Btu/KWh(HHV)), in each case solely to the extent resulting from Curtailment; in connection therewith, all natural gas the Partnership is required to purchase under the Gas Purchase Agreement that is not consumed by the Facility solely to the extent resulting from Curtailment shall be assumed to have been resold by the Partnership for 80% of its cost to the Partnership; and

          (5) All other assumptions used in the Expected Case shall be continued unchanged in each Revised Expected Case.

          (B) Each subsequent Revised Expected Case for actual Curtailment shall include a true-up for Curtailment experienced during the just ending semi-annual period and shall assume that Curtailment continues at the same level as the actual curtailment experienced during the just ending semi-annual period and the immediately preceding semi-annual period through the Second Tomen Flip Date, and shall be calculated based on the preceding Revised Expected Case with only the following adjustments:

          (1) With respect to the just ending semi-annual period, adjust the output of the Facility for the actual Curtailment experienced during such semi-annual period, and assume that the number of hours of Curtailment experienced during such semi-annual period and the immediately preceding semi-annual period continues during each succeeding annual period through the Second Tomen Flip Date;

          (2) With respect to the just ending semi-annual period, do not adjust for the hours during which maintenance was actually performed or for actual maintenance expenses, and for each succeeding annual period through the Second Tomen Flip Date, no scheduled maintenance shall be assumed to occur during hours of Curtailment, and maintenance expenses associated with the Facility shall be assumed to increase by $500 for each hour of Curtailment applicable during such year in the Expected Case based on the actual Curtailment experienced during the just ending semi-annual period and the immediately preceding semi-annual period, such amounts to be increased by the inflation assumptions used in the Expected Case from the Second Capital Contribution Date or the Tomen Equity Contribution Date, as applicable;

          (3) With respect to the just ending semi-annual period, adjust for the actual Peak Hour/Off-Peak Hour split of hours of Curtailment, and assume the same mix of Peak Hour/Off-Peak Hour hours of Curtailment as were experienced during the just ending semi-annual period and the immediately preceding semi-annual period continues during each succeeding annual period through the Second Tomen Flip Date;

          (4) With respect to the just ending semi-annual period, adjust for the actual net difference in fuel consumed when the Auxiliary Boiler was operated and one or both of the gas turbines in the Facility were not (assuming a constant heat rate of 8275 Btu/KWh(HHV)), solely to the extent resulting from Curtailment, and for the actual gains or losses on gas resales due to Curtailment, and assume that the level of fuel consumption and gas resales amounts experienced during such semi-annual period and the immediately preceding semi-annual period continue during each succeeding annual period through the Second Tomen Flip Date; and

          (5) With respect to the just ending semi-annual period, adjust for actual changes to any of the other material assumptions (other than those addressed in (1)-(4) above) used in the Revised Expected Case effective during such semi-annual period, which changes were caused solely by Curtailment, and assume that such changes continue during each succeeding annual period through the Second Tomen Flip Date.

        (iii) The hierarchy to adjust the Allocation Percentages for Curtailment is as follows:

          (A) First, if the Tomen Limited Partners' Initial Allocation Percentage then in effect is less than 42%, the Tomen Limited Partners' Initial Allocation Percentage shall be increased up to a maximum Initial Allocation Percentage equal to 42% and the SECI Limited Partners' Initial Allocation Percentage shall be decreased by a corresponding amount;

          (B) Second, the Tomen Flip IRR shall be increased so as to cause Notional Period One to end on a date no later than the 10th anniversary of the Second Capital Contribution
     Date;

          (C) Third, the Tomen Limited Partners' Middle Allocation Percentage shall be increased up to a maximum Middle Allocation Percentage equal to 30% and the SECI Limited Partners' Middle Allocation Percentage shall be decreased by a corresponding amount;

          (D) Fourth, subject to clause (F) below, the Tomen Limited Partners' Initial Allocation Percentage and the Tomen Limited Partners' Middle Allocation Percentage shall be increased simultaneously by the same fraction until the Initial Allocation Percentage of the Tomen Limited Partners equals the Capped Tomen Allocation Percentage, and the SECI Limited Partners' Initial Allocation Percentage and the SECI Limited Partners' Middle Allocation Percentage shall be decreased by a corresponding amount;

          (E) Fifth, subject to clause (F) below, the Tomen Limited Partners' Middle Allocation Percentage shall be increased up to a maximum Middle Allocation Percentage equal to the Capped Tomen Allocation Percentage and the SECI Limited Partners' Middle Allocation Percentage shall be decreased by a corresponding amount;

          (F)  If no adjustment for Curtailment is made under
     Section 3.4(b) within four years and three months following the Second Capital Contribution Date, then during any Quarterly Period thereafter during which an SECI Term Loan is outstanding, the Tomen Limited Partners' Allocation Percentages may not be adjusted upward to exceed the greater of (i) the Tomen Limited Partners' Initial Allocation Percentage as determined on the Second Capital Contribution Date, and (ii) 42%, to the extent that such adjustment would cause SECI to receive Distributable Cash in an amount less than the scheduled principal and interest payments on the SECI Term Loan, and any amounts not paid to the Tomen Limited Partners as a result of the limitations on the Allocation Percentages set forth in this clause (F) shall earn a 20% After Tax Internal Rate of Return on the same basis as the Tomen Total Equity (as defined in Exhibit B hereto) and be taken into account in subsequent Revised Expected Cases; and

          (G) If an adjustment for actual Curtailment is downward, i.e., so that Curtailment for an upcoming period is less than Curtailment for the current period, the last upward adjustment made pursuant to Section 3.4(b)(iii)
     (A)-(F) shall first be reversed, and each next previous adjustment shall be reversed, until adequate reversals of previous adjustments are achieved.

          (c)  Procedures.

          (i) Expected Case/Initial Allocation Percentages on Second Capital Contribution Date. (A) No later than the earlier of 60 days prior to the anticipated (x) Second Capital Contribution Date, and (y) the Tomen Equity Contribution Date, SECI shall deliver to TPC One and TPC Two SECI's proposed Expected Case ("SECI's Proposed Expected Case") and proposed Initial Allocation Percentages ("SECI's Proposed Initial Allocation Percentages"), which shall take into account any required adjustment for Curtailment as contemplated in
Section 3.4(c)(ii) below.

          (B) Within 30 days of receipt of SECI's Proposed Expected Case and SECI's Proposed Initial Allocation Percentages, TPC One and TPC Two may deliver to SECI proposed changes to SECI's Proposed Expected Case ("TPC's Proposed Expected Case") and/or SECI's Proposed Initial Allocation Percentages ("TPC's Proposed Initial Allocation Percentages").

          (C) If within 15 days of delivery by TPC One and TPC Two of TPC's Proposed Expected Case and/or TPC's Proposed Initial Allocation Percentages, SECI, on the one hand, and TPC One and TPC Two, on the other hand, are unable to agree on the Expected Case and/or the Initial Allocation Percentages, either shall have the right to submit the dispute to the Arbitration Procedure, which shall determine the Expected Case and/or the Initial Allocation Percentages. Pending completion of the Arbitration Procedure, TPC's Proposed Expected Case shall be the Expected Case and TPC's Proposed Initial Allocation Percentages shall be the Initial Allocation Percentages.

          (D) Not less frequently than once each ten days following delivery of SECI's Proposed Expected Case and SECI's Proposed Initial Allocation Percentages, until the earlier to occur of the Second Capital Contribution Date and the Tomen Equity Contribution Date, SECI shall deliver to TPC One and TPC Two updates thereof to take into account changes in the assumptions that occur after delivery of such documents or updates thereof.

         (ii)  Curtailment at Second Capital Contribution Date.

          (A) SECI's Proposed Expected Case shall include assumptions regarding Curtailment, as follows: (A) if the PSC has issued a Curtailment Order, the Expected Case shall include the amount of Curtailment provided in Section 3.4(b)(ii)(A)(1) above;
(B) if the PSC has determined in Case No. 92-E-0814 that no Curtailment is currently warranted, the Expected Case shall assume zero Curtailment; and (C) if the PSC has not yet reached any decision in Case No. 92-E-0814, the Expected Case shall assume zero Curtailment.

          (iii)  Subsequent Determination of Curtailment.

          (A) If no adjustment for Curtailment is included in the Expected Case determined pursuant to clause (i) above, and if at any time prior to the 10th anniversary of the Second Capital Contribution Date a Curtailment Order is issued, then the Expected Case and Allocation Percentages shall be adjusted as provided in Section 3.4(b) above effective on the third Distribution Date to occur following the date the Curtailment Order permits Curtailment to occur. Within 30 days following the authorization of curtailment by the PSC, SECI shall deliver to TPC One and TPC Two a proposed revised Expected Case (the "SECI Proposed Revised Expected Case") and proposed revised Allocation Percentages (the "SECI Proposed Revised Allocation Percentages").

          (B) Within 30 days of receipt of SECI's Proposed Revised Expected Case and SECI's Proposed Revised Allocation Percentages, TPC One and TPC Two may deliver to SECI proposed changes to SECI's Proposed Revised Expected Case ("TPC's Proposed Revised Expected Case") and SECI's Proposed Revised Allocation Percentages ("TPC's Proposed Revised Allocation Percentages").
If TPC One or TPC Two does not deliver TPC's Proposed Revised Expected Case and TPC's Proposed Revised Allocation Percentages to SECI within such 30 day period, SECI's Proposed Revised Expected Case and Proposed Revised Allocation Percentages shall be the Revised Expected Case and the Allocation Percentages, respectively, effective as of the third Distribution Date following the date the Curtailment Order permits Curtailment to occur.

          (C) If within 15 days of delivery by TPC One and TPC Two of TPC's Proposed Revised Expected Case and TPC's Proposed Revised Allocation Percentages, SECI, on the one hand, and TPC One and TPC Two, on the other hand, are unable to agree on the Revised Expected Case and/or the Revised Allocation Percentages, either shall have the right to submit the dispute to the Arbitration Procedure, which shall determine the Revised Expected Case and/or the Revised Allocation Percentages. Pending completion of the Arbitration Procedure, effective as of the third Distribution Date following the date the Curtailment Order permits Curtailment to occur, TPC's Proposed Revised Expected Case and TPC's Proposed Allocation Percentages shall be the Revised Expected Case and the Allocation Percentages, respectively.

          (D) If SECI fails to deliver SECI's Proposed Revised Expected Case and SECI's Proposed Revised Allocation Percentages within the time provided in Section 3.4(c)(iii)(A) above, TPC One and TPC Two shall have the right to deliver TPC's Proposed Revised Expected Case and TPC's Proposed Revised Allocation Percentages, which shall indicate TPC's proposed revisions to the Expected Case and Allocation Percentages based on Curtailment authorized by the PSC, and the Revised Expected Case and Revised Allocation Percentages shall thereafter be determined as provided in Section 3.4(c)(iii)(B) and (C) above.

         (iv)  Adjustments for Actual Curtailment.

          (A) Effective on the earlier of the sixth Distribution Date following the first Distribution Date which includes any assumption for Curtailment and the third Distribution Date in respect of a Quarterly Period during which the Project experiences Curtailment, and effective on each sixth Distribution Date thereafter, the Expected Case or Revised Expected Case, as applicable, and the Allocation Percentages shall be adjusted as provided in Section 3.4(b) above. Not less than 60 days prior to any Distribution Date on which an adjustment will be made for actual Curtailment, SECI shall deliver to TPC One and TPC Two SECI's Proposed Revised Expected Case and Proposed Revised Allocation Percentages (the "SECI Proposed Curtailment Adjustments").

          (B) Within 30 days of receipt of SECI's Proposed Curtailment Adjustments, TPC One and TPC Two may deliver to SECI proposed changes to SECI's Proposed Curtailment Adjustments ("TPC's Proposed Curtailment Adjustments"). If TPC One or TPC Two does not deliver TPC's Proposed Curtailment Adjustments within such 30 day period, SECI's Proposed Curtailment Adjustments shall be incorporated into the Expected Case or Revised Expected Case, as applicable, and the Allocation Percentages, and the resulting Expected Case and the Allocation Percentages shall become the Revised Expected Case and Allocation Percentages, respectively.

          (C) If within 15 days of delivery by TPC One and TPC Two of TPC's Proposed Curtailment Adjustments, SECI, on the one hand, and TPC One and TPC Two, on the other hand, are unable to agree on the adjustments to the Expected Case and Allocation Percentages required pursuant to Section 3.4(c)(iv)(B) above, either shall have the right to submit the dispute to the Arbitration Procedure, which shall determine the Revised Expected Case and the Revised Allocation Percentages. Pending completion of the Arbitration Procedure, TPC's Proposed Curtailment Adjustments shall be incorporated into the Expected Case or Revised Expected Case, as applicable, and the Allocation Percentages, and the resulting Expected Case and Allocation Percentages shall become the Revised Expected Case and Allocation Percentages, respectively.

          (v)  Each document delivered by SECI to TPC One and TPC
Two pursuant to this Section 3.4(c) shall be prepared in good faith on the basis of sound financial planning practice, and the assumptions and methods of calculation employed by SECI in connection with any thereof shall be applied consistently.

          (d) Re-set of Expected Case. In the event that the Tomen Equity Contribution Date occurs prior to the Second Capital Contribution Date, upon the earlier to occur of the Second Capital Contribution Date and the date that the Construction Loan is repaid in full, each of the Expected Case (taking into account the Project's economics at the time and any adjustments for Curtailment required pursuant to Section 3.4(b)), the Allocation Percentages, and the Tomen Flip IRR shall be recalculated using the procedures set forth in Section 3.4(c) so as to demonstrate the projected receipt by the Tomen Limited Partners of a 20% After Tax Internal Rate of Return on the Second Tomen Flip Date.

          (e) Adjustment of Final Allocation Percentages. (i) If, as of the Second Tomen Flip Date, the Tomen Limited Partners shall not have received the After Tax Internal Rate of Return on the Tomen Total Equity (as defined in Exhibit B hereto) that would have been received had there been no Curtailment, the Final Allocation Percentage of the Tomen Limited Partners shall be the greater of (A) the Final Allocation Percentage applicable for the Tomen Limited Partners in the absence of this Section 3.4(e) and
(B) the Tomen Limited Partners' Middle Allocation Percentage in effect on the day preceding the Second Tomen Flip Date, and the SECI Limited Partners' Final Allocation Percentage shall be 99% minus the Tomen Limited Partners' Final Allocation Percentage determined above, which Final Allocation Percentages shall remain in effect until the Tomen Limit Partners shall have received the After Tax Internal Rate of Return that would have been received had there been no Curtailment. Thereafter, the Final Allocation Percentages shall be as otherwise provided in this Agreement.

         (ii) Any dispute regarding the subject matter of Subsection (e)(i) above shall be submitted to the Arbitration
Procedure.

          (f) Limitation on Certain Adjustments. So long as the SECI Term Loan shall be outstanding, no adjustment pursuant to
Section 3.4(b) to the Allocation Percentages after the Second Capital Contribution Date shall result in an increase to the Allocation Percentages of the Tomen Limited Partners to a percentage greater than the Capped Tomen Allocation Percentage.


                           ARTICLE IV

                          DISTRIBUTIONS

          4.1 Distributable Cash. The Managing General Partner shall distribute Distributable Cash to the Partners on each Distribution Date in the manner provided in this Article IV.

          4.2 Distributions Prior to the Second Capital Contribution Date. (a) Except as provided in Section 4.2(b), there shall be no distributions of Distributable Cash prior to the Second Capital Contribution Date. On the Second Capital Contribution Date, Distributable Cash shall be used to pay, in part, the accrued interest on, and principal of, the Construction Loans as provided in Section 4.3 of the Security Deposit Agreement.

          (b) If the Second Capital Contribution Date shall not occur on or prior to the Tomen Equity Contribution Date, after the satisfaction in full of all of the obligations of the Partnership under the Loan Documents, Distributable Cash thereafter shall be distributed on each Distribution Date to the GE Capital Limited Partner in the amounts determined pursuant to
Section 4.16 and to the Other Partners in accordance with their Allocation Percentages and otherwise pursuant to this Agreement.

          4.3  Distributions After the Second Capital
Contribution Date and Prior to the First GE Capital Flip Date. Except as provided in Sections 4.7, 4.9(c), 4.11, 4.12, 4.13,
4.14 and 13.4(c), Distributable Cash for each calendar month after the Second Capital Contribution Date (commencing with the first calendar month or part thereof to end after the Second Capital Contribution Date), on and prior to the First GE Capital Flip Date, shall (after application to the payment of the Deducted Payments) be distributed on the Distribution Date in respect of such calendar month as follows:

          (a) First, 99% to the GE Capital Limited Partner, and 1% to the Other Partners in accordance with their Allocation Percentages, until the Partners have received pursuant to this Section 4.3(a) an aggregate amount of cash in respect of such calendar month equal to the amount set forth in
     Schedule 5 (the "Level 1 Distribution"); provided, however, that the amount of Distributable Cash distributable to the GE Capital Limited Partner pursuant to this Section 4.3(a) shall be (i) decreased by (A) amounts transferred by the Partnership to the Senior Debt Service Account on such Distribution Date pursuant to the provisions of Sections 4.2(a) and (b) of the Amended and Restated Security Deposit Agreement and (B) without duplication of amounts referred to in the preceding clause (A) and to the extent not paid from amounts transferred to the Senior Debt Service Account on such Distribution Date pursuant to the provisions of Sections 4.2(a) and (b) of the Amended and Restated Security Deposit Agreement or from drawings under any Senior Debt Service Letter of Credit (as such term is defined in the Amended and Restated Security Deposit Agreement) substituted for such transferred amounts pursuant to the provisions of
     Section 4.2(a) or (b) of the Amended and Restated Security Deposit Agreement, all amounts paid and not previously deducted pursuant to this Section 4.3(a) in respect of the Deducted Payments since the preceding Distribution Date and
     (ii) increased by amounts paid by the Swap Counterparty pursuant to the Swap Agreement since the preceding Distribution Date; and

          (b)  Second, 1% to the GE Capital Limited Partner and
     99% to the Other Partners in accordance with their Allocation Percentages.

          4.4 Distributions Subsequent to the First GE Capital Flip Date and Prior to the Second GE Capital Flip Date. Except as provided in Sections 4.7, 4.9(c), 4.11, 4.12, 4.13, 4.14 and
13.4(c), after the First GE Capital Flip Date to and including the Second GE Capital Flip Date, Distributable Cash for each calendar month shall be distributed on the Distribution Date in respect of such calendar month as follows:

          (a) 15% to the GE Capital Limited Partner (but in respect of the Second GE Capital Flip Date, only that amount required for the GE Capital Limited Partner to achieve the Base Term Return plus 52 basis points); and

          (b) 85% to the Other Partners in accordance with their Allocation Percentages.

          4.5 Distributions Subsequent to the Second GE Capital Flip Date. Except as provided in Sections 4.7, 4.9(c), 4.11, 4.12, 4.13, 4.14 and 13.4(c), after the Second GE Capital Flip Date, Distributable Cash for each calendar month shall be distributed on the Distribution Date in respect of such calendar month as follows:

          (a)  5% to the GE Capital Limited Partner; and

          (b) 95% to the Other Partners in accordance with their Allocation Percentages.

          4.6 Net Cash From Sales or Refinancing. (a) Any Net Cash from Refinancing which results from the refinancing described in Section 10 of the Capital Contribution Agreement shall be distributed 100% to the GE Capital Limited Partner; provided, however, that in determining the amount of Net Cash from Sales or Refinancing to be distributed to the GE Capital Limited Partner, (i) there shall be deducted from such cash proceeds (x) the portion thereof applied by the Partnership to the repayment of the principal of, and (without duplication of amounts deemed deducted from Level 1 Distributions distributed to the GE Capital Limited Partner pursuant to Section 4.3(a)) the payment of accrued interest on and fees and other amounts in respect of, the Term Loan and any Refinancing Loan and/or Subordinated Refinancing Loan repaid in such refinancing, and (y) any amounts payable to the Swap Counterparty under the Swap Agreement in connection with such refinancing and (ii) there shall be added to such cash proceeds all amounts paid by the Swap Counterparty to the Partnership under the Swap Agreement in connection with such refinancing;

          (b)  Except as provided in Sections 4.7, 4.9(c), 4.12,
4.13 and 4.14 and 13.4(c), any Net Cash from Sales or Refinancing (other than pursuant to the refinancing referred to in Section 4.6(a) above) shall be distributed (i) 99% to the GE Capital Limited Partner and 1% to the Other Partners in accordance with their Allocation Percentages until the GE Capital Limited Partner shall have achieved its Base Term Return; (ii) any Net Cash from Sales or Refinancing in excess of the amount referred to above in clause (i) shall be distributed 15% to the GE Capital Limited Partner and 85% to the Other Partners in accordance with their Allocation Percentages until the Second GE Capital Flip Date shall have occurred; and (iii) any Net Cash from Sales or Refinancing in excess of the amount referred to above in clause
(ii) shall be distributed 5% to the GE Capital Limited Partner and 95% to the Other Partners in accordance with their Allocation Percentages, provided, however, that in determining the amount of Net Cash from Sales or Refinancing to be distributed to the GE Capital Limited Partner, (x) there shall be deducted from such cash proceeds (A) the portion thereof applied by the Partnership to the repayment of the principal of, and (without duplication of amounts deemed deducted from Level 1 Distributions distributed to the GE Capital Limited Partner pursuant to Section 4.3(a)) the payment of accrued interest on and fees and other amounts in respect of, the Term Loan and any Refinancing Loan and/or Subordinated Refinancing Loan repaid in connection with such Net Cash from Sales or Refinancing, and (B) any amounts payable to the Swap Counterparty under the Swap Agreement (other than amounts payable pursuant to Section 6(e) of the Swap Agreement) in connection with such Net Cash from Sales or Refinancing and
(y) there shall be added to such cash proceeds all amounts paid by the Swap Counterparty to the Partnership under the Swap Agreement in connection with such Net Cash from Sales or Refinancing.

          4.7 Special Event. Notwithstanding anything else contained in this Article IV (but subject to 13.4(c)), if a Special Event occurs and is continuing, Distributable Cash and Net Cash from Sales or Refinancing shall be distributed in accordance with Section 13.2(c).

          4.8 Determination of First GE Capital Flip Date and Second GE Capital Flip Date. (a) If the GE Capital Limited Partner shall receive the full amount of its distributable share of each of the scheduled Level 1 Distributions pursuant to
Section 4.3(a) on each of the scheduled Distribution Dates therefor, and not receive any Distributable Cash pursuant to Sections 4.11(b) or 13.2(c) or Net Cash From Sales or Refinancing pursuant to Section 4.6(b), the First GE Capital Flip Date shall occur upon the distribution to the GE Capital Limited Partner of the full amount of the last scheduled Level 1 Distribution. If the GE Capital Limited Partner shall not receive the full amount of its distributable share of any Level 1 Distribution on the scheduled Distribution Date therefor, or shall receive distributions of Distributable Cash pursuant to Sections 4.11(b) or 13.2(c) or shall receive Net Cash from Sales or Refinancing pursuant to Section 4.6(b), the achievement of Base Term Return and occurrence of the First GE Capital Flip Date shall be deemed to have occurred when the GE Capital Limited Partner shall have received Distributable Cash pursuant to Sections 4.3(a), 4.6(b) and 13.2(c) which, taking into account the timing and amount of each such distribution, but making no other adjustments to the assumptions used to determine the Level 1 Distributions, demonstrates the achievement of the Base Term Return. Notwithstanding the foregoing, for purposes of determining the First GE Capital Flip Date, payments made by the Swap Counterparty under the Swap Agreement shall not be taken into account.

          (b) The Second GE Capital Flip Date shall occur when the GE Capital Limited Partner shall have received Distributable Cash pursuant to Sections 4.3(a), 4.4, 4.6(b), 4.11 and 13.2(c) which, taking into account the timing and amount of each such distribution, disregarding any write-off of any portion of the GE Capital Limited Partner's investment assumed for purposes of determining the achievement of the Base Term Return but making no other adjustments to the assumptions used to determine the Level 1 Distributions (including, without limitation, the calculation of such distributions on a quarterly basis), demonstrates the achievement of the Base Term Return plus 52 basis points. Notwithstanding the foregoing, for purposes of determining the Second GE Capital Flip Date, payments made by the Swap Counterparty under the Swap Agreement shall not be taken into account.

          (c) If the Managing General Partner shall assert that the First GE Capital Flip Date or the Second GE Capital Flip Date shall have occurred and the GE Capital Limited Partner shall dispute such assertion, the Managing General Partner may request (and at the direction of any Tomen Limited Partner shall request) that the non-occurrence of the First GE Capital Flip Date or the Second GE Capital Flip Date, as the case may be, be verified by GE Capital's independent certified public accountants, which verification shall be at the expense of the Partnership unless GE Capital's independent certified public accountants shall verify that the First GE Capital Flip Date or Second GE Capital Flip Date, as the case may be, has occurred, in which case verification shall be at the expense of the GE Capital Limited Partner. Each of the GE Capital Limited Partner, SECI, TPC One and TPC Two may confer with such accountants in connection with the verification of the occurrence or non-occurrence of the First GE Capital Flip Date and the Second GE Capital Flip Date.
Pending the outcome of the verification by GE Capital's accountants, the First GE Capital Flip Date or the Second GE Capital Flip Date, as applicable, shall be deemed not to have occurred. If GE Capital's accountants determine that the First GE Capital Flip Date or the Second GE Capital Flip Date, as applicable, has occurred, amounts distributed to the GE Capital Limited Partner in excess of the amounts necessary to cause the First GE Capital Flip Date or the Second GE Capital Flip Date to occur, as the case may be, shall be credited against amounts subsequently distributable to the GE Capital Limited Partner hereunder.

          4.9 Determination of First Tomen Flip Date. (a) (i) SECI General shall reasonably determine whether and when the First Tomen Flip Date occurs. If SECI General determines that the First Tomen Flip Date has occurred (such date, the "Determination Date"), SECI General shall promptly notify the Tomen Limited Partners thereof and within 60 days of the end of the calendar year in which the Determination Date occurs SECI General shall provide the Tomen Limited Partners with a written report describing any true-up required (calculated using Final Tax Figures and as provided in paragraph (c) below) and providing the calculations by which the Determination Date and any true-up were determined, which report shall separately state the following:

          (A) the amount of Capital Contributions made by the Tomen Limited Partners and the dates of such Capital
     Contributions;

          (B) the amount and timing of all distributions of Distributable Cash (with such timing being determined pursuant to the definition of After-Tax Cash Flow);

          (C)  the amount and timing of the Tomen Limited
     Partners' Imputed Tax Benefits;

          (D)  the amount and timing of the Tomen Limited
     Partners' Imputed Tax Costs; and

          (E) the Tomen Limited Partners' After-Tax Cash Flow and the Tomen Limited Partners' After-Tax Internal Rate of
     Return as of such date.

         (ii) If the Determination Date occurs before July 1st of a calendar year, then within 30 days after the Determination Date, SECI General shall also provide a report, substantially similar to the report required in Section 4.9(a)(i) above showing any true-up required (calculated using taxes estimated pursuant to the Tax Assumptions and as provided in paragraph (c) below).

        (iii) Any such notice and report from SECI General pursuant to this Section 4.9 shall be signed by an officer of SECI General who shall certify that SECI General's calculations have been made pursuant to and in compliance with this Agreement based upon information in the possession of SECI General at such time. Except as otherwise provided in Section 4.9(b), SECI General's determination of the First Tomen Flip Date shall be presumed to be correct.

          (b) If, after receiving any report required by Section 4.9(a), TPC One or TPC Two, on behalf of the Tomen Limited Partners, reasonably and in good faith disagrees with the conclusion of SECI General with respect to the Determination Date or any proposed true-up, and so notifies SECI General in writing within 60 days of receipt of such report, management personnel of each of SECI General and TPC One or TPC Two, on behalf of the Tomen Limited Partners, shall promptly confer and attempt in good faith to expeditiously resolve such dispute. If SECI General and TPC One or TPC Two, are unable to resolve such dispute in a mutually satisfactory manner within 30 days of the receipt by SECI General of TPC One's or TPC Two's notice of disagreement, the parties shall submit (together with their respective calculations relating thereto) the matter to an independent nationally recognized certified public accounting firm or such other Person, in either case as shall be selected by SECI General and reasonably acceptable to TPC One and TPC Two (the "Arbiter"), and the Arbiter shall determine the amount of the true-up then due. Each party shall promptly provide the Arbiter with all information necessary to make such determination and each of SECI General and the Tomen Limited Partners agree to be bound by the determination of the Arbiter. Absent other agreement by the parties, the arbitration shall be conducted according to the rules of the American Arbitration Association. If a final determination with respect to the true-up has not been made by the Arbiter within 30 days of submission of the matter to the Arbiter, such portion of the Distributable Cash thereafter distributed to the SECI Limited Partners on account of the purported occurrence of the First Tomen Flip Date shall be placed in an escrow account upon terms and conditions mutually acceptable to the SECI Limited Partners and TPC One and TPC Two until such final determination shall be made. SECI General and the Tomen Limited Partners agree to make every reasonable effort to facilitate the final determination of the Arbiter within 30 days of submission. The costs (including reasonable legal and accounting fees and the costs of the Arbiter) of such arbitration shall be allocated by the Arbiter in accordance with the respective merits of each party's position.

          (c) The "true-up" referred to in this Section shall be a distribution to the Tomen Limited Partners or to the SECI Limited Partners of Distributable Cash that would otherwise be distributed to one or the other of them under Section 4.3 without giving effect to this Section 4.9(c). The amount so distributed will be treated as a guaranteed payment pursuant to Section 707(c) of the Code and as taxable income to the recipient(s) with a corresponding deduction in the same amount to the Partnership, allocated to the non-recipient Other Partner(s). Such distribution or distributions shall be made as quickly as possible after the Arbiter determines that a true-up is required, provided, that any true-up specified in the SECI General report or otherwise agreed by SECI General to be owed shall be paid pending resolution of any dispute. In the case of a true-up in favor of the Tomen Limited Partners, the amount of such distribution or distributions shall be the amount of cash that would have been required to have been paid to the Tomen Limited Partners on the Determination Date to cause the First Tomen Flip Date actually to have occurred on such date, assuming all other factors remain unchanged including the allocation of Operating Profits and Operating Losses. In the case of a true-up in favor of the SECI Limited Partners, the amount of such distribution or distributions shall be the amount of Distributable Cash distributed to the Tomen Limited Partners at the Initial Allocation Percentages on or before the Determination Date in excess of the amount that the Tomen Limited Partners would have received if the Determination Date had actually occurred on the First Tomen Flip Date. For purposes of calculating the true-up and allocating Operating Profits and Operating Losses for the calendar year in which the Determination occurs, Operating Profits and Operating Losses shall be allocated among the Other Partners in the same proportion as Distributable Cash was allocated for the entire such year. For purposes of calculating the true-up and the Tomen Flip IRR, it shall be assumed that Imputed Tax Costs and Imputed Tax Benefits, as determined based on Final Tax Figures, accrued ratably over the calendar year in which the Determination Date occurred and were recognized by the Tomen Limited Partners at the end of each fiscal quarter during such year. The amount determined pursuant to the preceding sentences shall be increased by (i) interest, in the case of a true-up in favor of the Tomen Limited Partners, at a pre-tax rate of 20 percent compounded semi-annually, and in the case of a true-up in favor of the SECI Limited Partners, at a pre-tax rate of 10 percent compounded semi-annually, calculated from the Determination Date to the date actually paid and (ii) a tax gross-up so as to provide the recipient Partner with such amount including interest after the deemed payment of federal income taxes in respect of such amount including interest and the tax gross-up at the rate provided in the Tax Assumptions.

          4.10 Tomen Audit Adjustments. If the IRS proposes an audit adjustment (via a 30-day letter or other similar document) with respect to the Partnership or the Tomen Limited Partners that would increase the Imputed Tax Costs or decrease the Imputed Tax Benefits of the Tomen Limited Partners, SECI General shall seek to obtain an opinion from independent tax counsel selected by SECI General and reasonably acceptable to the Tomen Limited Partners that the basis in law and fact in favor of the Partnership's position with respect to the item proposed to be adjusted outweighs the basis in law and fact to the contrary. If an opinion to such effect is obtained within 25 days of such proposal, then the Allocation Percentages of the Other Partners shall continue to be determined in accordance with the other provisions of this Agreement until such time as the matter proposed to be adjusted shall be finally determined. At the time of such final determination, a calculation shall be made with respect to the Tomen Limited Partners After-Tax Internal Rate of Return (taking into account the Imputed Tax Benefits or Imputed Tax Costs arising as a result of the determination) and, if such calculation shall establish that the Tomen Limited Partners' After-Tax Internal Rate of Return is less than that which was necessary to have caused the First Tomen Flip Date to occur, the Allocation Percentage of each Tomen Limited Partner shall revert to such Partner's Initial Allocation Percentage. If SECI General shall fail to obtain, within such 25-day period, an opinion from independent tax counsel selected by SECI General and reasonably acceptable to the Tomen Limited Partners that the basis in law and fact in favor of the Partnership's position with respect to the item proposed to be adjusted outweighs the basis in law and fact to the contrary, then on such date a calculation shall be made with respect to the Tomen Limited Partners' After-Tax Internal Rate of Return (taking into account the Imputed Tax Cost or Imputed Tax Benefits arising as a result of the proposed adjustment, and assuming for this purpose that the item proposed to be adjusted was so adjusted on the date of the proposal) and, if such calculation shall establish that the Tomen Limited Partners' After-Tax Internal Rate of Return is less than that which was necessary to cause the First Tomen Flip Rate to occur, the Allocation Percentage of each Tomen Limited Partner shall revert to such Partner's Initial Allocation Percentage; provided, however, that at such time as the matter proposed to be adjusted is finally determined, a calculation shall be made with respect to the Tomen Limited Partners' After-Tax Internal Rate of Return (taking into account the Imputed Tax Benefits or Imputed Tax Costs arising as a result of the proposed adjustment) and the interests of the Other Partners in Distributable Cash, Operating Profits, and Operating Losses shall revert or advance, as applicable, depending on whether the First Tomen Flip Date has occurred.

          4.11 Retention of Certain Distributions. (a) Subject to the provisions of Section 4.13, on each Distribution Date occurring after the Second Capital Contribution Date, until the Base Reserve Amount shall be on deposit in the Base Reserve Account or unless the Reserve Letter of Credit shall be issued and in full force and effect, there shall be deposited in the Base Reserve Account an amount equal to 23.7% of the Distributable Cash otherwise distributable to each Other Partner on such Distribution Date pursuant to Section 4.3(b). In the event of any withdrawal from the Base Reserve Account (other than withdrawals of income or gain in excess of the Base Reserve Amount), on each Distribution Date, until the Base Reserve Account shall have been replenished by the amount of such withdrawal, there shall be deposited in the Base Reserve Account an amount equal to 98% of the Distributable Cash distributable to each Other Partner on such Distribution Date pursuant to Section 4.3(b).

          (b) Subject to the provisions of Section 4.13, in the event that the Ratio for any Quarterly Period ending prior to the First GE Capital Flip Date shall be less than the respective ratios set forth below, a portion of the Distributable Cash otherwise distributable to each Other Partner pursuant to Section 4.3(b) in respect of each of the third Distribution Date in such Quarterly Period and the first and second Distribution Dates in the immediately succeeding Quarterly Period, in each case corresponding to the percentage set forth opposite each such ratio shall not be distributed to such Other Partner on each such Distribution Date but shall instead be transferred to and retained in the Distribution Reserve Account and applied in the manner set forth in the Amended and Restated Security Deposit
Agreement:

                                             Percentage of
                                             Distributable
             Ratio                           Cash Retained

          1.40 to 1.00                            20%
          1.30 to 1.00                            25%
          1.20 to 1.00                            98%

          (c) Subject to the provisions of Section 4.13, until, as of any Distribution Date occurring on or after the date twelve years after the Date of Commercial Operation, the amount on deposit in the Letters of Credit Reserve Account is equal to or greater than the Letters of Credit Required Balance as of such Distribution Date, 98% of the amount of Distributable Cash to be distributed to each Other Partner pursuant to Section 4.3(b) on such Distribution Date that corresponds to each such Other Partner's allocable share of the Letters of Credit Required Contribution (determined by multiplying the Letters of Credit Required Contribution by the Allocation Percentage of each Other Partner in such Distributable Cash) shall not be distributed to each such Other Partner on such Distribution Date but shall instead be transferred to and retained in the Letters of Credit Reserve Account and applied as provided in the Amended and Restated Security Deposit Agreement.

          (d) In the event that, but for the provisos to any of Sections 13.1(b), (c), (d), (f) or (m), or, in the case of clause
(ii) of Section 13.1(t), but for the lapse of either the 180 day or 30 day periods referred to therein, a Special Event would occur and be continuing, 98% of the Distributable Cash otherwise distributable to such Other Partner pursuant to Section 4.3(b) on each Distribution Date shall not be currently distributed to such Other Partner but shall be transferred to and retained in the Retention Account and applied in the manner set forth in the Amended and Restated Security Deposit Agreement.

          4.12 Tax Indemnity. Notwithstanding anything else contained herein, if a Tax Indemnity Event occurs with respect to a taxable year that ends on or prior to, or that includes, the First GE Capital Flip Date, then an amount of Distributable Cash that would otherwise have been distributed to SECI General and the SECI Limited Partners under this Article IV for any calendar month after application of Distributable Cash in accordance with
Section 4.11 shall instead be distributed to the GE Capital Limited Partner until the balance of the Tax Indemnity Amount equals zero.

          4.13 Distributions in Respect of Additional Capital Contributions Made Pursuant to Section 8.3. If one or more Limited Partners shall have made Capital Contributions pursuant to Section 8.3, 100% of the Distributable Cash distributable to the Other Partners pursuant to Sections 4.3, 4.4 and 4.5 shall be (after distribution of any Distributable Cash pursuant to Section 4.14) distributed as follows:

          (a) If a SECI Term Loan is outstanding, (i) first, to the Other Limited Partners who made Capital Contributions pursuant to Section 8.3, an amount equal to the amount of such Capital Contributions, up to an aggregate maximum amount of distributions under this Section 4.13(a)(i) equal to $32,000,000, pro rata in accordance with their funding of such Capital Contributions, (ii) second, to the Other Partners in accordance with Section 4.3, 4.4 and 4.5 until SECI shall have received an amount sufficient to enable SECI to pay all amounts then currently due in connection with the SECI Term Loan, whether such amounts are due by acceleration or otherwise, and to deposit all amounts then currently required to be deposited in the SECI Debt Service Account pursuant to the Amended and Restated Security Deposit Agreement, (iii) third, to the Other Limited Partners who made Capital Contributions pursuant to Section 8.3, an amount equal to the amount of such Capital Contributions in excess of the amount distributed pursuant to Section 4.13(a)(i), together with the return on the amount of the Capital Contributions under Section 4.13, calculated as provided in Section 8.3, pro rata in accordance with the total amount then due to each such Other Limited Partner, and (iv) fourth, to the Other Partners in accordance with Sections 4.3, 4.4 and 4.5; and

          (b) if no SECI Term Loan is outstanding, (i) first, to the Other Limited Partners who made Capital Contributions pursuant to Section 8.3, an amount equal to the amount of such Capital Contributions together with the return thereon calculated as provided in Section 8.3, pro rata in accordance with the amount then due to each such Other Limited Partner, and (ii) second, to the Other Partners in accordance with Sections 4.3, 4.4 and 4.5.

          4.14 Distributions in Respect of Section 8.5. If any Tomen Limited Partner shall be entitled to receive distributions pursuant to Section 8.5, 50% of the Distributable Cash distributable to the Other Partners pursuant to Sections 4.3, 4.4 and 4.5 shall not be distributed to the Other Partners in accordance with Sections 4.3, 4.4 and 4.5, but instead (and prior to the distribution of any Distributable Cash pursuant to Section 4.13) shall be distributed to such Tomen Limited Partner(s) until such Partner(s) shall have received distributions of Distributable Cash pursuant to this Section 4.14 in an amount equal to the amount due pursuant to Section 8.5.

          4.15 Optional Prepayments of the Term Loan or any Refinancing Loan. In the event that the GE Capital Limited Partner shall be entitled to receive amounts of Distributable Cash, from time to time, pursuant to Section 4.11(b) or 13.2(c) in excess of the scheduled Level 1 Distributions or any Net Cash From Sales or Refinancings pursuant to Section 4.6(b) or 13.2(c) (an "Excess Distribution"), the Excess Distribution shall be distributed to the GE Capital Limited Partner unless the Excess Distribution would cause any of the notional amounts set forth on
Schedule 10, as adjusted to take into account the distribution of the Excess Distribution to the GE Capital Limited Partner, to be less than the outstanding principal balance of the Term Loan and any Refinancing Loan or Subordinated Refinancing Loan on any such date, in which case the Excess Distribution shall not be distributed to the GE Capital Limited Partner, but instead shall be applied to the optional prepayment of the Term Loan and/or any Refinancing Loan or Subordinated Refinancing Loan. Any amount distributed to the GE Capital Limited Partner pursuant to Section
4.11 with respect to which Operating Profits were allocated to the Other Partners pursuant to Section 5.1 shall be treated as a guaranteed payment pursuant to Section 707 of the Code, and as taxable income to the GE Capital Limited Partner with a corresponding deduction in the same amount allocated to the Other Partners.

          4.16 Failure to Make Second Capital Contribution. If the GE Capital Limited Partner shall not make the additional capital contributions specified in Section 2(a)(ii) of the Capital Contribution Agreement on or prior to the Construction Loan Maturity Date, the Limited Partnership Interest held by the GE Capital Limited Partner after the Construction Loan Maturity Date shall be converted into an interest that is entitled to 9/334ths (or such greater numerator over the sum of the GE Capital Limited Partner's cash capital contributions and the Tomen Limited Partners' cash capital contributions if the GE Capital Limited Partner has at such time contributed more than $900,000 to the Partnership) and the Other Partners shall be entitled to a fraction equal to 1 minus such fraction of the entitlements to Distributable Cash, items of taxable income, gain, loss and deductions under this Agreement.

          4.17 Treatment of Amounts Distributed To GE Capital Limited Partner Pursuant to Amended and Restated Security Deposit Agreement. The parties agree that any amounts withdrawn by the GE Capital Limited Partner pursuant to Section 4.2(a) or (b) of the Amended and Restated Security Deposit Agreement that are later drawn under the Senior Debt Service Letter of Credit shall be treated for income tax purposes as an interest free loan from the Partnership to the GE Capital Limited Partner that is repaid to the Partnership by the GE Capital Limited Partner upon the making of such drawing under the Senior Debt Service Letter of Credit and then paid by the Partnership to the Lenders under the Loan Agreement.

          4.18  Treatment of Amounts Transferred to SECI Reserve
Account and SECI Debt Service Account.  For all purposes of this
Agreement, amounts which are transferred into the SECI Reserve
Account or the SECI Debt Service Account shall be deemed distributed to the General Partner.

          4.19 Treatment of Amounts Transferred to Steam Reserve Account. For purposes of Article V of this Agreement, amounts which are transferred into the Steam Reserve Account and not distributed in the same tax year shall be deemed distributed to the Partners in such proportion as such amounts would have been distributed if no such transfer to such Account occurred.


                            ARTICLE V

            ALLOCATION OF CERTAIN PROFITS AND LOSSES
                    FOR BOOK AND TAX PURPOSES

          5.1  Operating Profits.  Except as provided in Section
13.2(c), Operating Profits of the Partnership shall be allocated between the GE Capital Limited Partner and the Other Partners as follows:

          (a) First, to the GE Capital Limited Partner and the Other Partners so as to match Distributable Cash received by such Partners over the term of the Partnership pursuant to Sections 4.3(a), 4.7 and 13.2(c) (treating (i) any amounts treated as guaranteed payments to the GE Capital Limited Partner under the last sentence of Section 4.15 and (ii) any amounts transferred to the GE Capital Limited Partner pursuant to Section 4.2(a) or (b) of the Amended and Restated Security Deposit Agreement as other than distributions of Distributable Cash, which are not to be matched with allocations of Operating Profits). The ratio in which Operating Profits are allocated pursuant to this
     Section 5.1(a) for any given year shall equal the ratio of the excesses, with respect to the GE Capital Limited Partner and the Other Partners, of Distributable Cash received during the term of the Partnership pursuant to such Sections over Operating Profits previously allocated pursuant to this
     Section 5.1(a) during the term of the Partnership.

          (b) Second, 100% to the GE Capital Limited Partner, out of Operating Profits that would otherwise have been allocated to the Other Partners, until it has been allocated on a cumulative basis an amount of Operating Profits pursuant to this Section 5.1(b) equal to the aggregate amount of Distributable Cash it has received over the term of the Partnership pursuant to Section 4.12.

          (c) Third, 99% to the Other Partners and 1% to the GE Capital Limited Partner until the Partners have been allocated on a cumulative basis an amount of Operating Profits equal to the aggregate amount of Distributable Cash received over the term of the Partnership pursuant to
     Section 4.3(b) and to Sections 4.11, 4.13 and 4.14 (to the extent they relate to distributions that would otherwise be made pursuant to Section 4.3(b)), for this purpose treating any Distributable Cash deposited (and not distributed in the same year) in the Senior Debt Service Account, the Base Reserve Account, the Letters of Credit Reserve Account, the Distribution Reserve Account and the Retention Account from amounts otherwise distributable pursuant to Section 4.3(b) as having been distributed to the Other Partners in the proportions such amounts would have been distributed to the Other Partners if actually distributed.

          (d) Fourth, 85% to the Other Partners and 15% to the GE Capital Limited Partner until the Partners have been allocated on a cumulative basis pursuant to this Section 5.1(d) an amount of Operating Profits equal to the aggregate amount of Distributable Cash received over the term of the Partnership pursuant to Section 4.4 and Sections 4.13 and
     4.14 (to the extent they relate to distributions that would otherwise be made pursuant to Section 4.4).

          (e) Fifth, 95% to the Other Partners and 5% to the GE Capital Limited Partner until the Partners have been allocated on a cumulative basis an amount of Operating Profits equal to the aggregate amount of Distributable Cash received over the term of the Partnership pursuant to
     Section 4.5 and Sections 4.13 and 4.14 (to the extent they relate to distributions that would otherwise be made pursuant to Section 4.5).

          (f) Sixth, prior to the Second Capital Contribution Date, 73% to the GE Capital Limited Partner and 27% to the Other Partners, and thereafter, until the earlier of the taxable year that includes the First GE Capital Flip Date and the taxable year that includes the fourteenth anniversary of the Second Capital Contribution Date, to the extent Operating Profits in any taxable year exceed the amounts to be allocated pursuant to paragraphs (a) through
     (f) above, the excess to the GE Capital Limited Partner and the Other Partners in accordance with the relative Capital Contributions of the GE Capital Limited Partner and the Tomen Limited Partners (reducing the GE Capital Limited Partner's Capital Contribution by any amount received as a distribution pursuant to Section 4.6(a) and ignoring any Capital Contribution of SECI); provided, however, that, subject to the succeeding proviso, the allocation of such excess Operating Profits shall not be less than 73% to the GE Capital Limited Partner or more than 27% to the Other Partners, and provided further that notwithstanding the 73%/27% limitation the Other Partners will be allocated an amount of such Operating Profits that would otherwise be allocated to the GE Capital Limited Partner in an amount, on a cumulative basis pursuant to this Section 5.1(f), equal to the amount, if any, of Depreciation with respect to the Noncontributed Assets that has been allocated to the Other Partners pursuant to Section 5.3(c), in the first year or years that the amount of Operating Profits in excess of Distributable Cash allocated to the GE Capital Limited Partner pursuant to this paragraph (f) would exceed the amount necessary for the GE Capital Limited Partner to have sufficient Capital Account to utilize the Depreciation to be allocated to the GE Capital Limited Partner for such year or years pursuant to Section 5.3(b)(i).

          (g)  Seventh, notwithstanding paragraphs (a) through
     (f) hereof, beginning in the earlier of the taxable year that includes the First GE Capital Flip Date and the taxable year that includes the fourteenth anniversary of the Second Capital Contribution Date, Operating Profits, to the extent necessary after taking into account the allocation of Depreciation pursuant to Section 5.3(d), shall be allocated to the GE Capital Limited Partner and the Other Partners so that, if the Partnership were to liquidate at the end of the year with respect to which the allocations are being made, to the extent possible, the Capital Accounts of the GE Capital Limited Partner and the Other Partners would be in ratios that correspond to the relative amounts to which the GE Capital Limited Partner and the Other Partners would be entitled if the remaining assets of the Partnership were distributed in payment of (i) any amounts not distributed pursuant to Section 4.3(a) and then (ii) the amounts described in Section 4.4 and then (iii) the amounts described in Section 4.5.

          5.2  Operating Losses.  Operating Losses of the
Partnership shall be allocated among the Partners in the same manner as Depreciation with respect to the Noncontributed Assets described in Section 5.3.

          5.3 Depreciation. (a) If a taxable year of the Partnership ends after the Initial Capital Contribution Date and before the Second Capital Contribution Date, Depreciation with respect to the Noncontributed Assets for such taxable year shall be allocated 73% to the GE Capital Limited Partner and 27% to the Other Partners; provided that any Depreciation which if allocated pursuant to such ratio would reduce the Capital Accounts of the Other Partners below zero while the Capital Account of the GE Capital Limited Partner is positive will be reallocated to the GE Capital Limited Partner until its Capital Account equals zero.

          (b)  Except as provided in Section 5.3(a), 5.3(c) or
5.3(d), Depreciation with respect to the Noncontributed Assets shall be allocated as follows:

          (i) First, so long as the Other Partners and the GE Capital Limited Partner have positive Capital Account balances, to the Other Partners and the GE Capital Limited Partner so that, to the extent possible, cumulative Depreciation with respect to the Noncontributed Assets (including for this purpose Depreciation allocated pursuant to paragraph (a), but assuming that any allocations made pursuant to paragraph (c) were in fact not made) is allocated in accordance with the ratios of the relative Capital Contributions of the Tomen Limited Partners and the GE Capital Limited Partner (reducing the GE Capital Limited Partner's Capital Contribution by any amount received as a distribution pursuant to Section 4.6(a) and ignoring any Capital Contribution by SECI); provided, however, that, subject to paragraphs (c) and (d), the allocation of such cumulative Depreciation shall not be less than 73% to the GE Capital Limited Partner or more than 27% to the Other Partners.

         (ii) Second, any Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Sec. 1.704-2(j).

        (iii) Third, to the extent of the Nonrecourse Deductions, to the Other Partners and the GE Capital Limited Partner in accordance with the ratios of their actual total cash investments (debt and equity) in the Partnership as of the Second Capital Contribution Date (as adjusted by any refinancing pursuant to Section 4.6(a)).

          (c)  Notwithstanding Section 5.3(b)(i), any
Depreciation in any year which if allocated pursuant to Section 5.3(b)(i) would reduce the Adjusted Capital Account of the GE Capital Limited Partner below zero without regard to any possible allocation pursuant to Section 5.12(b) while the Capital Accounts of the Other Partners are positive will be reallocated to the Other Partners until their Capital Accounts equal zero.

          (d) Beginning in the earlier of the taxable year that includes the First GE Capital Flip Date and the taxable year that includes the fourteenth anniversary of the Second Capital Contribution Date, Depreciation with respect to the Noncontributed Assets, and, to the extent necessary, Operating Profits pursuant to Section 5.1(g), shall be allocated to the GE Capital Limited Partner and the Other Partners so that, if the Partnership were to liquidate at the end of the year with respect to which the allocations are being made, to the extent possible, the Capital Accounts of the GE Capital Limited Partner and the Other Partners would be in ratios that correspond to the relative amounts to which the GE Capital Limited Partner and the Other Partners would be entitled if the remaining assets of the Partnership were distributed in payment of (i) any amounts not distributed pursuant to Section 4.3(a) and then (ii) the amounts described in Section 4.4 and then (iii) the amounts described in
Section 4.5.

          (e) Any Depreciation with respect to the Contributed Assets shall be allocated 100% to the Other Partners unless such Depreciation constitutes a Partner Nonrecourse Deduction, in which case such Partner Nonrecourse Deduction shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Sec. 1.704-2(j).

          5.4 Gains and Losses. Upon the sale, transfer or other disposition of any property, any Gain or Loss realized by the Partnership shall be allocated so that, to the extent possible, if there were an immediate liquidation of the Partnership, proceeds would be distributed in accordance with the Partners' Capital Account balances, as follows:

          (a)  First, 99% to the GE Capital Limited Partner and
     1% to the Other Partners until the GE Capital Limited
     Partner would have received the amount required for the First GE Capital Flip Date to have occurred.

          (b)  Second, 85% to the Other Partners and 15% to the
     GE Capital Limited Partner until the GE Capital Limited
     Partner would have received the amount required for the Second GE Capital Flip Date to have occurred.

          (c)  Third, 95% to the Other Partners and 5% to the GE
     Capital Limited Partner.

          5.5 Allocation Among the Other Partners. For purposes of this Article V, items to be allocated among the Other Partners shall be allocated as follows:

          (a) Depreciation with respect to the Noncontributed Assets shall be initially allocated to the Tomen Limited Partners and Depreciation with respect to the Contributed Assets shall be initially allocated to SECI; provided, however, that if such allocations would result in Capital Account balances that differ from those provided for pursuant to paragraph (b), after taking into account the allocations made pursuant to paragraph (b), then an amount of Depreciation with respect to the Contributed Assets shall instead be allocated to the Tomen Limited Partners, or an amount of Depreciation with respect to the Noncontributed Assets shall instead be allocated to SECI, so that the Capital Accounts of the Other Partners satisfy the requirements of paragraph (b).

          (b) Operating Income, Operating Loss, Gain and Loss shall be allocated among the Other Partners so that after taking into account the initial allocations of Depreciation pursuant to paragraph (a) above then, to the extent possible, their Adjusted Capital Accounts remain at all times in the ratios of relative Initial Allocation Percentages, provided however, that if SECI has an Adjusted Capital Account balance at least equal to the lesser of (x) the greater of (i) the outstanding amount of the SECI Term Loan (plus any amounts that SECI may draw on the SECI Term Loan) and (ii) the principal amount of the SECI Term Loan that would have been outstanding pursuant to the Expected Case or
(y) SECI's Initial Allocation Percentage times the total SECI and Tomen Adjusted Capital Amount balances, then items will be allocated so that, to the extent possible, and subject at all times to the requirement that SECI's Adjusted Capital Account at least equals the lesser of (x) and (y) above, the Tomen Limited Partners adjusted Capital Account balance will equal the sum of the amount necessary to provide the Tomen Limited Partners their base return plus the product of Tomen's Final Allocation Percentage times the Excess SECI/Tomen Adjusted Capital Account.

          5.6 Qualified Income Offset. Notwithstanding anything herein to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Regulations Section 1.704-1, there shall be specially allocated to such Partner such items of Partnership income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Adjusted Capital Account caused or increased by such adjustments, allocations or distributions.

          5.7 Minimum Gain Chargeback. Notwithstanding any other provision in this Article V, if there is a net decrease in Partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulation Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulation Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 5.7 is intended to comply with the minimum gain chargeback requirements in such Regulation Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

          5.8 Curative Allocations. The allocations set forth in Sections 5.6, 5.7 and 5.12(b) are intended to comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this Article V (other than Sections 5.6, 5.7 and 5.12(b)), allocations that have taken place pursuant to Sections 5.6, 5.7 and 5.12(b) shall be taken into account in allocating other Operating Profits, Operating Losses, Depreciation and other items, so that, to the extent possible, the net amount of such other allocations and the Sections 5.6, 5.7 and 5.12(b) allocations to each Partner shall equal the net amount that would have been allocated to each Partner if the Sections 5.6, 5.7 and 5.12(b) allocations had not occurred.

          5.9 Section 754 Adjustments. (a) To the extent an adjustment to the adjusted tax basis of any property of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treas. Reg 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital
Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such a basis) and such gain or loss shall be specially allocated to the General Partner and Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations. If an adjustment is not required to be taken into account in determining Capital Accounts, the effect of the adjustment on the Partner's share of items of taxable income, gain, loss and deduction similarly shall not be taken into account in determining Capital Accounts.

          (b) With respect to its first taxable year, and thereafter at any time at the request of any Partner if the initial election is revoked or rendered ineffective for any reason, the Partnership shall make the election described in
Section 754 of the Code to adjust the basis of the partnership property. Each Partner will furnish to the Partnership all information necessary to give effect to such elections.

          5.10  Tax Allocations.  Except as provided in Section
5.11, for income tax purposes each item of income, gain, loss and deduction shall be allocated in the same manner as the corresponding book item is allocated for Capital Account purposes.

          5.11 Property Subject to 704(c) and 704(b). In the case of any Partnership asset the Gross Asset Value of which differs from its adjusted tax basis, income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, be allocated in accordance with the principles of Code Sections 704(b) and 704(c) to take account of such difference.

          5.12 Gross Income Allocation. (a) To the extent all or any portion of any payment by the Partnership to any payee that is deducted or capitalized by the Partnership for tax purposes is treated as a non-deductible distribution, such payee will be allocated an amount of gross income in the period the deduction would have been taken, or in the case of a capitalized payment, in the periods in which depreciation or amortization deductions would have been taken with respect to such capitalized amount (or in the next succeeding periods to the extent there is insufficient gross income in any such period) equal to the amount of the deduction.

          (b) Except as provided in Section 5.3(c), in the event any Partner has a deficit Capital Account at the end of any Partnership taxable year that is in excess of the sum of (i) the amount the Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Section 1.704-1(b)(4)(iv)(f) and (ii) the amount the Partner would be deemed to be obligated to restore if Partner Nonrecourse Deductions were treated as Nonrecourse Deductions, the Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (b) shall be made only if and to the extent that the Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made.

          5.13 Limitations. Notwithstanding anything to the contrary in this Article V, no allocation under this Article V shall be made to a Partner that would cause such Partner to have, or that would increase, a deficit in its Adjusted Capital
Account.

          5.14 SECI General's Share. It is the intent of the Partners that SECI General shall be allocated 1% of each item of Partnership income, gain, loss, deduction and credit (other than Depreciation with respect to the Noncontributed Assets). To the extent that SECI General would not otherwise be allocated 1% of such items in any year pursuant to the terms of this Article V, an amount of such items shall be reallocated from first, the SECI Limited Partner, and then, if necessary, the Other Limited Partners, to SECI General in an amount sufficient to give SECI General a 1% allocation.

          5.15 Distributions and Allocations Among Partners. If a Partnership Interest has been transferred during a taxable year as permitted under this Agreement, allocations shall be made among the transferor(s) and transferee(s) as follows:

          (i) Operating Profits or Operating Losses for such year allocable to such Limited Partnership Interest shall be shared by the transferor(s) and transferee(s) in proportion to the number of days during such year that each Person held the Limited Partnership Interest; and

         (ii) Gain or Loss, if any, during such year allocable to such Limited Partnership Interest shall be allocated to the Person that holds the Limited Partnership Interest on the day that the disposition of the property occurs.

          For purposes of this Section 5.15, a Partnership
Interest shall be deemed to be held by the transferor for the day of transfer.

          5.16 Special Allocation. Any Partner that is treated as paying interest to the Partnership pursuant to the terms of
Section 7872 of the Code shall be specially allocated the corresponding interest income.


                           ARTICLE VI

       BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX MATTERS

          6.1 Books and Records. Proper and complete records and books of account for the Partnership shall be kept by the Managing General Partner in which shall be appropriately entered all transactions and other matters related to the Partnership's business as are usually entered into records and books of account maintained by partnerships engaged in businesses of like character. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the inspection and examination of any Partner or its duly authorized representatives at all reasonable times. The Partnership will be on the accrual method for both tax and accounting purposes.

          6.2  Information Kept by Managing General Partner.  The
Managing General Partner shall keep at the principal office of the Partnership all the following:

          (a) A current list of the full name and last known business or residence address of each Partner together with the Capital Contribution of each Partner;

          (b) a copy of the original Certificate of Limited Partnership and all certificates of amendment thereto and restatements thereof, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

          (c) copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (d) copies of this Agreement and all amendments hereto and restatements hereof;

          (e) financial statements of the Partnership for the six most recent fiscal years;

          (f) the Partnership's books and records as they relate to the internal affairs of the Partnership for at least the current and past three fiscal years including, without limitation, true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each Partner became a partner of the Partnership; and

          (g) all other material information received by the Managing General Partner from or with respect to the Partnership.

          6.3 Fiscal Year. The fiscal and taxable year of the Partnership shall end on December 31st of each year.

          6.4 Partnership Funds. (a) For so long as the Security Deposit Agreement is in effect, the funds of the Partnership shall be deposited in the relevant accounts maintained by the Security Agent pursuant to the Security Deposit Agreement, and be invested in such interest-bearing or non-interest-bearing investments as are specified therein. All withdrawals from any such accounts shall be made in accordance with the terms of the Security Deposit Agreement. Any funds withdrawn from the Revenue Account (as defined in the Security Deposit Agreement) pursuant to Section 4.1(a) of the Security Deposit Agreement shall be deposited in a separate bank account of the Partnership, be invested from time to time only in such Permitted Investments as may be determined by the Managing General Partner and be used solely for the payment of expenses set forth in the then-effective Operating Budget.

          (b) Partnership funds shall not be commingled with those of any other Person.

          6.5 Tax Accounting Matters. The Partnership's Capital Accounts and its books and records related thereto shall be maintained in accordance with the accounting methods used in preparing the Partnership's Federal income tax return notwithstanding the fact that the Partnership shall also maintain books and records in accordance with GAAP.

          6.6  Financial Statements.  (a)  The Managing General
Partner shall furnish or cause to be furnished to each other
Partner:

          (i) as soon as available, but in any event within 120 days after the end of each fiscal year of each Reporting Participant, a copy of the balance sheet of such Reporting Participant as of the end of such fiscal year and the related statements of income, retained earnings (or partners' capital) and changes in cash flows of such Reporting Participant for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified without qualification or exception as to the scope of its audit by Deloitte & Touche or other independent public accountants of national standing selected by the Managing General Partner reasonably acceptable to the GE Capital Limited Partner; and

         (ii) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year (other than the last quarterly period of each such fiscal year) of each Reporting Participant, the unaudited balance sheet of such Reporting Participant as of the end of such quarterly period and the related unaudited statements of income and retained earnings (or partners' capital) and changes in cash flows of such Reporting Participant for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the previous period, certified by a Responsible Officer of such Reporting Participant (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

          (b)  Certificates; Other Information.  The Managing
General Partner shall furnish or cause to be furnished:

          (i) to the GE Capital Limited Partner (with respect to periods ending prior to the First GE Capital Flip Date) and to the Tomen Limited Partners (with respect to periods ending prior to the later of the First GE Capital Flip Date and the Second Tomen Flip Date) concurrently with the delivery of the financial statements referred to in Section 6.6(a)(i), a certificate of the independent public accountants which certified such financial statements stating that (i) their examination was made in accordance with generally accepted auditing standards and, in their opinion, such financial statements fairly present the financial position, financial results of operations, and changes in Partners' capital and cash flow in accordance with GAAP consistently applied and (ii) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (A) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of this Agreement, (B) the costs and expenses were not charged in accordance with the financial and accounting provisions of this Agreement, or (C) a Special Event or of any event which, with the passage of time or the giving of notice or both, would constitute a Special Event had occurred, except as specified in such certificate;

         (ii) to the GE Capital Limited Partner (with respect to periods ending prior to the First GE Capital Flip Date) and to the Tomen Limited Partners (with respect to periods ending prior to the later of the First GE Capital Flip Date and the Second Tomen Flip Date) concurrently with the delivery of the financial statements referred to in Sections 6.6(a)(i) and (ii) a certificate of a Responsible Officer of the Managing General Partner stating that, to the best of such officer's knowledge, the Managing General Partner, during the period covered by such financial statements, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and caused the Partnership to observe and perform all of its covenants and other agreements, and satisfied every condition in the other Basic Documents to be observed, performed or satisfied by the Partnership and that such officer has obtained no knowledge of any Special Event or of any event which, with the passage of time or the giving of notice or both, would constitute a Special Event at any time during such period or on the date of such certificate and no knowledge of any default or event which, with the passage of time or the giving of notice or both, would constitute a default under any of the other Basic Documents at any time during such period or on the date of such certificate (or, if any such Special Event or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Managing General Partner or the Partnership to remedy the same);

        (iii) to the GE Capital Limited Partner (with respect to periods ending prior to the First GE Capital Flip Date) and to the Tomen Limited Partners (with respect to periods ending prior to the later of the First GE Capital Flip Date and the Second Tomen Flip Date) promptly after becoming available, but in any event within 30 days after the end of each calendar month (except the last month of each quarter), a report setting forth the power production and the revenues of the Project during such month and setting forth any extraordinary items incurred in connection with the Project but not included in the Partnership Operating Budget delivered pursuant to Section 6.6(c), together with a comparison of the projected power production and revenues of the Project for such month;

         (iv) to the GE Capital Limited Partner (with respect to periods ending prior to the First GE Capital Flip Date) and to the Tomen Limited Partners (with respect to periods ending prior to the later of the First GE Capital Flip Date and the Second Tomen Flip Date) promptly after becoming available, but in any event within 30 days after the end of each calendar quarter, a report setting forth the year-to-date revenues, operating expenses, general and administrative expenses and capital expenditures of the Partnership, together with a comparison of the Partnership Operating Budget for such period, and a projection of revenues and expenses for the remainder of the Partnership's fiscal year;

          (v) within 75 days after the end of each fiscal year, the Managing General Partner shall deliver or cause to be delivered to each Person who was a Partner at any time during such fiscal year all information necessary for the preparation of such Person's Federal income tax return, including a statement showing such Person's share of Operating Profits, Operating Losses or credits for such year for Federal income tax purposes and the amount of any distribution made to or for the account of such Person pursuant to this Agreement, and, upon the written request of any such Person made not later than 30 days after the end of each fiscal year, any information necessary for the preparation of any state and local income tax returns which must be filed by such Person;

         (vi)  promptly after the filing thereof, the "Annual
     Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Partnership;

        (vii) with respect to any Single Employer Plan adopted or amended by the Partnership or SECI or any Commonly Controlled Entity on or after the Initial Capital Contribution Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

       (viii) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Partnership pursuant to any Basic Document;

         (ix)  with respect to periods ending prior to the First
     GE Capital Flip Date, copies of each Governmental Approval or other consent or approval obtained or made by the Partnership; and

          (x) with respect to periods ending prior to the First GE Capital Flip Date, promptly, such additional financial and other information as any Partner may from time to time reasonably request for a purpose which is reasonably related to the interest of such Partner as a partner in the Partnership.

          (c) (i) No later than November 1 of each year commencing prior to the First GE Capital Flip Date, the Managing General Partner shall submit to the GE Capital Limited Partner, its proposed operating budget for the next succeeding year. Such proposed operating budget shall be substantially in the form of
Schedule 9A (with any deviations from such form indicated by the Managing General Partner) (the "Partnership Operating Budget") and shall include, in each case, on a cash basis a budget for such operating year specifying on a monthly basis for such operating year the principal items of (x) revenue anticipated to be received in respect of the Facility, including, without limitation, the estimated energy and steam sales, rates and revenues pursuant to the Steam Supply Agreement and the estimated power sales, rates and revenues pursuant to the Power Purchase Agreement and (y) costs and expenses anticipated to be incurred in connection with the operation, maintenance and administration of the Facility, including, without limitation, taxes, premiums for insurance policies required to be maintained pursuant to this Agreement and any fees and expenses payable to the Lenders pursuant to the Loan Documents, together with a manpower forecast and periodic inspection, maintenance and repair schedule and any other items necessary to calculate "operating income" in the proposed Partnership Operating Budget and (z) a revised estimate (and related schedule) of costs to be incurred by the Partnership in respect of major maintenance items during the next six year period. Such proposed Partnership Operating Budget shall be accompanied by (i) a forecasted Partnership Operating Budget for the next succeeding operating year specifying, in the same format, on an annual basis the items described in clauses (x),
(y) and (z) above for each such operating year, (ii) a discussion of any significant changes from the approved Partnership Operating Budget for the previous year, (iii) a discussion of any anticipated changes to the terms and conditions, coverages, policies or carriers of the insurance described in Section 1 of
Schedule 8, (iv) a discussion of whether the funding of the Major Maintenance Reserve Account then contemplated by the Security Deposit Agreement will be sufficient to pay costs of all forecasted major maintenance items and, if not, a proposed schedule of increases in such funding, and (v) a discussion of any contemplated changes to agreements or elections covering the supply and transmission of fuel to the Facility and the other Assigned Contracts.

         (ii) Such Partnership Operating Budget shall be subject to the written approval of the GE Capital Limited Partner (which approval shall not be unreasonably withheld or delayed). In the event the GE Capital Limited Partner disapproves the proposed Partnership Operating Budget, the GE Capital Limited Partner shall indicate objections thereto in writing to the Managing General Partner. The Managing General Partner shall revise the proposed Operating Budget to reflect the revisions proposed by the GE Capital Limited Partner or, if the Managing General Partner disagrees with the GE Capital Limited Partner's objections, the item(s) in dispute shall be submitted to, and resolved by, a mutually agreeable independent engineering firm of national standing.

        (iii) If, for any reason, the Partnership Operating Budget shall not have been approved by the GE Capital Limited Partner on or prior to the commencement of the applicable operating year, the Partnership Operating Budget for the prior operating year shall remain in effect, with such adjustments thereto as shall be required in respect of (x) any increase in fuel prices, (y) all contractual payment requirements then binding on the Partnership, and (z) an increase of 5% of all Project Expenses other than as provided under the foregoing clauses (x) and (y). Upon any subsequent approval of the proposed Partnership Operating Budget, such Partnership Operating Budget shall become effective for such operating year.

         (iv) During the operating year, the Managing General Partner shall promptly advise the GE Capital Limited Partner of any circumstance that, in the reasonable judgment of the Managing General Partner, makes necessary or advisable any revision to the effective Partnership Operating Budget (including, without limitation, any allocation of savings in one item of the Partnership Operating Budget to other items thereof) and shall promptly furnish to the GE Capital Limited Partner all information reasonably requested by the GE Capital Limited Partner in connection with its review of the proposed revision. The GE Capital Limited Partner shall approve or disapprove such proposed revision in accordance with the procedures outlined in paragraph (ii) above. No such revision to the Partnership Operating Budget may be made without such required approval; provided, however, that the Managing General Partner may allocate savings in one such item to other items in the Operating Budget up to ten percent (10%) of the item from which the allocation is made; and provided, further, that no item in the Partnership Operating Budget may be increased as a result of the allocation of savings by an amount greater than ten percent (10%) of the original amount of such item. During the existence of any emergency or event of force majeure affecting the Facility, the Managing General Partner may in good faith take such actions as may be reasonably required by such emergency or event of force majeure; provided, that the Managing General Partner shall promptly notify the GE Capital Limited Partner of such actions and any effect such actions may have had on the amounts allocated in the Partnership Operating Budget and shall promptly consider in good faith any further reallocations in the Partnership Operating Budget which may be recommended in writing by the GE Capital Limited Partner.

     (d) (i) No later than November 1 of each year commencing prior to the First GE Capital Flip Date the Managing General Partner shall cause North Country to submit to the GE Capital Limited Partner the proposed operating budget of North Country for the next succeeding year. Such proposed operating budget shall be substantially in the form of Schedule 9B (with any deviations from such form indicated by North Country) (the "North Country Operating Budget") and shall include, in each case, on a cash basis a budget for such operating year specifying on a monthly basis for such operating year the principal items of (x) revenue anticipated to be received in respect of the North Country Project, including, without limitation, the estimated gas sales, rates and revenues pursuant to the North Country Gas Agreements and (y) costs and expenses anticipated to be incurred in connection with the operation, maintenance and administration of the North Country Project, including, without limitation, taxes, premiums for insurance policies required to be maintained pursuant to this Agreement and any fees and expenses payable to any Lender pursuant to the Loan Documents, together with a manpower forecast and periodic inspection, maintenance and repair schedule and any other items necessary to calculate "operating income" in the proposed North Country Operating Budget and (z) a revised estimate (and related schedule) of costs to be incurred by North Country in respect of major maintenance items during the next six year period. Such proposed North Country Operating Budget shall be accompanied by (A) a forecasted North Country Operating Budget for the next succeeding operating year specifying, in the same format, on an annual basis the items described in clauses (x), (y) and (z) above for each such operating year, (B) a discussion of any significant changes from the approved North Country Operating Budget for the previous year, (C) a discussion of any anticipated changes to the terms and conditions, coverages, policies or carriers of the insurance described in Section 2 of Schedule 8, and (D) a discussion of the costs of maintaining the Pipeline;

          (ii) such North Country Operating Budget shall be subject to the written approval of the GE Capital Limited Partner (which approval shall not be unreasonably withheld or delayed). In the event the GE Capital Limited Partner disapproves the proposed North Country Operating Budget, the GE Capital Limited Partner shall indicate objections thereto in writing to North Country. North Country shall revise the proposed North Country Operating Budget to reflect the revisions proposed by the GE Capital Limited Partner or, if North Country disagrees with the GE Capital Limited Partner's objections, the item(s) in dispute shall be submitted to, and resolved by, a mutually agreeable independent engineering firm of national standing;

          (iii) if, for any reason, the North Country Operating Budget shall not have been approved by the GE Capital Limited Partner on or prior to the commencement of the applicable operating year, the North Country Operating Budget for the prior operating year shall remain in effect, with such adjustments thereto as shall be required in respect of (x) all contractual payment requirements then binding on the North Country, and (y) an increase of 5% of all North Country Project Expenses other than as provided under the foregoing clause (x). Upon any subsequent approval of the proposed North Country Operating Budget, such North Country Operating Budget shall become effective for such operating year; and

          (iv) during the operating year, North Country shall promptly advise the GE Capital Limited Partner of any circumstance that, in the reasonable judgment of North Country, makes necessary or advisable any revision to the effective North Country Operating Budget (including, without limitation, any allocation of savings in one item of the North Country Operating Budget to other items thereof) and shall promptly furnish to the GE Capital Limited Partner all information reasonably requested by the GE Capital Limited Partner in connection with its review of the proposed revision. The GE Capital Limited Partner shall approve or disapprove such proposed revision in accordance with the procedures outlined in paragraph (ii) above. No such revision to the North Country Operating Budget may be made without such required approval; provided, however, that North Country may allocate savings in one such item to other items in the North Country Operating Budget up to ten percent (10%) of the item from which the allocation is made; and provided, further, that no item in the North Country Operating Budget may be increased as a result of the allocation of savings by an amount greater than ten percent (10%) of the original amount of such item. During the existence of any emergency or event of force majeure affecting the North Country Project, North Country may in good faith take such actions as may be reasonably required by such emergency or event of force majeure; provided, that North Country shall promptly notify the GE Capital Limited Partner of such actions and any effect such actions may have had on the amounts allocated in the North Country Operating Budget and shall promptly consider in good faith any further reallocations in the North Country Operating Budget which may be recommended in writing by the GE Capital Limited Partner.

          (e) With respect to any year commencing on or before the First GE Capital Flip Date, the Managing General Partner shall provide a copy of the approved Partnership Operating Budget and North Country Operating Budget to the Limited Partners. With respect to any year commencing after the First GE Capital Flip Date, the Managing General Partner shall deliver to the Limited Partners the proposed Partnership Operating Budget and North Country Operating Budget for the next succeeding year. Within thirty days after receipt of a proposed Partnership Operating Budget or any proposed amendment thereto, a Majority in Interest of the Other Limited Partners shall either approve the proposed Partnership Operating Budget and North Country Operating Budget or amendment thereto, as the case may be, or make such revisions as they reasonably deemed necessary and proper but not in violation of any Basic Document then in effect; provided, however, that the proposed Partnership Operating Budget and North Country Operating Budget or amendment thereto, as the case may be, shall be deemed approved by a Majority in Interest of the Other Limited Partners if a Majority in Interest of the Other Limited Partners do not respond to the Managing General Partner's proposal within such thirty day period; and provided, further that once either approved or revised by a Majority in Interest of the Limited Partners, the Partnership Operating Budget and North Country Operating Budget shall become the binding Partnership Operating Budget and North Country Operating Budget for the applicable fiscal year.

          6.7 Tax Matters Partner. (a) The Managing General Partner shall not make any income tax elections affecting interest expenses or affecting the depreciation deductions with respect to the Contributed Assets or the Noncontributed Assets with respect to the Partnership shown on Schedule 2 or any other item that may affect the GE Capital Limited Partner, or extend the statute of limitations for assessment of tax deficiencies, unless it has received the prior written consent of the GE Capital Limited Partner (such consent not to be unreasonably withheld or delayed). The Managing General shall make any income tax election reasonably requested by the GE Capital Limited Partner, subject to applicable laws.

          (b) The Managing General Partner shall cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Partnership with any taxing governmental authority. With respect to each fiscal year or portion thereof, the Managing General Partner shall submit a draft of the Federal information tax return of the Partnership (with accompanying schedules) for such fiscal year or portion thereof no later than 90 days prior to the required filing date (including extensions), to the GE Capital Limited Partner for its consent, and when consented to by the GE Capital Limited Partner, shall promptly and timely file the return. If the GE Capital Limited Partner disagrees with the proposed treatment of any Partnership item on a tax return of the Partnership, then the GE Capital Limited Partner shall give written notice to the Managing General Partner within 30 days of the receipt of the return. If, after good faith consultation, an agreement regarding the treatment of the item cannot be reached within 10 days after the Managing General Partner's receipt of such notice, the Partnership shall treat such item in the manner prescribed by the GE Capital Limited Partner, provided, that, if the Managing General Partner so requests in writing, the GE Capital Limited Partner shall provide a written opinion from independent tax counsel selected by the GE Capital Limited Partner (and reasonably acceptable to the Managing General Partner) to the effect that there is substantial authority for such treatment or to the effect that there is a reasonable basis for such treatment and that there is more support for such treatment than the treatment proposed by the Managing General Partner. Each of the GE Capital Limited Partner and the Managing General Partner hereby agrees to use its best efforts to resolve any disputes with respect to the Partnership under this Section prior to the required filing date therefor.
On or before the required filing date (including extensions) of the Partnership information tax return, the Managing General Partner shall furnish to each Person who was a Partner at any time during such Fiscal Year (x) a Schedule K-1 or any similar form as may be required by the Code or the IRS and (y) such other information with respect to the Partnership as is reasonably necessary to fulfill such Partner's Federal, state, local and foreign tax obligations.

          (c) The Managing General Partner is hereby designated as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Partner" or "TMP") with respect to all taxable years of the Partnership. Additionally, the Tax Matters Partner covenants to notify the Limited Partners promptly as to the beginning of any audit or administrative or judicial proceedings with respect to Partnership tax matters and as to all material developments in such matters, and to provide the Limited Partners with copies of all reports, notices and correspondence relating to such matters. In connection with any administrative or judicial proceeding with respect to the Partnership, the Tax Matters Partner shall control the contest relating to such adjustment; provided, however, that (i) with respect to any issue that may affect the GE Capital Limited Partner, the Tax Matters Partner shall take no actions without the consent of the GE Capital Limited Partner, (ii) the GE Capital Limited Partner may at any time at its option and at the expense of the Partnership, assume control of all or any portion of such proceedings, and
(iii) with respect to any issue that may affect TPC One or TPC Two, the Tax Matters Partner shall take no action without the consent of TPC One and TPC Two unless the GE Capital Limited Partner has consented to such action. Each Partner agrees that, notwithstanding the rights afforded the Tax Matters Partner under the Code, it will not pursue any administrative adjustment with the Internal Revenue Service or judicial review of any such adjustment other than in the manner detailed in this Section.

          (d) The Managing General Partner shall not take any position for income tax reporting purposes that is inconsistent with any of the assumptions in Section 6.7(f)(iii) or in paragraphs (a) or (h) (disregarding the assumption in paragraph
(h) concerning the write-off of basis) of the Assumptions in Part 1 of Schedule 2, except to the extent that (i) such assumption is inconsistent with a final determination pursuant to a contest conducted in accordance with Section 6.7(c) or (ii) if the General Partner requests, due to a change in law, resulting from a change to the Code, a change to the Regulations, a court case or a published revenue ruling, that affects such an assumption, a written opinion that there is a reasonable basis for taking a position for income tax reporting purposes consistent with such assumption, independent tax counsel, selected by the GE Capital Limited Partner, is unable to provide such opinion. In either such event, the Managing General Partner shall use reasonable efforts to report the matter so as to result in tax consequences as close as possible to the assumptions. No Partner shall take a position on its tax returns that is inconsistent with the positions taken on the Partnership tax returns with respect to such assumptions.

          (e)  The GE Capital Limited Partner's rights under this
Section 6.7(a) through (d) apply only with respect to all taxable years that end on or before, or that include, the First GE Capital Flip Date and shall terminate on the earlier to occur of
(i) the expiration of the statute of limitations with respect to all such years and (ii) the date the GE Capital Limited Partner ceases to be a Partner.

          (f) (i) For years beginning after the First GE Capital Flip Date, the Managing General Partner shall cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Partnership with any taxing governmental authority. With respect to each fiscal year or portion thereof the General Partner shall submit a draft of the Federal information tax return of the Partnership (with accompanying schedules) for such fiscal year or portion thereof no later than 90 days prior to the required filing date (including extensions), to the Other Limited Partners for their consent, and, when consented to by a Majority in Interest of the Other Limited Partners, shall promptly and timely file the return. If a Majority in Interest of the Other Limited Partners disagrees with the proposed treatment of any Partnership item on a tax return of the Partnership, then any Other Limited Partner may give written notice to such effect to the Managing General Partner within 30 days of the receipt of the return. If, after good faith consultation, an agreement regarding the treatment of the item cannot be reached within 10 days after the Managing General Partner's receipt of such notice, the Partnership shall treat such item in the manner prescribed by a Majority in Interest of the Other Limited Partners, provided that if the Managing General Partner so requests in writing to the Other Limited Partners, a written opinion from independent tax counsel selected by a Majority in Interest of the Other Limited Partners, and reasonably acceptable to the General Partner shall be provided to the Managing General Partner to the effect that (A) there exists substantial authority for such treatment and that there is a stronger basis for the treatment proposed by a Majority in Interest of the Other Limited Partners than that proposed by the Managing General Partner and (B) to the extent that the treatment proposed by the Managing General Partner is consistent with the tax assumptions set forth in (iii) below, there is no substantial authority for the treatment proposed by the Managing General Partner. If such opinion cannot be obtained, then the Partnership return shall be prepared in accordance with the treatment of such item prescribed by the Managing General Partner, provided that, if the Majority in Interest of the Other Limited Partners so requests, the Managing General Partner provides an opinion of the independent counsel selected by the Managing General Partner and reasonably acceptable to the Majority in Interest of the Other Limited Partners to the effect that there exists substantial authority for such treatment. If no such opinion can be obtained, then the item shall be reported in accordance with the manner prescribed by the Majority in Interest of the Other Limited Partners if the Managing General Partner shall have been provided with a written opinion of independent tax counsel selected by the Majority in Interest of the Other Limited Partners and reasonably satisfactory to the Managing General Partner to the effect that there is a reasonable basis for treating the item in such manner and that there is a stronger basis for the treatment proposed by the Majority in Interest of the Other Limited Partners than that proposed by the Managing General Partner. If no such opinion can be obtained, then the item shall be reported in accordance with the manner prescribed by the Managing General Partner. Each of the Limited Partners and the Managing General Partner hereby agrees to use its reasonable best efforts to resolve any disputes with respect to the Partnership under this Section prior to the required filing date therefor. On or before the required filing date (including extensions) of the Partnership information tax return, the Managing General Partner shall furnish to such Person who was a Partner at any time during such Fiscal Year (x) a Schedule K-1 or any similar form as may be required by the Code or the IRS and
(y) such other information with respect to the Partnership as is reasonably necessary to fulfill such Partner's Federal, state, local and foreign tax obligations.

         (ii) In connection with any audit of the Partnership with respect to taxable years ending after the taxable year in which the First GE Capital Flip Date occurs, (A) for so long as such audit shall be conducted at the level of the Internal Revenue Service (rather than at the judicial level) the Tax Matters Partner shall control the contest relating to such adjustment; provided, however, that the Tomen Limited Partners and the GE Capital Limited Partner shall be permitted to participate in the contest if and to the extent that either so desires (subject to the control of such contest by the Tax Matters Partner), and provided further, that the Tax Matters Partner shall not (W) select counsel or other tax advisors to represent the Partnership in connection with the contest without the consent of a Majority in Interest of Other Limited Partners (which consent shall not be unreasonably denied), (X) contest any adjustment for a fiscal year, without the consent of a Majority in Interest of Other Limited Partners (which consent may not be unreasonably denied) where the amount of such adjustment shall be in excess of $250,000 or where the counsel selected by the Tax Matters Partner pursuant to (A) (W) above shall have failed to opine that there is, at minimum, a reasonable basis for contesting the proposed adjustment, (Y) settle any such contest without the consent of a Majority in Interest of the Other Limited Partners (which consent shall not be unreasonably denied), or (Z) enter into any extension of the period of limitations for making assessments with respect to the Partnership or any Partner without the consent of a Majority in Interest of the Other Limited Partners (which consent shall not be unreasonably denied); and (B) for so long as such audit shall be conducted at the judicial level, a Majority in Interest of the Other Limited Partners shall control the contest relating to such adjustment, including choice of forum and the decision as to whether or not a judicial contest shall be undertaken (with the Tax Matters Partner, and each other Partner of the Partnership, following the instructions of the Majority in Interest of the Other Limited Partners); provided, however, that the Tax Matters Partner shall be permitted to participate in the judicial contest if and to the extent that it so desires (subject to the control of such contest by a Majority in Interest of the Other Limited Partners) and, provided further, that the Majority in Interest of the Other Limited Partners shall not (W) select counsel to represent the Partnership in connection with the contest without the consent of the Tax Matters Partner (which consent shall not be unreasonably denied), (X) decline to judicially contest any adjustment for a fiscal year without the consent of the Tax Matters Partner (which consent may not be unreasonably denied) if the counsel selected by the Majority in Interest of the Other Limited Partners pursuant to (B)(W) shall have opined that the basis in law and fact in favor of allowance of the item proposed to be adjusted outweighs the basis in law and fact to the contrary, (Y) settle any such contest without the consent of the Tax Matters Partner (which consent shall not be unreasonably denied), or (Z) appeal any matter to the Supreme Court of the United States. Both the Tax Matters Partners shall be entitled to rely on the advice of such legal and accounting firms as they may employ with respect to matters set forth in this Section and shall be reimbursed by the Partnership for any costs and expenses incurred in connection therewith. Each Partner agrees that, notwithstanding the rights afforded such Partner under the Code, it will not pursue any administrative adjustment with the Internal Revenue Service or judicial review of any such adjustment other than in the manner detailed in this Section.
The rights of the Other Limited Partners under this Section 6.7(f)(ii) shall terminate on the earlier to occur of (A) the Second Tomen Flip Date, and (B) the date TPC One and TPC Two cease to be Partners.

        (iii) The Managing General Partner shall not take any position for income tax reporting purposes that is inconsistent with any of the tax assumptions below or the assumptions in paragraphs (a) and (h) of the Assumptions in Part 1 of Schedule 2 (disregarding the assumption in paragraph (h) concerning the write-off of basis), except to the extent that (A) such assumption is inconsistent with a final determination pursuant to a contest conducted in accordance with Section 6.7(f)(ii) or (B) if the General Partner requests, due to a change in law, resulting from a change to the Code, a change to the Regulations, a court case or a published revenue ruling, that affects such an assumption, a written opinion that there is a reasonable basis for taking a position for income tax reporting purposes consistent with such assumption, independent tax counsel selected by a Majority in Interest of Other Limited Partners and reasonably satisfactory to the Managing General Partner is unable to provide such opinion the assumptions described in this Section 6.7(f)(iii) are:

          (A)  Each of the Partners has made its Capital
     Contribution;

          (B) Each of the Partners will be recognized as a Partner of the Partnership and treated as owning its interest in the Partnership as of the date hereof:

          (C) The Project was placed in service for Federal income tax purposes on the date reasonably determined by the Managing General Partner and the GE Capital Limited Partner.

          (D) The Organization Expenses will be deducted ratably over a sixty-month period as provided in Sections 195 and 709 of the Code;

          (E) The allocations set forth in this Agreement will be respected for Federal income tax purposes; and

          (F)  The Partnership constitutes a "partnership" under
     Section 7701(a)(2) of the Code.

          6.8  Inspection; Reports to Regulatory Authorities.
The Partners and their respective authorized representatives may inspect the Project and the books and records of the Managing General Partner relating to the Project during normal business hours for any purpose reasonably related to the interest of the Partners as partners of the Partnership and make copies and extracts therefrom, and may discuss the Partnership's affairs, finances and accounts with the employees and accountants of the Managing General Partner and the Partnership (and by this provision the Managing General Partner authorizes such accountants to discuss with each of the Partners and their respective authorized representatives the affairs, finances and accounts of the Partnership), all at such times and as often as may be reasonably requested. The Managing General Partner shall furnish each of the Partners statements accurate in all material respects regarding the condition and state of repair of the Project, all at such times and as often as may be reasonably requested. None of the Partners shall have any duty to make any such inspection or inquiry or incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permitted by Applicable Law, the Managing General Partner shall prepare and file in timely fashion or, where any Partner shall be required to file, on reasonable notice, the Managing General Partner shall prepare and deliver to such Partner within a reasonable time prior to the date for filing, any report with respect to the Project that shall be required to be filed with any Governmental Authority. Each of the Partners shall notify the Managing General Partner at least 30 days prior to any filing deadline if any such notice, application or document is necessary on its behalf. Notwithstanding anything in Section 17-305(b) of the Partnership Act to the contrary, the General Partner shall not have the right to keep confidential from the Limited Partners any information relating to the Partnership.


                           ARTICLE VII

                           MANAGEMENT

          7.1 Appointment; Powers of the Managing General Partner. (a) SECI is hereby appointed as the initial Managing General Partner. SECI shall serve as the Managing General Partner until it shall cease to be a General Partner or the Managing General Partner pursuant to Section 13.2 or as provided in Article X or XII.

          (b) The Managing General Partner, acting as such and subject to Section 7.3 and to any other specific limitations contained in this Agreement, shall have full and exclusive power and discretion to manage the day-to-day business and affairs of the Partnership, including the construction, equipping, management, control, operation, maintenance and repair of the Project, and to engage in all activities and transactions and all other acts and things that in its reasonable judgment are necessary, appropriate, proper, advisable or desirable to effect the furtherance of the Partnership Business, including, but not limited to, the power to:

               and records of the Partnership, and have charge and supervision over and care and custody of all moneys, securities, and disbursements of the Partnership;

         (ii) Contracts. Negotiate the terms of and make, enter into, execute, deliver and perform any and all agreements, contracts, commitments, arrangements and undertakings, and amendments thereto, all as may be necessary, proper, advisable or desirable to carry out the Partnership's objects and purposes, including, but not limited to, the following:

               (1)  construction and term loan agreements;

               (2)  notes, including, but not limited to,
          construction notes and term notes;

               (3)  capital contribution agreements;

               (4)  indemnity agreements;

               (5) collateral security documents, including, but not limited to, mortgages, security agreements, security deposit agreements, assignments regarding contracts and consents to assignments regarding contracts;

               (6)  power purchase contracts;

               (7)  steam supply agreements;

               (8)  construction contracts;

               (9)  reimbursement agreements;

               (10) recognition agreements;

               (11) additional contracts, including, but not limited to, subordinated mortgages, gas purchase and transportation agreements, operation and maintenance agreements, and easement agreements;

               (12) any (a) assignment, (b) consent to
          assignment, (c) consent and agreement, and (d) consent and/or recognition agreement relating to the types of contracts, agreements, commitments, arrangements or other undertakings set forth in this Section 7.1(b);

               (13) certificates and notices, including, but not limited to, construction loan borrowing certificates, term loan borrowing certificates, completion certificates, cost certificates and notices of borrowing;

               (14) collateral agency agreements;

               (15) tax indemnity agreements;

               (16) Project Contracts;

               (17) Basic Documents;

               (18) letter agreements; and

               (19) success fee agreements; and

     to have letters of credit issued for its account and on its behalf.

        (iii) Authorization. Grant special or limited authority to employees and agents of the Partnership to make, execute, deliver and perform the agreements generally described in paragraph (ii) of this Section 7.1(b);

         (iv) Investments. Invest and reinvest available funds of the Partnership in Cash Equivalents in accordance with the terms of the Security Deposit Agreement and Section 6.4;

          (v) Proceedings. Pursue or defend any claim, action, proceeding or debt due to, owned by or asserted against the Partnership, by litigation or otherwise; provided, however, that (1) until the First GE Capital Flip Date, the Managing General Partner shall permit any Partner, at such Partner's sole option, to take part with the Managing General Partner in any arbitration proceeding under any Project Contract and
     (2) until the First GE Capital Flip Date, without the approval of the GE Capital Limited Partner, the Managing General Partner shall not initiate any lawsuit except to collect debts or to enforce contractual obligations in the ordinary course of business;

         (vi) Accounts. Open, maintain and close depositories and bank accounts for the deposit and withdrawal of money and give signatory powers to designated Persons in accordance with the terms of the Security Deposit Agreement and Section 6.4;

        (vii) Advisors. Select, retain, direct, consult and discharge attorneys, accountants, engineers, financial advisors, consultants and other experts, agents and advisors for the Partnership and determine their compensation and the terms of their engagement on behalf of the Partnership in accordance with the Partnership Operating Budget;

       (viii) Reports. Prepare and file any reports, returns, requests, applications or other filings relating to taxes, legal requirements or governmental regulations pertaining to the Partnership or the business or activities of the Partnership, and act as TMP;

         (ix) Borrowing Money and Pledging Assets. Borrow money and, as security therefor, mortgage, pledge or otherwise encumber any and all assets of the Partnership, including the rights of the Partnership under any agreements (including, without limitation, transactions pursuant to the Loan Documents);

          (x) Expenditures. Pay any and all fees and make any and all expenditures which the Managing General Partner deems necessary or appropriate in connection with the organization of the Partnership, the transfer of interests in the Partnership, the management of the affairs of the Partnership, and the carrying out of its obligations and responsibilities under this Agreement and the Partnership Act, and to enforce all rights of the Partnership;

         (xi) Admission of Limited Partners. Admit an assignee of a Limited Partnership Interest as a substitute Limited
     Partner, pursuant to and subject to the terms of Article 10;

        (xii) Intellectual Property. Subject to paragraph (v) above, prosecute, protect and defend or cause to be protected and defended all patents, patent rights, trade names, trademarks and service marks, and all applications with respect thereto, which may be held by the Partnership and take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any trade secrets, know-how, secret processes or other proprietary information and prosecute and defend all rights of the Partnership in connection therewith;

       (xiii) Payments and Collections. Cause to be paid all amounts due and payable by the Partnership to any Person and to collect all amounts due to the Partnership;

        (xiv) Reserves. Establish and maintain reserves in accordance with the provisions of this Agreement and the Loan Documents;

         (xv) Distributions. Make periodic distributions to the Partners in accordance with the provisions of this Agreement; and

        (xvi) Necessary Activities. Engage in any kind of activity necessary or incidental to the accomplishment of the purpose of the Partnership, so long as such activities may be lawfully carried on or performed by a partnership under applicable law.

          7.2 Certain Management Duties and Responsibilities of the Managing General Partner. The Managing General Partner shall do the following:

          (a)  Payment of Obligations.  (i)  Cause the
     Partnership and North Country to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature under the Basic Documents;

          (ii) Cause the Partnership and North Country to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, all of its Indebtedness and other obligations of whatever nature (other than under the Basic Documents) except where any such failure could not reasonably be expected, in the sole discretion of, until the First GE Capital Flip Date, the GE Capital Limited Partner, and thereafter, the Managing General Partner, to have a Material Adverse Effect;

          (b) Taxes; Charges; Laws. (i) Promptly cause the Partnership and North Country to pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property (including for this purpose, property title to which is held by the IDA), provided, that, if no Special Event shall have occurred and is continuing, the Partnership and North Country shall have the right, or if a Special Event shall have occurred and be continuing, with the prior written consent of the GE Capital Limited Partner, the Partnership and North Country shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (A) the Partnership or North Country, as the case may be, diligently prosecutes such contest, (B) the Partnership or North Country, as the case may be, sets aside on its books adequate reserves with respect to the contested items, (C) during the period of such contest the enforcement of any contested item is effectively stayed, and (D) the outcome of which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect, and promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record; and (ii) comply and cause the Partnership to comply with all Applicable Laws, and from time to time obtain and comply with and cause the Partnership and North Country to obtain, maintain and comply with Governmental Approvals as shall now or hereafter be necessary under all Applicable Laws, in connection with the construction, ownership, operation or maintenance of the Project or the making and performance by the Partnership or North Country, as the case may be, of any of the Basic Documents to which it is a party except any thereof the failure with which to comply or of which to obtain would not reasonably be expected, in the sole discretion of, until the First GE Capital Flip Date, the GE Capital Limited Partner, and thereafter, the Managing General Partner, to have a Material Adverse Effect.

          (c) Principal Place of Business. So long as SECI shall be the Managing General Partner: (i) cause each of the Partnership and North Country to maintain its principal place of business at Five Post Oak Park, Houston, Texas;
     (ii) not permit the Partnership or North Country to keep any place of business outside of the States of New York and Texas; (iii) not permit the Partnership to keep any assets outside of the States of New York and Texas; (iv) not change its name or the name of the Partnership or North Country; and (v) in the case of the Partnership, not do business under any name other than Saranac Power Partners, L.P. or Saranac Energy Company, Inc., and in the case of North Country, not do any business under any name other than "North Country Gas Pipeline Corporation", without, in each case, the prior written consent of each of the Partners, which consent shall not be unreasonably withheld.

          (d) Performance of Obligations; Enforcement of Rights. Fully and faithfully carry out all of its obligations, and cause each of the Partnership and North Country to fully and faithfully carry out all of its obligations, from time to time under or in respect of the Basic Documents, and, without limiting the generality of the foregoing, cause the Partnership and North Country to pay all amounts payable by the Partnership or North Country thereunder. The Managing General Partner will take any and all such action as may be necessary to enforce its, the Partnership's and North Country's rights and to collect any and all sums due it, the Partnership or North Country under the Project Contracts and will obtain all necessary Governmental Approvals to keep such Project Contracts in full force and effect. Without limiting the generality of the foregoing, it will:

               (i) do or cause to be done all things necessary to preserve and keep unimpaired its, the Partnership's and North Country's rights and those of its assignees under the Project Contracts and to prevent any default under any thereof or any termination, surrender, cancellation, forfeiture or impairment in any material respect of any thereof, including, without limitation, all things necessary to defend any appeal of the FERC Order; and

              (ii)  not receive or collect or permit North
          Country to receive or collect any payments under the Project Contracts in advance of the time when the same become due and payable thereunder unless such money is held by the Security Agent pursuant to the Security Deposit Agreement until due and payable.

          (e)  Maintenance of Existence.  (i) Engage solely in
     (A) the business of being the managing general partner of the Partnership, except that the Managing General Partner may enter into the SECI Term Loan Agreement as in effect on the Conformed Agreement Date and to perform its obligations thereunder and (B) the performance of the Partnership's obligations pursuant to the Basic Documents and preserve and maintain its existence as a corporation under the laws of the State of Delaware and its qualification to do business in the States of Texas and New York and in each other jurisdiction in which the conduct of its business requires such qualification except where the failure to qualify would not have a Material Adverse Effect; (ii) not permit North Country to engage in any business other than the operation of the North Country Project and the performance of its obligations pursuant to the Basic Documents to which it is a party; and (iii) cause North Country to preserve and maintain its existence as a corporation under the laws of the State of New York and its qualification to do business in the States of Texas and New York and in each other jurisdiction in which the conduct of its business requires such qualification except where the failure to qualify would not have a Material Adverse Effect.

          (f) Maintenance of Property; Insurance. Keep all of the Partnership's and cause North Country to keep all of its material property useful and necessary in its business in good working order and condition except for normal wear and tear; maintain and cause North Country to maintain insurance on all the property of the Partnership or North Country, as the case may be, in accordance with the provisions of
     Schedule 8, naming each Partner as an additional insured if requested by the GE Capital Limited Partner or a Majority in Interest of the Other Limited Partners; comply and cause the Partnership and North Country to comply with all warranties, covenants and agreements made, given or undertaken by the Partnership or North Country in favor of insurers in connection with such insurance policies; and furnish to the Limited Partners, upon written request, full information as to the insurance carried for any purpose reasonably related to the interest of such Partner as a partner in the Partnership.

          (g) Further Assurances. Promptly and duly execute and deliver and cause North Country to promptly and duly execute and deliver to each Partner such documents and assurances and to take such further action as any Partner may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Basic Documents and to establish, protect and perfect the right and remedies created or intended to be created in favor of each Partner.

          (h) Governmental Regulation. (i) Take all actions and cause North Country to take all actions as may from time to time be necessary so that none of the Partners, their respective Affiliates (other than North Country) or the Partnership will, as a result of the construction, ownership or operation of the Facility, the supply of fuel or water thereto or the sale of steam or electricity therefrom, the construction, ownership or operation of the Pipeline by North Country or the entering into or performance of any Basic Document or any transaction contemplated hereby or thereby, become subject to the jurisdiction of any Federal, state or local Governmental Authority or regulatory commission or group to whose jurisdiction the same would not otherwise be subject (including, without limitation, the Securities and Exchange Commission, FERC and the public utility commission, public service commission or analogous Governmental Authority of any state (a "PUC")) or be deemed to be, or be subject to regulation as, a public utility, an electric utility, an electric company, a gas utility company or a public utility holding company under any Applicable Law (including, without limitation, the PUHCA, the FPA and the laws under which any PUC is empowered to act) other than, in each case, as an owner or operator of a Qualifying Facility; and (ii) promptly and duly, and cause North Country to promptly and duly, prepare and, if necessary, execute and file, and prepare for execution and filing by any Partner, any of its Affiliates or the Partnership, such notices, applications and other documents as shall be necessary so that the construction, ownership or operation of the Facility, the supply of fuel and water thereto and the sale of steam and electricity therefrom, the construction, ownership or operation of the Pipeline by North Country and the entering into and performance of any Basic Document shall not subject any such Partner, its Affiliates or the Partnership to any such regulation.

          (i) Compliance with FERC Order, etc. At all times cause the Partnership to comply with the terms and conditions of the FERC Order and of each other license required for the ownership or operation of the Project; not, and not permit North Country to, amend or modify in any material respect, terminate, transfer, pledge or otherwise dispose of, or forfeit, surrender, permit or consent to the amendment or modification in any material respect, termination, transfer, pledge, other disposition, forfeiture, or surrender of, any such license; and not take, and not permit North Country to take, any other action under any such license having a material adverse effect on any Partner;

          (j) Notices. Promptly and, in any event, within five days of obtaining knowledge of any of the following, give notice to each Partner:

               (i)  of the occurrence of (x) any Special Event or
          (y) any event which, with the passage of time or the giving of notice or both, would constitute a Special
          Event;

              (ii) of any default or event of default under any Indebtedness, Guarantee Obligation or other Contractual
          Obligation of the Managing General Partner, the
          Partnership or North Country;

             (iii)  of any litigation, investigation or
          proceeding which may exist at any time between SECI or the Partnership or North Country and any Governmental Authority including, without limitation, any litigation, investigation or proceeding to revoke or modify the FERC Order or any other license or Governmental Approval required for the ownership or operation of the Project;

              (iv) of any litigation or proceeding affecting the Partnership, the Managing General Partner, North
          Country or the Project in which the amount involved is $100,000 or more or in which injunctive or similar relief is sought;

               (v)  of any litigation, investigation or
          proceeding affecting any Project Participant other than the Partnership which if adversely determined could reasonably be expected to have a Material Adverse
          Effect;

              (vi) of discovery of any Hazardous Materials at the Site, or of any litigation or proceeding relating to environmental matters concerning the Partnership, North Country or the Project (including receipt by the Partnership or North Country of any notice of any proceeding involving a Relevant Environmental Law or any discharge of Hazardous Materials);

             (vii) of the following events, as soon as possible and in any event within 30 days after the Managing General Partner knows or has reason to know thereof:
          (A) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (B) the institution of proceedings or the taking or expected taking of any other action by PBGC or SECI (if it shall be a General Partner) or the Partnership to terminate, withdraw or partially withdraw from any Plan, or (C) the reorganization or insolvency of any Multiemployer Plan, and, in addition to such notice, deliver to each Limited Partner whichever of the following may be applicable: (1) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, or (2) any notice of the reorganization or insolvency of a Multiemployer Plan received by the Partnership or SECI (if it shall be a General Partner);

            (viii) of any Material Adverse Effect or any event which could reasonably be expected to result in a Material Adverse Effect;

              (ix)  of any loss or damage to the Project in
          excess of $100,000;

               (x)  of any unscheduled shutdown or material
          reduction in operation of the Facility, in each case for a period in excess of 24 hours, or of any substantial labor dispute which could lead to such a reduction or shutdown;

              (xi)  of the execution and delivery of any
          Additional Contract;

             (xii) of any event constituting force majeure under any of the Basic Documents or any claim by any party to any Basic Document alleging that a force majeure event thereunder has occurred;

            (xiii) of (A) a complete copy of any new Basic Document or Additional Contract entered into by the Partnership and (B) any proposed amendment or supplement to or waiver (together with a copy thereof) of any provision of any Basic Document, or any proposal with respect thereto;

             (xiv) of the receipt by the Managing General Partner, the Partnership or North Country of any material notice, demand or declaration from any other party to any of the Project Contracts relating to any default or event of default thereunder (including, without limitation, Article II, Section 3 of the Steam Supply Agreement), the termination thereof or the renewal or nonrenewal thereof;

              (xv)  of any request by a party to a Project
          Contract for an arbitration proceeding under and pursuant to the provisions of such Project Contract;
          and

             (xvi) of the receipt by the Managing General Partner, the Partnership or North Country of any notice or declaration by any Governmental Authority which relates to, or could result in, Public Utility Status with respect to the Partnership, the Managing General Partner, North Country, any Limited Partner or any of their respective Affiliates.

     Each notice pursuant to this paragraph (j) shall be accompanied by a statement of the Responsible Officer of the Managing General Partner setting forth details of the occurrence referred to therein and stating what action the Managing General Partner proposes to take with respect thereto. For all purposes of clause (vii) of this Section, the Partnership shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

          (k) Operation and Maintenance. (i) Cause the Facility to be maintained in such condition that the Facility will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and ratings for which it was specifically designed in accordance with the Plans and Specifications; and operate, service, maintain and repair all necessary or useful components thereof so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in accordance with (A) Prudent Utility Practice and good commercial practice for items of a similar size and nature, (B) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors and subcontractors and (C) the terms and conditions of all insurance policies maintained by the Partnership or the Managing General Partner in effect at any time with respect thereto; and (ii) cause North Country to cause the North Country Project to be maintained in such condition that the Pipeline will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and ratings for which it was specifically designed in accordance with the Plans and Specifications; and cause North Country to operate, service, maintain and repair all necessary or useful components thereof so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in accordance with (A) prudent pipeline practices and good commercial practice for items of a similar size and nature, (B) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors and subcontractors and (C) the terms and conditions of all insurance policies maintained by North Country in effect at any time with respect thereto.

          VF Liens. Protect and defend the Partnership's, and cause North Country to protect and defend its, interest in the Project against any Lien for the performance of work or the supply of materials filed against the Project, and remove any such Lien, except to the extent that (i) the claim giving rise to such Lien is being diligently contested in good faith, by appropriate proceedings timely instituted,
     (ii) the Partnership or North Country has posted a bond or established a cash reserve in an amount at least equal to such claim on the books of the Partnership or North Country,
     (iii) during the period of such contest the enforcement of any contested item is effectively stayed and (iv) such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility or the Pipeline.

          (m) North Country. The Managing General Partner shall cause North Country, and shall prepare, execute and file any and all documents necessary to permit North Country, to declare and distribute to the Partnership (for distribution in accordance with the terms of this Agreement and the Security Deposit Agreement) promptly following the end of each fiscal quarter of North Country any and all dividends that North Country may declare in compliance with Applicable Law.

          (n) Non-cash receipts. The Managing General Partner shall promptly liquidate in a commercially reasonable manner all distributable non-cash receipts that it receives on behalf of the Partnership but which it determines are not necessary or desirable for the business of the Partnership and deposit the proceeds in the Revenue Account for distribution to the Partners as cash in accordance with
     Article IV.

          (o) Alternative Steam Plan. If during the Base Term the GE Capital Limited Partner shall determine, in its reasonable judgment, that the Steam Host will cease for any reason to purchase steam from the Facility in sufficient quantities so as to maintain the Facility's status as a Qualifying Facility and SECI shall not have undertaken an alternative to the operation of the Substitute Facility, which the GE Capital Limited Partner shall have determined, in its reasonable judgment, to be a viable and not economically disadvantageous means to preserve the Facility's status as a Qualifying Facility, upon the request of the GE Capital Limited Partner, so long as SECI shall be the Managing General Partner, the Managing General Partner shall provide to the GE Capital Limited Partner, as soon as possible but in any event within 60 days after receipt by the Managing General Partner of written notice from the GE Capital Limited Partner to such effect, an Alternative Steam Plan; and the Managing General Partner shall cause the substitute facility described in such Alternative Steam Plan to be constructed and completed and become operational in compliance with Applicable Law and the Alternative Steam Plan by no later than the date one year after the date of such request or, if the FERC shall have granted an exemption from the requirement that the Facility be a Qualifying Facility, such longer period not later than the date of the expiration of such exemption, so long as during such period NYSEG shall have taken no action to terminate the Power Purchase Agreement.

          7.3 Restrictions on Powers of the Managing General Partner. (a) Until the First GE Capital Flip Date, whereupon all of the provisions of this Section 7.3(a) (other than Section 7.3(a)(ii) which shall remain in full force and effect) shall cease to be effective, the Managing General Partner shall not do any of the following unless it shall have the prior written approval of the GE Capital Limited Partner:

          (i) Certain Contracts. Enter, or permit the Partnership to enter, into any Additional Contract requiring payments by the Partnership in excess of $1,500,000 during the term of such Additional Contract or if the payments by the Partnership under such Additional Contract during the twelve month period commencing with the effectiveness of such Additional Contract, when aggregated with the payments by the Partnership under all other Additional Contracts then in effect during such twelve month period, would exceed $250,000; or appoint, or permit, the Partnership to appoint, any operator of the Facility other than the Falcon Power Operating Company;

         (ii) Contracts with Affiliates. Approve the terms of any agreement, contract, instrument or other transaction between the Partnership and any Partner, or between the Managing General Partner or the Partnership and any Affiliate of the Partnership or the Managing General Partner, except as explicitly provided for herein, in the other Basic Documents or in the SECI Term Loan Agreement, such consent not to be unreasonably withheld if entered on terms no less favorable to the Partnership than would be available in a bona fide arm's length transaction with a Person which is not an Affiliate;

        (iii) Merger; Sale of Assets. Authorize or permit the merger or consolidation of the Partnership with any other Person, any change to the form of the organization of the Partnership or the sale, lease, exchange, transfer or other disposition of the Project or any other assets of the Partnership in a single transaction or a related series of transactions, in each case with a value in excess of $250,000 per year;

         (iv) Indebtedness. Authorize the incurrence, assumption or guaranty by the Partnership of, or suffer the existence by the Partnership of, any Indebtedness, except
     Partnership Permitted Indebtedness;

          (v)  Acquisition of Assets; Capital Expenditures.
     Acquire assets or otherwise make capital expenditures except in accordance with the Partnership Operating Budget;

         (vi) No Other Business. Engage, or cause the Partnership to engage at any time, in any activity other than the activities contemplated to be engaged in by it under the Basic Documents or enter into, or permit the Partnership to enter into, any contract or agreement other than the SECI Term Loan Agreement as in effect on the Conformed Agreement Date, and as explicitly provided for herein, in the other Basic Documents;

        (vii) Liens. Create or otherwise allow any Lien to be on or otherwise to affect any property included in the Project, except Partnership Permitted Liens;

       (viii) No Amendments or Assignments. Amend in any material respect, modify in any material respect, waive compliance with any material provision of, terminate, assign any rights the Partnership may have under, consent to or permit the assignment by any other Person of any right such Person may have under, give consents or exercise rights under or agree to any such amendment, modification, termination, consent or waiver of compliance with any material provision of, or any such assignment or exercise of any rights under, any Project Contract or Governmental Approval;

         (ix) Private Placement. Take, or permit any of its Affiliates to take, any action which would subject any interest in the Partnership to the provisions of Section 5 of the Securities Act;

          (x) Settlement of Proceedings. Compromise, settle or abandon any claim, action, proceeding or debt due to, owned by or asserted against the Partnership, in each case, in an amount equal to $500,000 or more;

         (xi) Investments. Make any investment of Partnership funds other than in Permitted Investments;

        (xii) Prepayment of Term Notes. Make any prepayment of the principal of the Term Notes other than mandatory prepayments in accordance with the express terms of the Term
     Notes;

       (xiii) Bankruptcy Filing. Take any action of the type referred to in Section 13.1(g); and

        (xiv) Liability to Third Parties. Perform or omit to perform any act which (1) would cause any Person reasonably to believe that the GE Capital Limited Partner is a general partner of the Partnership, (2) would cause Persons with which the Partnership transacts business reasonably to believe that the GE Capital Limited Partner participates in the control of the business of the Partnership or (3) would otherwise cause the GE Capital Limited Partner to be liable for the obligations of the Partnership under any jurisdiction in which the Partnership is deemed to transact business.

          (b) Without limiting the force or effect of Section 7.3(a), unless the Managing General Partner has given at least 30 days' prior written notice to all of the Other Limited Partners of its intention to take any of the following actions and all of the Other Limited Partners have approved in writing the proposed action, the Managing General Partner shall not have the authority to:

          (i)  perform any act that would subject the Limited
     Partners to liability as general partners in any jurisdiction in which the Partnership transacts business;

         (ii) knowingly refrain from performing any act if such failure would subject the Limited Partners to liability as general partners in any jurisdiction in which the Partnership transacts business;

        (iii)  cause the Partnership to make a loan to a General
     Partner or an Affiliate thereof;

         (iv) act in a way that would cause the loss of the Qualifying Facility status of the Facility;

          (v) cause the Partnership to merge or consolidate with or into any Person;

         (vi) take any action or cause the Partnership to take action that could cause the Partnership not to be recognized as a partnership for Federal income tax purposes; or

        (vii) change the nature of the Partnership's business, conduct or carry on the business of the Partnership through any business entity other than the Partnership, or cause any action to be taken by the Partnership to engage in any business other than as set forth in Section 2.2 of this Agreement.

          (c) Without limiting the force or effect of Section 7.3(a) and, other than with respect to Sections 7.3(c)(iv)(D),
(E), (F), (G) or (I), so long as no Special Event shall have occurred and be continuing, unless the Managing General Partner has given at least 30 days' prior written notice to all of the Other Limited Partners of its intention to take any of the following actions and a Supermajority in Interest of the Other Limited Partners (except in the case of (i) below) has approved in writing the proposed action, the Managing General Partner shall not have the authority to:

          (i) transact any business (including any amendment of any then-existing business arrangement) with any Partner or any Affiliate thereof for goods or services in connection with the conduct of the Partnership's business (except pursuant to the Operation and Maintenance Agreement and agreements for the transportation of natural gas between the Partnership and North Country, as in effect on the date hereof); provided, however, that so long as the transaction is effectuated on terms no less favorable to the Partnership than would be available in a bona fide arm's-length transaction with an unaffiliated Person, the approval of the Limited Partners may not be unreasonably withheld; and provided, further, that in the case of this subsection only, such action by the Managing General Partner must be approved in writing by more than fifty percent (50%) of the Non-SECI Limited Partners;

         (ii) incur indebtedness for borrowed money (including the assumption or guaranty of a third-party obligation) by the Partnership other than in the ordinary course of business and other than pursuant to the Loan Agreement,
     Section 10 of the Capital Contribution Agreement and Sections 7.2(o) and 13.2(e) of this Agreement, if the aggregate amount outstanding of all Indebtedness of the Partnership (other than pursuant to the Loan Agreement, Section 10 of the Capital Contribution Agreement and Sections 7.2(o) and 13.2(e) of this Agreement) would exceed $1,000,000.00;

        (iii) act in a way contrary to the provisions of this Agreement;

         (iv) from the Initial Capital Contribution Date to and including the First Tomen Flip Date,

               (A) sell, lease, abandon, mortgage or pledge, or otherwise dispose of, in a transaction or series of transactions, all or any substantial portion of the assets of the Partnership (excluding, however, the liens and encumbrances granted pursuant to the Collateral Security Documents), other than replacement of assets in the ordinary course of business;

               (B) elect to terminate or dissolve or wind up the Partnership;

               (C) commence or permit to occur a Bankruptcy of the Partnership;

               (D) possess any assets of the Partnership, or assign rights in specific assets of the Partnership, for other than a Partnership purpose;

               (E)  confess a judgment or settle a claim or
          lawsuit against the Partnership which makes it impossible to carry on the business of the Partnership;

               (F) admit a Substituted Limited Partner except in accordance with the provisions of Section 10.2 or admit a successor General Partner except in accordance with
          Article X or Article XII or Section 13.2(b);

                         except in the ordinary course of business of the Partnership or of North Country;

               (H)  acquire assets for or otherwise make a
          capital expenditure, expansion or modification of the Project at a cost of more than $5,000,000 for any single acquisition, expenditure or modification or $5,000,000 in the aggregate for any series of acquisitions, expenditures or modifications in respect of the same matter, unless such acquisition, expenditure or modification constitutes a replacement or repair in the ordinary course of business;

               (I) elect to be governed by any amendment to the Partnership Act or by a succeeding or successor statute of the State of Delaware governing limited partnerships;

               (J) enter into, amend in any material respect, refinance or replace the GE Capital Equity Contribution, the Term Loan or any Refinancing Loan except in accordance with Section 10.10 or 13.2(g) hereof or Section 10 of the Capital Contribution Agreement;

               (K) enter into, terminate or materially amend any Project Contract; provided, however, that the Managing General Partner shall not be required to seek the consent of the Other Limited Partners as to any contract for the supply of goods and services entered into in the ordinary course of business and (i) under which the Partnership would pay in the aggregate not more than $1,500,000; or (ii) which is permitted under the Loan Documents;

               (L) after a damage or loss to the Project (other than in the case of a Partnership Event of Loss), elect not to rebuild or repair any material portion of the Project;

               (M)  remove or change Falcon Power Operating
          Company as the Project operator; provided, however, that if the Managing General Partner obtains an acceptable replacement Project operator, the approval of the Other Limited Partners under this provision shall not be unreasonably withheld;

               (N)  make any material modification to the
          electric and steam generating capacity of the Project
          (other than pursuant to Section 7.2(o));

               (O) prepay any indebtedness of the Partnership unless in the ordinary course of business or pursuant to a mandatory or, with respect to Distributable Cash applied pursuant to Section 4.11 or 4.15 hereof or in connection with a refinancing pursuant to Section 10 of the Capital Contribution Agreement, optional prepayment under the Loan Documents; or

               (P) distribute any property other than cash to a Partner;

provided, however, that if a Supermajority in Interest of the Other Limited Partners have not responded in writing to the written notice of proposed action given by the Managing General Partner pursuant to this Section 7.3(c) within 30 days of receipt of such notice, such proposed action shall be deemed to be approved by a Supermajority in Interest of the Other Limited Partners; and provided, further, that the failure of SECI Limited, alone, to respond to such notice shall not result in a deemed approval for the purposes of this Section 7.3(c).

          (d) Without limiting the force or effect of Section 7.3(a) and, other than with respect to Sections 7.3(d)(iv), (v),
(vi), (vii) or (ix), so long as no Special Event shall have occurred and be continuing, after the First Tomen Flip Date, unless the Managing General Partner has given at least 30 days' prior written notice to all of the Other Limited Partners of its intention to take any of the following actions and a Majority in Interest of the Other Limited Partners has approved in writing the proposed action, the Managing General Partner shall not have the authority to:

          (i) sell, lease, abandon, mortgage or pledge, or otherwise dispose of, in a transaction or series of transactions, all or any substantial portion of the assets of the Partnership (excluding, however, the liens and encumbrances granted pursuant to the Loan Documents), other than replacement of assets in the ordinary course of business;

         (ii) elect to terminate or dissolve or wind up the Partnership;

        (iii) commence or permit to occur a Bankruptcy of the Partnership;

         (iv) possess any assets of the Partnership, or assign rights in specific assets of the Partnership, for other than a Partnership purpose;

          (v) confess a judgment or settle a claim or lawsuit against the Partnership which makes it impossible to carry on the business of the Partnership;

         (vi) admit a Substituted Limited Partner except in accordance with the provisions of Section 10.2 or admit a successor General Partner except in accordance with Article
     X or Article XII or Section 13.2(b);

        (vii) make any loans or extensions of credit, except in the ordinary course of business of the Partnership or of North Country;

       (viii) acquire assets for or otherwise make a capital expenditure, expansion or modification of the Project at a cost of more than $5,000,000 for any single acquisition, expenditure or modification or $5,000,000 in the aggregate for any series of acquisitions, expenditures or modifications in respect of the same matter, unless such acquisition, expenditure or modification constitutes a replacement or repair in the ordinary course of business or is made pursuant to Section 7.2(o);

         (ix) elect to be governed by any amendment to the Partnership Act or by a succeeding or successor statute of the State of Delaware governing limited partnerships;

          (x) enter into, amend in any material respect, refinance or replace the GE Capital Equity Contribution or the Term Loan except in accordance with Section 10.10 or 13.2(g) hereof or Section 10 of the Capital Contribution Agreement;

         (xi) after a damage or loss to the Project (other than in the case of a Partnership Event of Loss), elect not to rebuild or repair any material portion of the Project;

        (xii) remove or change Falcon Power Operating Company as the Project operator; provided, however, that if the Managing General Partner obtains an acceptable replacement Project operator, the approval of the Other Limited Partners under this provision shall not be unreasonably withheld;

       (xiii) make any material modification to the electric and steam generating capacity of the Project other than pursuant to Section 7.2(o);

        (xiv) prepay any indebtedness of the Partnership unless in the ordinary course of business or pursuant to a mandatory or, with respect to Distributable Cash applied pursuant to Section 4.11 or 4.15 hereof or in connection with a refinancing pursuant to Section 10 of the Capital Contribution Agreement, optional prepayment under the Loan Documents; or

         (xv) distribute any property other than cash to a Partner;

provided, however, that if a Majority in Interest of the Other Limited Partners have not responded in writing to the written notice of proposed action given by the Managing General Partner pursuant to this Section 7.3(d) within 30 days of receipt of such notice, such proposed action shall be deemed to be approved by a Majority in Interest of the Other Limited Partners; provided, further, that the failure of SECI Limited alone, to respond to such notice shall not result in a deemed approval for the purposes of this Section 7.3(d).

          (e) The Managing General Partner shall be prohibited from taking any action in connection with the governance of the Partnership which is inconsistent with the express provisions of this Agreement. Neither the Managing General Partner, nor the SECI Limited Partners or the Tomen Limited Partners, after the Second Capital Contribution Date and prior to the First GE Capital Flip Date, shall make any loans or capital contributions to the Partnership without the express prior written consent of the GE Capital Limited Partner other than capital contributions made pursuant to Article VIII.

          7.4 Limitations on Liability of General Partner. (a) The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any loss, damage or liability sustained by the Partnership or any such other Partner, or any successor, assignee or transferee thereof for any act or omission performed or omitted by it in good faith pursuant to authority granted to it by this Agreement and in a manner reasonably believed by it to be within the scope of authority granted to it by this Agreement and in the best interests of the Partnership and the Limited Partners, unless such act or omission constitutes bad faith, fraud, gross negligence, recklessness or intentional misconduct. The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership.

          (b) The General Partner does not guarantee, and shall not be personally liable for, the return of all or any portion of the Capital Contribution of any Partner or the payment of any distributions to any Partner (or any assignee, successor or transferee thereof), including, without limitation, distributions pursuant to Article IV, it being expressly agreed that any such return of capital or payment of distributions shall be made solely from the assets of the Partnership (which shall not include any right of contribution from the General Partner) in accordance with this Agreement. Each Partner acknowledges that the General Partner has not guaranteed that the development and operation of the Project will be economically successful, that any Partner's participation in the Partnership will be economically beneficial or that any Partner will be entitled to any particular deduction or credit for Federal, state or local income tax purposes.

          7.5 Partnership Information Meetings. The Managing General Partner shall once each calendar quarter, with the first such meeting to be held during the first calendar quarter after the date hereof, call a meeting with the Limited Partners to discuss and report on Facility operations.

          7.6 Limitations on the Partners. No Partner other than the Managing General Partner shall have any right or authority to act on behalf of or in the name of the Partnership or to bind the Partnership in any manner except with the prior written consent of the Managing General Partner, as provided in
Article XIII, as provided in any Recognition Agreement or as provided pursuant to a contract approved as required under
Section 7.3. No Partner shall have any right or authority to act for or bind the Partnership except as expressly set forth herein. No Partner shall take any action in conflict with the foregoing provisions of this Section 7.6 or represent, directly or by course of conduct, that it has any right, power or authority to take any such action. Notwithstanding anything in this Agreement to the contrary, the Limited Partners are hereby authorized to enter into any agreement under which the Limited Partners have rights, duties or obligations relating to contracts entered into by the Partnership, including any such agreement denominated as a "Recognition Agreement," all without affecting the Limited Partners' limited liability as limited partners of the Partnership. The Managing General Partner shall use its best efforts to cause the Partnership to cooperate to the fullest extent necessary to assure each Limited Partner's ability to perform under any recognition agreement relating to contracts entered into by the Partnership.

          7.7 Cooperation Regarding Governmental Approvals and Power Purchase Agreement. SECI General agrees to cooperate fully with the Partnership and with the Managing General Partner (if the Managing General Partner shall not be SECI General) so as to keep the Governmental Approvals (including, without limitation, the FERC Order) and the Power Purchase Agreement in full force and effect. As promptly as practicable after it is permitted by Applicable Law, agreement or contract, as the case may be, the General Partner shall cause the Partnership (and shall cooperate with the Partnership and the Managing General Partner, to the extent necessary) to apply for a renewal of the Governmental Approvals and a renewal or replacement of the Power Purchase Agreement for the periods available and to actively prosecute such application.

          7.8 Time Devoted to Partnership. The Managing General Partner shall devote whatever time and attention to the business, affairs and operations of the Partnership as are required, appropriate or desirable for Partnership purposes and to carry out the provisions of this Agreement. If SECI is the Managing General Partner, it shall devote its full time to the Partnership; provided that SECI's directors, officers and employees (other than full-time employees, if any) shall not be expected to devote their full time to the performance of such duties unless necessary from time to time for the proper performance of the Managing General Partner's duties hereunder.

           7.9 Other Business Activities. (a) Except as expressly provided herein, nothing in this Agreement shall be deemed to restrict in any way the right of any Partner to manage, conduct, be employed by, operate, participate in or have an interest in any other business, activity, venture or organization of any nature or description independently or with others, without accountability to the Partnership or any other Partner(s); provided, that each Partner shall conduct its business in a manner so as to avoid Public Utility Status as described in Section 10.10. Each Partner shall be entitled to receive and hold, without being accountable to the Partnership or to any other Partner, any fees, compensation, salary, income, dividends, share of profits or other distribution, gain or income which it may receive from any other business, activity, venture or organization.

          (b) No General Partner shall engage in any business or activity other than as required or permitted hereby with respect to the Project.

          (c) Notwithstanding any other provision of this Agreement, any opportunity to expand or enhance the Project at the Site or within a one-mile radius thereof shall be presented to the Partnership.

          7.10 Meetings. (a) Meetings of the Other Limited Partners for the purpose of acting upon any matter upon which the Other Limited Partners are entitled to vote may be called by the Managing General Partner at any time and shall be called by the Managing General Partner not more than 15 days after receipt of a written request for such a meeting signed by one or more of the Other Limited Partners representing in the aggregate at least ten percent (10%) of the Percentage Interest of the Other Limited Partners. Meetings of the Other Limited Partners shall be held at such location as from time to time shall be reasonably determined by the Managing General Partner. The Managing General Partner shall give written notice of any such meetings to all Other Limited Partners and such meeting shall be held not less than 15 days nor more than 60 days after the Managing General Partner sends such notice to the Other Limited Partners.

          (b) The presence in person or by proxy of a Majority in Interest of the Other Limited Partners entitled to vote shall constitute a quorum at all meetings of the Other Limited Partners; provided, that if there shall be no such quorum, a Majority in Interest of the Other Limited Partners so present or so represented may adjourn the meeting from time to time without further notice until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Other Limited Partners need be given to any Other Limited Partner entitled to such notice who, in writing, executes and files with the records of the meeting, either before or after the time thereof, a waiver of such notice. Any Other Limited Partners who attend a meeting in person or are represented by proxy, except for Other Limited Partners attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, shall be deemed to have waived notice of such meeting. Each Other Limited Partner may authorize any Person to act for it by proxy with respect to any matter in which such Other Limited Partner is entitled to participate, including waiving notice of any meeting and voting or participating in a meeting. Every proxy must be signed by such Other Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Other Limited Partner executing it.

          (c) If the Managing General Partner elects to seek the written consent of the Other Limited Partners, the Managing General Partner shall notify the Other Limited Partners in writing of the nature of the proposed matter being submitted for action and the Managing General Partner's recommendation with respect to approval or disapproval thereof. The Managing General Partner shall include with each such notification a current list of the names and addresses of the Other Limited Partners. For purposes of obtaining such consent, the Managing General Partner may require a response within a specified time, which may be not less than 15 days nor more than 60 days from the date of the notice.

            Special Rights of the Other Limited Partners. Notwithstanding any provision to the contrary herein, and subject to the provisions set forth in this Section 7.11 and in the Partnership Act, with, until the First GE Capital Flip Date, the prior written consent of the GE Capital Limited Partner, Other Limited Partners holding at least 75 percent of the Percentage Interests of all NonSECI Limited Partners may (a) remove the Managing General Partner in the event the Managing General Partner takes or omits or refuses to take action which amounts to a breach of Section 7.4(a) or if there is a breach of Section 7.2(n) and (b) appoint a successor thereto. Any removal or withdrawal of the Managing General Partner pursuant to this
Section 7.11 shall be effective immediately following the admission to the Partnership of a successor general partner of the Partnership. In addition, if at any time the sum of the Percentage Interest owned by the Managing General Partner and all Affiliates of the Managing General Partner is less than 10 percent, with, until the First GE Capital Flip Date, the prior written consent of the GE Capital Limited Partner, a Majority in Interest of the Other Limited Partners shall have the right to remove the Managing General Partner at will and without cause. Immediately upon the removal or withdrawal of the Managing General Partner it shall deliver to the Partnership all books and records relating to the affairs of the Partnership.

          7.12 Partnership Expenses. To the extent not otherwise expressly provided to the contrary herein, the Partnership shall pay all fees, costs and expenses of the Partnership and the Managing General Partner acting as such.

          7.13  Liability of the General Partner After
Withdrawal. Upon the General Partner's ceasing to be a general partner of the Partnership, whether voluntarily or involuntarily, the General Partner shall remain liable for all liabilities and obligations hereunder incurred on or prior to the date and time of its withdrawal or retirement and, if its ceasing to be a general partner violates this Agreement or the Partnership Act, it shall be liable for any loss or damage which the Partnership or any of its Partners may incur as a result of such ceasing to be a general partner. The General Partner shall not have any liability for any liabilities or obligations hereunder incurred after the date and time of its ceasing to be a general partner.

          7.14 No Compensation; Reimbursement. The Managing General Partner shall receive no compensation for performing its duties as the Managing General Partner under this Agreement, provided, that this Section 7.14 shall not be interpreted so as to affect the rights of SECI General or an Affiliate thereof (a) to receive its share of distributions and allocations as set forth in Articles IV and V, (b) to receive compensation for providing goods and services in independent capacities outside its capacity as the Managing General Partner or (c) to receive payments and reimbursements permitted under this Agreement.

          7.15 North Country. The Managing General Partner shall be relieved of any obligation to cause North Country to take any action, or refrain from taking any action, to the extent that the performance of such obligation could subject the Partnership or any Partner to regulation as a "gas corporation" under the Public Service Law of the State of New York.


                          ARTICLE VIII

                 CALLS FOR AND PAYMENT OF FUNDS

          8.1 Calls for and Payment of Funds. Except as set forth in Articles III, VIII, X or XIII, the Capital Contribution Agreement and the Loan Agreement, or as otherwise mutually agreed by the Partners, no Partner shall make (or be required to make) a capital contribution or loan of funds to the Partnership.

          8.2  Partner Loans; Additional Capital Contributions.
(a) After the First GE Capital Flip Date, in the event that the Partnership is unable to borrow money necessary to further the Partnership's business on terms reasonably acceptable to the Managing General Partner, prior to making any call for Additional Capital Contributions (as hereinafter defined) the Managing General Partner shall, subject to Section 7.3(c)(ii), seek to borrow the necessary money from the Limited Partners and the Limited Partners shall have the right but not the obligation to loan money to the Partnership (a "Partner Loan"). Partner Loans shall bear interest at the lesser of (i) the maximum rate permitted by law, and (ii) the Prime Rate plus 2% per annum, and shall be repayable prior to any distributions pursuant to Article IV; provided, however, that the total amount of each repayment as a percentage of Distributable Cash shall not exceed fifty percent (50%). If more than one Limited Partner desires to make a Partner Loan pursuant to this Section 8.2, each shall be entitled to make a Partner Loan pro rata in the same proportion that its Percentage Interest bears to the total Percentage Interests of all Partners desiring to make such Partner Loans. Partner Loans shall not be treated as Capital Contributions. In accordance with this Agreement, a Limited Partner may lend money to and transact other business with the Partnership and, subject to applicable law, shall have the same rights and obligations with respect thereto as a Person who is not a partner of the Partnership. If a Limited Partner is a lender, in exercising its rights as a lender, including in making its decision on whether to foreclose on property of the Partnership, such lender will have no duty to consider (i) its status as a partner of the Partnership, (ii) the interests of the Partnership, or (iii) any duty (including fiduciary duties, if any) it may have to any Partner or the Partnership.

          (b) After the First GE Capital Flip Date, upon notice from the chief financial officer of the Managing General Partner pursuant to paragraph (c) of this Section 8.2 that a determination has been made that additional Capital Contributions to the Partnership are required, any Partner may, but shall not be required to, make additional Capital Contributions of cash to the Partnership in excess of its required Capital Contributions under Section 3.1 ("Additional Capital Contribution(s)"), which Additional Capital Contributions may be made by each Partner in an amount equal to the product of (x) such Partner's Percentage Interest at the time such Additional Capital Contributions are called for and (y) the aggregate amount of the call.

          (c) After the First GE Capital Flip Date, a call for Additional Capital Contributions to the Partnership shall be issued by or on behalf of the chief financial officer of the Managing General Partner by notice, which shall specify the amount to be contributed in the aggregate and the amount the Partner to which the call is directed may contribute, and which shall be sent to all Partners and shall be executed by the chief financial officer or a designated representative of the chief financial officer. To satisfy a call for Additional Capital Contributions, a Partner shall have paid into the Partnership cash funds in the full amount of its proportionate share of the aggregate amount of such call for Additional Capital Contributions on or before a date thirty (30) days following the date of the notice, which date shall be the "Contribution Date" for such contributions. All Additional Capital Contributions shall be credited to the respective Capital Accounts of the Partners as of the Contribution Date.

          (d) After the First GE Capital Flip Date, should a Partner not have contributed by the Contribution Date the full amount of an Additional Capital Contribution called for as provided in this Section 8.2, the Percentage Interest and Allocation Percentage of each Partner, effective as of the Contribution Date, shall be the fraction (expressed as a percentage) determined by dividing the Deemed Contribution Amount (as defined hereinbelow) with respect to such Partner by the aggregate amount of all Capital Contributions made to the Partnership by the Partners, and credited to the Capital Accounts of such Partners, on or prior to the Contribution Date (including any Additional Capital Contributions made by the Partners in response to the call); provided, however, that no downward adjustment of the Percentage Interest or the Allocation Percentage of the Tomen Limited Partners under this Section 8.2 shall be effective prior to the Second Tomen Flip Date and no downward adjustment of the percentage interest of the GE Capital Limited Partner under this Section 8.2 shall be effective prior to the Second GE Capital Flip Date. For purposes of this Section 8.2(d), the "Deemed Contribution Amount" shall mean, with respect to each Partner, an amount determined by (i) multiplying the aggregate amount of all Capital Contributions made to the Partnership by all Partners and credited to the Capital Accounts of the Partners prior to the Contribution Date (but excluding any Additional Capital Contributions made by the Partners in response to the call in question) by such Partner's Percentage Interest or Allocation Percentage, as the case may be (as in effect immediately prior to the Contribution Date), and (ii) adding to the product determined in clause (i) above any Additional Capital Contribution made by such Partner in response to the call in question. The Deemed Contribution Amount shall be applied solely for purposes of making the adjustments to the Partners' Percentage Interests or Allocation Percentage, as the case may be, pursuant to this Section 8.2(d) and shall not affect, or be taken into account in determining, the Partners' Capital Accounts or other rights to the capital of the Partnership.

          (e) In the event that a call for Additional Capital Contributions shall be issued as provided herein and any Partner shall not have made its Additional Capital Contribution in response to such call on or before the Contribution Date, a Partner who has made its Additional Capital Contribution in response to such call may make all or any portion of the unmade Additional Capital Contribution of any noncontributing Partner, whereupon the Percentage Interests and Allocation Percentages shall be adjusted as provided for hereinabove.

          8.3  Cure Rights; Additional Capital Contributions.
(a) General. This Section 8.3 establishes the procedures for the Other Limited Partners to cure payment defaults pursuant to the provisions of Sections 13.1(e) and 13.1(r).

          (b) Notice. Upon the earlier of the Managing General Partner's (i) receipt of notice constituting or evidencing a Special Event under Section 13.1(e) or 13.1(r), and (ii) awareness of the reasonable likelihood of a Special Event under
Section 13.1(e) or 13.1(r), the Managing General Partner shall notify each of the Limited Partners thereof, specifying the nature of the actual or anticipated Special Event and the aggregate amount necessary or anticipated to be necessary to cure such Special Event (the "Cure Amount").

          (c) Rights to Fund Cure. Each of the Other Limited Partners shall have the right, but not the obligation, to make an additional Capital Contribution to the Partnership to fund the portion of the Cure Amount equal to the product of its then applicable Percentage Interests times the Cure Amount. In the event that one or more of the Other Limited Partners does not fund all or any portion of the Cure Amount it has the right to fund as calculated according to the preceding sentence (the "Cure Amount Deficiency"), the Other Limited Partners desiring to fund the Cure Amount Deficiency shall have the right to do so according to the ratio of their then applicable Percentage Interests to one another.

          (d) Return on Section 8.3 Capital Contributions. Capital Contributions made pursuant to this Section 8.3 shall be repaid to the Other Limited Partners making such additional Capital Contributions, together with a cash on cash return equal to LIBOR plus 500 basis points per annum, as provided in Section 4.13.

          (e) The Managing General Partner shall use reasonable efforts to coordinate the process for the exercise of the rights of the Other Limited Partners under this Section 8.3.

          8.4 Cost Overruns. (a) General. On or before the Second Capital Contribution Date, in the event that (i) Certified Construction Costs exceed the Construction Budget, or (ii) the actual cost of or expense associated with any item designated in the Construction Budget exceeds the amount set forth in the Construction Budget with respect to such item after application of any remaining Construction Budget contingency or other amounts available under the Loan Documents for the payment of such item (in each case, such excess a "Cost Overrun"), SECI shall seek to obtain the money necessary to pay for the Cost Overrun, as follows:

          (i) first, SECI shall have the right, but not the obligation, to contribute capital to the Partnership up to the amount of the Cost Overrun; and

          (ii) second, to the extent not provided by SECI, the Tomen Limited Partners shall have the right, but not the obligation, to contribute capital to the Partnership up to the amount of the Cost Overrun.

          (b) Delivery of Overrun Notice. Immediately upon the earliest of (i) the date on which a Cost Overrun has occurred,
(ii) the date SECI expects a Cost Overrun to occur, and (iii) the date SECI receives any notice under the Loan Documents indicating a Cost Overrun, SECI shall provide the Tomen Limited Partners with written notice of such Cost Overrun, specifying the amount of and reason(s) for such Cost Overrun (the "Overrun Notice").

          (c) Funding by SECI. As soon as possible and in any event within 5 days after the date of the Overrun Notice, SECI shall (i) deliver a notice (the "SECI Notice") to the Tomen Limited Partners setting forth the amount of capital contributions SECI will make pursuant to Section 8.4(a)(i) above, and (ii) fund such capital contributions, in immediately available funds, to the Partnership. The Partnership shall credit the amount of the capital contribution to SECI's Capital Account.

          (d) Funding by the Tomen Limited Partners. Within 5 days after receipt of the SECI Notice, the Tomen Limited Partners shall (i) deliver a notice to SECI and the Managing General Partner setting forth the amount of the capital contribution the Tomen Limited Partners will make pursuant to Section 8.4(a)(ii) above, and (ii) fund such capital contribution, in immediately available funds, to the Partnership. The Partnership shall credit the Tomen Limited Partners' capital contribution in the amount of the capital contribution to the Tomen Limited Partners' Capital Account.

          (e) Distributions in Respect of Capital Contributions. On or prior to the Second Capital Contribution Date, prior to payment to SECI of any Success Fee and after payment to any Affiliate of the Tomen Limited Partners of any amount due such Affiliate under the Joint Development Agreement, SECI shall use all amounts otherwise available to pay the Success Fee or the proceeds of Construction Loans, if any, made for the purpose of reimbursing the Partnership for such Cost Overruns to make distributions in respect of capital contributions made pursuant to this Section 8.4 in the following order of priority:
(i) first, to the Tomen Limited Partners in return of their capital contributions, (together with a return thereon as provided in Section 8.4(f)), and (ii) second, to SECI in return of its capital contributions.

          (f) Return on Tomen Limited Partners' Capital Contributions. A Tomen Limited Partner shall be entitled to earn a 20% After-Tax Internal Rate of Return on the amount of any Capital Contribution contributed by such Tomen Limited Partner under this Section 8.4 and shall be included in the calculation to determine the Initial Allocation Percentage of such Tomen Limited Partner under Section 3.4(a) and Exhibit A.

          (g) Unreturned Capital Contributions. On the Second Capital Contribution Date, the amount of any Capital Contribution contributed by the Tomen Limited Partners pursuant to Section 8.4(d) will be added to any Capital Contribution made by the Tomen Limited Partners on the Second Capital Contribution Date.

          8.5 Unpaid Tomen Fees. On the Second Capital Contribution Date, if there exist any unpaid Tomen Fees and Delay Interest thereon (both as defined in the Joint Development Agreement) the Tomen Limited Partners shall be entitled to distributions in an amount equal to the amount of such unpaid Tomen Fees or Delay Interest thereon, and on the amount of any return, calculated pursuant to Section 8.4(f), on any Capital Contribution contributed by the Tomen Limited Partners pursuant to Section 8.4(d), to the extent such return has not been returned pursuant to Section 8.4(e) together with a 30% pre-tax (cash on cash) per annum return thereon. Such distributions shall be payable from Distributable Cash as provided in Section
4.14. At any time any amount shall be distributable to either Tomen Limited Partner under Section 4.14, SECI shall not borrow any amount under the SECI Term Loan Agreement, unless such borrowing is used, in whole or in part, to make capital contributions to be used by the Partnership to make distributions provided under Section 4.14.


                           ARTICLE IX

                       CONDITIONS PRECEDENT

          9.1 Conditions to the Contributions on the Initial Capital Contribution Date. The obligation of GE Capital to make a capital contribution to the Partnership on the Initial Capital Contribution Date is subject to the satisfaction or waiver immediately prior to or concurrently with the making of such contribution of the conditions precedent set forth in Section 2(b) of the Capital Contribution Agreement.

          9.2 Conditions to the Contributions on or Prior to the Second Capital Contribution Date. The obligation of GE Capital to make additional capital contributions to the Partnership in respect of its Limited Partnership Interest on or prior to the Second Capital Contribution Date is subject to the satisfaction or waiver immediately prior to or concurrently with the making of such contributions of the conditions precedent set forth in
Section 2(c) of the Capital Contribution Agreement.


                            ARTICLE X

                    TRANSFER AND ENCUMBRANCE

          10.1 Limited Partner Transfer Restrictions. (a) Each Limited Partner, subject to and after compliance with the provisions of Sections 10.3, 10.4, 10.6, 10.12, 10.13 and 10.14
applicable to such Limited Partner, may sell, assign, transfer, mortgage, pledge or otherwise (directly or indirectly, including entering into or consenting to any transaction that constitutes a transfer for tax purposes) dispose of ("Transfer") its Limited Partnership Interest, except if:

          (i)  the assignee is not a Permitted LP Transferee;

         (ii) the Transfer would cause the number of Persons which acquired Limited Partnership Interests directly or indirectly from in the case of each of SECI, the Tomen Limited Partners and the GE Capital Limited Partner, to exceed ten;

        (iii)  such Transfer would violate any Governmental
     Approval;

         (iv) such Transfer would cause the Facility to lose its status as a Qualifying Facility;

          (v) such Transfer would violate the terms of any agreement binding upon the Partnership;

         (vi) such Transfer would violate any Applicable Law, including, without limitation, applicable Federal or state securities laws or require any registration under such securities laws;

        (vii) such Transfer would cause the Partnership to be classified otherwise than as a partnership for Federal income tax purposes;

       (viii) the transferee has not agreed in writing to be bound by this Agreement;

         (ix) such Transfer would cause a termination of the Partnership for Federal income tax purposes;

          (x) such Transfer would cause a dissolution of the Partnership under the Partnership Act; or

         (xi)  the transferee is an incompetent or a minor.

          (b) Any transfer made by any Partner which violates any provision of this Agreement shall be ab initio null and void and of no effect.

          (c) An assignee pursuant to this Section 10.1 of a Limited Partnership Interest shall be entitled to receive all distributions and allocations otherwise distributable or allocable to the Limited Partner with respect to the Limited Partnership Interest assigned to such assignee but shall not have the right to vote such Limited Partnership Interest (or part thereof) until such time as the assignee becomes a substitute Limited Partner as provided herein. The "effective date" of an assignment under this Section 10.1 shall be the date specified in a notice delivered by the assigning Limited Partner to the Managing General Partner, which date shall be no earlier than the date of receipt of such notice as provided in Section 11.1.

          10.2 Substitute Limited Partners; Additional Limited Partners. (a) No transferee of any Limited Partner shall become a substitute Limited Partner without the prior written consent of the Managing General Partner and, in the case of a transferee from SECI, a Majority in Interest of all Partners (excluding, for this purpose, SECI), in each case, which consent may be granted or withheld in the Managing General Partner's or each Partner's, as applicable, sole and absolute discretion.

          (b)  Except as may be permitted by Section 10.2(a) or
13.2 of this Agreement, no additional Partners may be admitted to the Partnership, except upon the prior written consent of each Partner, acting in its sole discretion, and after compliance with the conditions set forth in Sections 10.1(a)(i) through (xi).

          10.3 Additional SECI Limited Transfer Restrictions. Except as security for the Obligations and the obligations of SECI under the SECI Term Loan Agreement, SECI may not Transfer its interest as a limited partner in the Partnership until after the Second Capital Contribution Date. From and after the Second Capital Contribution Date until the fifth anniversary of the Second Capital Contribution Date, SECI may Transfer its interest as a limited partner in the Partnership; provided that, after giving effect to such Transfer, SECI shall continue to own a Limited Partnership interest equal to not less than 60% of the Limited Partnership Interest owned by it on the Second Capital Contribution Date after giving effect to the transactions consummated on such date. From and after the fifth anniversary of the Second Capital Contribution Date, the provisions of this
Section 10.3 shall no longer be applicable.

          10.4 Tomen Rights to Transfer. (a) Notwithstanding the provisions of Section 10.2 (but subject to the provisions of Section 10.13 in the case of the Transfer to a limited partnership the general partner of which is Tomen and one or more limited partners of which are not Affiliates of Tomen), TPC One and TPC Two shall have the right from time to time to Transfer all or any part of their Limited Partnership Interests to an Affiliate (including without limitation to a limited partnership the general partner of which is Tomen), which Affiliate shall, upon execution of this Agreement be admitted to the Partnership as a limited partner of the Partnership, subject to such Transfer meeting the conditions set forth in Sections 10.1(a)(i) through
(xi); provided, however, that if the Partnership would otherwise not satisfy the requirements of Revenue Procedure 92-33 (or any successor thereto) solely on the basis of the transfer restrictions applicable to SECI and the GE Capital Limited Partner, the transferee of Limited Partnership Interests of any of the Tomen Limited Partners shall be admitted as a substitute Limited Partner only in accordance with Section 10.2(a).

          (b) If (i) an Event of Default under the Loan Agreement shall have occurred and be continuing, (ii) the Substitute Term Loan shall not have been made as provided in
Section 8 of the Capital Contribution Agreement, (iii) the Construction Loans shall not have been refinanced as provided in
Section 9 of the Capital Contribution Agreement, and (iv) the Limited Partnership Interest of the GE Capital Limited Partner shall have been converted as provided in Section 4.16, then (x) notwithstanding any other provision (other than Sections 10.1(a)(iii) through (xi)), TPC One and TPC Two may transfer their Limited Partnership Interests to a Person that does not compete directly with Falcon in the development, ownership or operation of non-utility generation projects, and (y) at the request of TPC One or TPC Two, such transferee shall, subject to
Section 10.2(a), be admitted as a substitute Limited Partner.

          10.5 Pledges, Security Interest. Notwithstanding anything else in this Agreement to the contrary, upon any Transfer which is a grant of any pledge, security interest, hypothecation, lien or other encumbrance by a Partner against such Partner's interest in the Partnership, such Partner shall continue to be a partner of the Partnership.

          10.6 Ownership by SECI, TPC One and TPC Two. Notwithstanding anything to the contrary contained in this Agreement, SECI shall retain the beneficial ownership of not less than a nine percent (9%) Limited Partnership Interest, and TPC One and TPC Two, collectively, shall retain the beneficial ownership of not less than a two percent (2%) Limited Partnership Interest, in each case for five years from the Second Capital Contribution Date.

          10.7 Revisions to this Agreement Upon Transfer or Encumbrance. If pursuant to the provisions of Section 10.1, the Limited Partners are permitted to Transfer any of their interests in the Partnership, or, if additional Partners are admitted pursuant to Section 10.2(b) or otherwise, then contemporaneously with such Transfer or admission, the Capital Accounts, Percentage Interests and Allocation Percentages of the Partners shall be adjusted to accurately reflect the interests of each and every Partner.

          10.8 Transfer of the General Partner Interest. Except as security for the Obligations and the obligations of SECI under the SECI Term Loan Agreement, SECI may not Transfer its General Partner Interest until after the Second Capital Contribution Date. Thereafter, SECI may Transfer its General Partner Interest if (i) the GE Capital Limited Partner shall have expressly consented in writing to such Transfer (which consent may be granted or withheld in the sole discretion of the GE Capital Limited Partner); (ii) SECI has provided one or more successor General Partners reasonably satisfactory to the GE Capital Limited Partner and a Majority in Interest of the Other Limited Partners, (iii) such transferee meets the requirements to be a Permitted LP Transferee, and (iv) such transferee meets the conditions set forth in Sections 10.1(a)(i) through (xi). Any purported assignment by SECI in violation of this Section shall be deemed a withdrawal by SECI under Section 12.1 hereof.

          10.9 Amendment to Certificate of Limited Partnership. If a Person has otherwise qualified under this Agreement to become a substitute or new General Partner, such Person shall become a General Partner upon the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate of Limited Partnership in proper form, duly executed by such Person. Any such admission shall be deemed to have occurred immediately prior to the withdrawal of any General Partner who is withdrawing from the Partnership in connection with the admission of a new General Partner.

          10.10 Voluntary Withdrawal by the GE Capital Limited Partner. (a) (i) If at any time, the GE Capital Limited Partner or any Affiliate of the GE Capital Limited Partner, solely by reason of its interest in the Partnership or any transaction contemplated by this Agreement or any other Basic Document and not as a result of any other interest or activity of the GE Capital Limited Partner or such Affiliate, shall be deemed by any Governmental Authority having jurisdiction to be an "electric utility" or an "electric utility holding company" as such terms are used in PURPA and the regulations thereunder (18 C.F.R. Part 292), or any wholly or partially owned direct or indirect subsidiary of any "electric utility", "gas utility" or "electric utility holding company", as such terms are so used, or any similar entity (including without limitation a "public utility" as such term is defined in the FPA, or a "holding company," a "subsidiary company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as such terms are defined in the PUHCA) subject to regulation under the FPA, the PUHCA, or any other comparable federal, state or local law or regulation (any such classification being called "Public Utility Status"), then, upon demand made by such Limited Partner to the Managing General Partner, the Partnership shall forthwith redeem the GE Capital Limited Partner's right, title and interest in the Partnership for a redemption price equal to the Stipulated Termination Value of its interest plus the Termination Payment.

          (ii) The redemption price shall be paid in cash, or at the option of the Partnership, with the proceeds of a loan to be made by the GE Capital Limited Partner to the Partnership on the proposed purchase date. Such loan will be evidenced by a note (the "Redemption Note") which will mature on the last scheduled Level 1 Distribution Date, bear interest at a rate equal to the lesser of (i) the maximum rate permitted by law and (ii) the Treasury Index Rate plus 4.40%, be payable in consecutive quarterly installments of principal and interest for the period commencing with the first Distribution Date after the date of such note (each such installment to be in an amount not greater than the maximum amount of Level 1 Distributions that, but for the consummation of the purchase referred to in this Section 10.10, would have been payable to the GE Capital Limited Partner on each Distribution Date) and have other terms and conditions which are not more onerous, in any material respect, than those contained in the Loan Agreement. If the Redemption Note is not paid in full on or prior to the date fifteen years after the Date of Commercial Operation, principal and interest will continue to be payable thereon until the Redemption Note is paid in full, but such payments will be made only in amounts and at times that, but for the consummation of the purchase referred to in this Section 10.10, distribution would have been payable to the GE Capital Limited Partner pursuant to Sections 4.4 and 4.5. The Redemption Note will be secured by a first (second so long as the Loan Agreement is in effect) pledge of (i) the interests of SECI in the Partnership and (ii) the stock of SECI and SECI Holdings pursuant to pledge agreements in form and substance reasonably satisfactory to the GE Capital Limited Partner and by a first (second so long as the Loan Agreement or any refinancing thereof is in effect) priority lien on the assets of the Partnership (including, without limitation, the Project) pursuant to a security agreement and a mortgage, each in form and substance reasonably satisfactory to the GE Capital Limited Partner.

          10.11 Tomen's Rights Following Regulatory Events. (a) Notwithstanding anything to the contrary herein, in the event that a Tomen Event of Regulation (other than a North Country Event of Regulation) has occurred, each Tomen Limited Partner shall have the right to require that SECI purchase its Limited Partnership Interests for an amount equal to the Fair Market Sales Value thereof (the "Tomen Purchase Price"). The Tomen Purchase Price, together with all other amounts then due Tomen from the Partnership under this Agreement, shall be payable in cash, or at the option of SECI by means of a non-recourse note or notes payable out of future distributions from the Partnership that such Tomen Limited Partner otherwise would have been entitled to had it retained its Limited Partnership Interest and shall contain subordination provisions in form and substance satisfactory to the GE Capital Limited Partner. Unpaid amounts shall accrue interest at an interest rate equal to the lesser of
(i) the maximum rate permitted by law and (ii) 30% per annum.

          (b) Notwithstanding anything to the contrary herein, in the event that a North Country Event of Regulation has occurred, a Majority in Interest of the Other Limited Partners shall have the right to require that the Partnership sell (in compliance with Applicable Law) all of its right, title and interest in the stock or assets, held directly or indirectly, of North Country within 30 days of such North Country Event of Regulation (or as soon as possible thereafter in compliance with Applicable Law) to an entity, and on terms and conditions, reasonably acceptable to the Managing General Partner; provided, however, that if the Partnership has not sold all of its right, title and interest in the stock or assets of North Country as set forth hereinabove in this Section 10.11(b), then each Tomen Limited Partner shall have the right to require that the Partnership purchase its Limited Partnership Interests pursuant to the terms of Section 10.11(a). The purchase price for the stock or assets of North Country (or its immediate parent) shall be reasonably acceptable to the Managing General Partner and may be payable out of cash flow of North Country (or its immediate parent).

          10.12 Right of First Offer in Respect of the GE Capital Limited Partnership Interests. Prior to offering for sale the GE Capital Limited Partnership Interest or any portion thereof to Persons other than Affiliates of SECI, Tomen or GE Capital, or soliciting offers to purchase the GE Capital Limited Partnership Interest or any portion thereof from Persons other than Affiliates of SECI, Tomen or GE Capital, GE Capital shall solicit an offer to purchase the GE Capital Limited Partnership Interest or portion thereof to be sold from SECI and TPC One and TPC Two. Upon receipt of such a solicitation from the GE Capital Limited Partner, SECI and TPC One and TPC Two shall have 60 days in which to make an offer to purchase the GE Capital Limited Partnership Interest or portion thereof to be sold. If neither SECI nor TPC One and TPC Two makes an offer to purchase the GE Capital Limited Partnership Interest or portion thereof to be sold prior to the end of such 60 day period, then the GE Capital Limited Partner may thereafter offer to sell, solicit offers to purchase and sell the GE Capital Limited Partnership Interest or portion thereof to be sold to any Person (other than the Persons listed on Schedule 2 to the Letter Agreement) on such terms and conditions as the GE Capital Limited Partner deems appropriate, in its sole discretion. If either SECI or TPC One and TPC Two makes an offer to purchase the GE Capital Limited Partnership Interest or portion thereof to be sold and the GE Capital Limited Partner rejects such offer, then the GE Capital Limited Partner, during the 270 day period following the rejection of such offer, may offer to sell, solicit offers to purchase and sell the GE Capital Limited Partnership Interest or portion thereof to be sold to any Person on terms and conditions which are more favorable to the GE Capital Limited Partner than the terms and conditions offered by SECI and/or TPC One and TPC Two. If the GE Capital Limited Partner shall not enter into a binding commitment to sell the GE Capital Limited Partnership Interest or portion thereof to be sold prior to the end of such 270 day period, then the procedure set forth in the foregoing provisions of this
Section 10.12 shall be reinstated. Following the admission of a Limited Partner to the Partnership in respect of the transfer of less than all of the GE Capital Limited Partnership Interest, any actions that may be taken by the GE Capital under this Agreement may be taken by holders of more than 50% of the GE Capital Limited Partnership Interest. Upon any transfer of the GE Capital Limited Partnership Interest pursuant to the provisions of this Section 10.12, the provisions of this Section 10.12 shall lapse and be of no further force or effect with respect to the portion of the GE Capital Limited Partnership Interest so transferred.

          10.13 Right of First Offer in Respect of the Tomen Limited Partnership Interests. Prior to offering for sale the Tomen Limited Partnership Interests or any portion thereof to Persons other than Affiliates of SECI, Tomen or GE Capital, or soliciting offers to purchase the Tomen Limited Partnership Interests or any portion thereof from Persons other than Affiliates of SECI, Tomen or GE Capital, the Tomen Limited Partners shall solicit an offer to purchase the Tomen Limited Partnership Interests or portion thereof to be sold from SECI and the GE Capital Limited Partner. Upon receipt of such a solicitation from the Tomen Limited Partners, SECI and the GE Capital Limited Partner shall have 60 days in which to make an offer to purchase the Tomen Limited Partnership Interests or portion thereof to be sold. If neither SECI nor the GE Capital Limited Partner makes an offer to purchase the Tomen Limited Partnership Interests or portion thereof to be sold prior to the end of such 60 day period, then the Tomen Limited Partners may thereafter offer to sell, solicit offers to purchase and sell the Tomen Limited Partnership Interests or portion thereof to be sold to any Person (other than the Persons listed on Schedule 2 to the Letter Agreement) on such terms and conditions as the Tomen Limited Partners deem appropriate, in their sole discretion. If either SECI or the GE Capital Limited Partner makes an offer to purchase the Tomen Limited Partnership Interests or portion thereof to be sold and the Tomen Limited Partners reject such offer, then the Tomen Limited Partners, during the 270 day period following the rejection of such offer, may offer to sell, solicit offers to purchase and sell the Tomen Limited Partnership Interests or portion thereof to be sold to any Person (other than the Persons listed on Schedule 2 to the Letter Agreement) on terms and conditions which are more favorable to the Tomen Limited Partners than the terms and conditions offered by SECI and/or the GE Capital Limited Partner. If the Tomen Limited Partners shall not sell the Tomen Limited Partnership Interests or portion thereof to be sold prior to the end of such 270 day period, then the procedure set forth in the foregoing provisions of this Section 10.13 shall be reinstated. Following the admission of a Limited Partner to the Partnership in respect of the transfer of less than all of the Tomen Limited Partnership Interests, any actions that may be taken by TPC One or TPC Two, as the case may be, under this Agreement may be taken by holders of more than 50% of the Tomen Limited Partnership Interests.
Upon any transfer of the Tomen Limited Partnership Interest pursuant to the provisions of this Section 10.13, the provisions of this Section 10.13 shall lapse and be of no further force or effect with respect to the portion of the Tomen Limited Partnership Interest so transferred.

          10.14 Right of First Offer in Respect of the SECI Limited Partnership Interests. Prior to offering for sale the SECI Limited Partnership Interest or any portion thereof to Persons other than Affiliates of SECI, Tomen or GE Capital, or soliciting offers to purchase the SECI Limited Partnership Interest or any portion thereof from Persons other than Affiliates of SECI, Tomen or GE Capital, SECI shall solicit an offer to purchase the SECI Limited Partnership Interest or portion thereof to be sold from GE Capital and TPC One and TPC Two. Upon receipt of such a solicitation from SECI Limited, GE Capital and TPC One and TPC Two shall have 60 days in which to make an offer to purchase the SECI Limited Partnership Interest or portion thereof to be sold. If neither GE Capital nor TPC One and TPC Two makes an offer to purchase the SECI Limited Partnership Interest or portion thereof to be sold prior to the end of such 60 day period, then SECI may thereafter offer to sell, solicit offers to purchase and sell the SECI Limited Partnership Interest or portion thereof to be sold to any Person on such terms and conditions as SECI deems appropriate, in its sole discretion. If either GE Capital or TPC One and TPC Two makes an offer to purchase the SECI Limited Partnership Interest or portion thereof to be sold and SECI rejects such offer, then SECI, during the 270 day period following the rejection of such offer, may offer to sell, solicit offers to purchase and sell the SECI Limited Partnership Interest or portion thereof to be sold to any Person on terms and conditions which are more favorable to SECI than the terms and conditions offered by GE Capital and/or TPC One and TPC Two. If SECI shall not enter into a binding commitment to sell the SECI Limited Partnership Interest or portion thereof to be sold prior to the end of such 270 day period, then the procedure set forth in the foregoing provisions of this Section 10.14 shall be reinstated. Upon any transfer of the SECI Limited Partnership Interest pursuant to the provisions of this Section 10.14, the provisions of this Section 10.14 shall lapse and be of no further force or effect with respect to the portion of the SECI Limited Partnership Interest so transferred.


                           ARTICLE XI

                             NOTICES

          11.1 Notices. Any notice, request, demand or other communication which any Partner, the Managing General Partner or the Partnership is to give under this Agreement shall be in writing and shall be sufficient for all purposes hereof if delivered in person or by registered or certified mail, by courier service, or by telecopier or telex, in each case addressed as provided in Section 11.2. Any such notice, request, demand or other communication shall be deemed given and made effective when delivered by hand or by courier, five days after deposit in the mail, in the case of transmission by telecopier, when confirmation of the receipt is received, or in the case of telex notice, when sent, answerback received.

          11.2 Addresses. For the purposes hereof, the addresses are:

          In the case of SECI or the Partnership:

               c/o Saranac Energy Company, Inc.
               Five Post Oak Park
               Suite 1400
               Houston, Texas  77027
               Attention:  President
               Telecopy:  (713) 622-0045

          In the case of the GE Capital Limited Partner:

               General Electric Capital Corporation
               1600 Summer Street
               Stamford, Connecticut  06927-1560
               Attention:  Vice President, Energy Project
                            Operations -- Transportation and
                             Industrial Funding Corporation
               Telecopy:  (203) 357-4329 or 6970

          In the case of TPC One or TPC Two:

               c/o Tomen Power Corporation
               1455 Frazee Road
               Suite 300
               San Diego, California  92103
               Attention:  Chief Financial Officer
               Telecopy:  (619) 293-7046

Any party may upon written notice to the others given in accordance with this Article XI change the address to which notices, requests, demands or other communications are to be sent or add such additional addresses as it may reasonably request.


                           ARTICLE XII

                           WITHDRAWAL

          12.1 Withdrawal. Except as otherwise provided in this Agreement, but in any event subject to the terms and conditions contained in this Agreement, no Partner may withdraw from the Partnership without the consent of a Majority in Interest of All Partners and, prior to the First GE Capital Flip Date, the GE Capital Limited Partner; provided, that SECI shall not withdraw from the Partnership as a general partner except in connection with the transfer of its General Partnership Interest under
Article X. To the fullest extent permitted by law, each Partner hereby waives any right or remedy at law or in equity that it may have to obtain dissolution or to dissolve the Partnership, except as provided in this Agreement. If the General Partner shall withdraw, be removed, or an event occurs that causes SECI General to cease to be a general partner of the Partnership under the Partnership Act and this Agreement, the Partnership shall be dissolved and its affairs shall be wound up unless (i) at such time there is at least one other general partner of the Partnership, who is hereby authorized to and shall continue the business of the Partnership, or (ii) if there is no remaining general partner of the Partnership, within 90 days after the occurrence of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners who is hereby authorized to and shall continue the business of the Partnership.


                          ARTICLE XIII

    SPECIAL EVENTS AND DISSOLUTION; LIQUIDATION; TERMINATION

          13.1  Special Events.  After the Second Capital
Contribution Date and prior to the First GE Capital Flip Date, the occurrence of any of the following events shall constitute a special event (each, a "Special Event") hereunder:

          (a) Either SECI General or SECI Limited shall violate any of the restrictions upon its rights to transfer its Partnership Interest set forth in Article X of this Agreement or a transfer of the Partnership Interest of SECI General or SECI Limited in violation of the provisions of
     Article X of this Agreement shall purportedly occur; or

          (b) Any representation or warranty made by SECI in the Capital Contribution Agreement or by the Partnership or any other Partner in any other Basic Document to which it is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the GE Capital Limited Partner by or on behalf of the Partnership or SECI hereunder or the Partnership or any Partner under any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or deemed made unless the circumstances that made any such representation or warranty false or misleading at the time when made or deemed made shall no longer be continuing provided, however, if such false or misleading representation or warranty has not resulted in a Material Adverse Effect and if the circumstances which made such representation or warranty false or misleading are susceptible of cure by the Managing General Partner, then a Special Event shall not result from such false or misleading representation or warranty for a period of 180 days after the time when such false of misleading representation was made or deemed made so long as during such 180 day period the Managing General Partner shall be diligently using its best efforts to cause the circumstances which made such representation or warranty false or misleading to no longer exist; or

          (c) The Managing General Partner or the Partnership shall fail to perform or observe any of its covenants contained in this Agreement or in any other Basic Document to which it is a party and (except in the case of Section 13.1(a) and Sections 7.2(a)(i), 7.2(b), 7.2(e) and 7.3(a) as
     to which there shall be no grace or cure period) such failure shall continue unremedied or unwaived for a period of 30 days after written notice thereof from the GE Capital Limited Partner to the Managing General Partner; provided, however, if such failure to perform or observe the covenants referred to above in this paragraph (c) (except in the case of Section 13.1(a) and Sections 7.2(a)(i), 7.2(b), 7.2(e) and 7.3(a) as to which there shall be no grace or cure period) has not resulted in a Material Adverse Effect and if such failure is susceptible of cure by the Managing General Partner, then such failure shall not become a Special Event unless such failure shall continue unremedied or unwaived for a period of 180 days after written notice thereof from the GE Capital Limited Partner to the Managing General Partner so long as during such latter 150 day period, the Managing General Partner shall be diligently using its best efforts to cure such failure; or

          (d) The Partnership or the Managing General Partner shall fail to perform or observe any of its covenants or obligations (other than the covenants and obligations referred to in Sections 13.1(a), (b) and (c)) contained in
     (1) any of the Basic Documents (other than the Installment Sale Agreement, the Power Purchase Agreement, the Steam Supply Agreement and the Gas Arrangements) and such failure shall continue unremedied and unwaived until the later of
     (x) the end of the applicable grace period, if any, contained in the applicable Basic Document, and (y) 30 days after notice thereof by the GE Capital Limited Partner to the Managing General Partner and (2) the Installment Sale Agreement, the Power Purchase Agreement, the Steam Supply Agreement and any of the Gas Arrangements and such failure shall continue unremedied or unwaived until the earlier of
     (x) the end of the applicable grace period, if any, contained in such agreement and (y) 30 days after notice thereof by the GE Capital Limited Partner to the Managing General Partner; provided, however, if the failure to perform or observe the covenants referred to above in this paragraph (d) (other than the covenants and obligations referred to in Sections 13.1(a), (b) and (c)) with respect to the Basic Documents referred to in clause (1) has not resulted in the receipt of a notice of termination of such Basic Document or otherwise resulted in a Material Adverse Effect and if such failure is susceptible of cure by the Managing General Partner, then such failure shall not become a Special Event unless such failure shall continue unremedied or unwaived for a period of 180 days after written notice thereof from the GE Capital Limited Partner to the Managing General Partner so long as during such latter 150 day period, the Managing General Partner shall be diligently using its best efforts to cure such failure; or

          (e) The Partnership, SECI or North Country, with respect to the Loan Agreement or any other Indebtedness (the principal amount of which exceeds $250,000) other than the SECI Term Loan Agreement, shall (x) default in any payment of principal of or interest on any such Indebtedness for a period in excess of the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (y) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any Collateral given as security therefor, provided, that any Other Partner and, subject to Section 13.2(e), the GE Capital Limited Partner shall have the right to make capital contributions to the Partnership to cure a failure to make payments on the Term Loan or any Refinancing Loan or any Subordinated Refinancing Loan unless a cure has been effected in respect of (i) the failure to make such payments for each of the three Quarterly Periods immediately preceding such failure or (ii) the failure to make such payments for more than six Quarterly Periods; or

          (f)  Any Project Participant, other than the
     Partnership, North Country or the Managing General Partner, shall fail to perform or observe any of its covenants or obligations contained in any of the Basic Documents (other than the covenants and obligations referred to in Sections 13.1(a), (b), (c), (d) and (e)) for a period in excess of the grace period, if any, provided for in such Basic Document, which failure shall continue unremedied for a period of 30 days after notice by the GE Capital Limited Partner to the Managing General Partner or (x) any material provision of any Basic Document shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto shall so assert in writing, (y) any material provision of any Basic Document shall be declared to be null and void or (z) any party thereto shall deny that it has any further liability or obligation under any Basic Document to which it is a party provided, however, that any such failure by a Project Participant (other than the Partnership, North Country, NYSEG or the Operator) shall not be a Special Event if, during the 30 days immediately following such failure, the Partnership diligently proceeds to enter into an agreement with a substitute Project Participant as set forth below and within 30 days of such failure:

               (1) a substitute Project Participant shall have entered into an agreement with the Partnership in substantially the form of such Basic Document and containing, in the reasonable judgment of the GE Capital Limited Partner, terms not materially less favorable to the Project than the terms contained in such Basic Document;

               (2) in the reasonable judgment of the GE Capital Limited Partner, such substitute Project Participant shall be as financially sound as the replaced Project Participant (and the guarantor, if any, of the obligations of such Project Participant) was on the date of execution of this Agreement;

               (3) the GE Capital Limited Partner shall have received fully executed counterparts of such agreement;
          and

               (4) the GE Capital Limited Partner shall have received a recognition agreement from the Partnership and such substitute Project Participant and an opinion of counsel for such substitute Project Participant, each in form and substance reasonably satisfactory to the GE Capital Limited Partner;

     whereupon such substitute Project Participant shall be deemed to be a Project Participant hereunder; or

          (g) Any Project Participant shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing provided, however, that in the case of any Project Participant (other than SECI, the Partnership, NYSEG, North Country or the Operator) the events specified in clauses (i) through (vii) above shall not be a Special Event if, during the 30 days immediately following the occurrence of any such event, the Partnership diligently proceeds to enter into an agreement with a substitute Project Participant as set forth below and within 30 days of such event:

               (1) a substitute Project Participant shall have entered into an agreement with the Partnership in substantially the form of such Basic Document and containing, in the reasonable judgment of the GE Capital Limited Partner, terms not materially less favorable to the Project than the terms contained in such Basic Document;

               (2) in the reasonable judgment of the GE Capital Limited Partner, such substitute Project Participant shall be as financially sound as the replaced Project Participant (and the guarantor, if any, of the obligations of such Project Participant) was on the date of execution of this Agreement;

               (3) the GE Capital Limited Partner shall have received fully executed counterparts of such agreement;
          and

               (4) the GE Capital Limited Partner shall have received a recognition agreement from the Partnership and such substitute Project Participant and an opinion of counsel for such substitute Project Participant, each in form and substance reasonably satisfactory to the GE Capital Limited Partner;

     whereupon such substitute Project Participant shall be deemed to be a Project Participant hereunder; or

          (h) A proceeding or case shall be commenced without the application or consent of any Project Participant in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Project Participant under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of such Project Participant and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code provided, however, that the commencement of a proceeding referred to above in clauses (i) through (iii) against a Project Participant (other than SECI, the Partnership, NYSEG, North Country or the Operator) shall not be a Special Event if, during the 90 days immediately following the commencement of a proceeding referred to above in clauses (i) through (iii), the Partnership diligently proceeds to enter into an agreement with a substitute Project Participant as set forth below and within 30 days after the lapse of the 60 day period referred to above:

               (1) a substitute Project Participant shall have entered into an agreement with the Partnership in substantially the form of such Basic Document and containing, in the reasonable judgment of the GE Capital Limited Partner, terms not materially less favorable to the Project than the terms contained in such Basic Document;

               (2) in the reasonable judgment of the GE Capital Limited Partner, such substitute Project Participant shall be as financially sound as the replaced Project Participant (and the guarantor, if any, of the obligations of such Project Participant) was on the date of execution of this Agreement;

               (3) the GE Capital Limited Partner shall have received fully executed counterparts of such agreement;
          and

               (4) the GE Capital Limited Partner shall have received a recognition agreement from the Partnership and such substitute Project Participant and an opinion of counsel for such substitute Project Participant, each in form and substance reasonably satisfactory to the GE Capital Limited Partner;

     whereupon such substitute Project Participant shall be deemed to be a Project Participant hereunder; or

          (i) A judgment or judgments for the payment of money in excess of $250,000 shall be rendered against the Partnership or SECI General and such judgment (other than in respect of the SECI Term Loan Agreement) or judgments shall remain in effect, unsatisfied, unstayed and unbonded for a period of 30 or more consecutive days; or

          (j) Falcon and its Affiliates shall cease to directly or indirectly own 100% of the voting securities of and economic interests in SECI Holdings and Falcon Power
     Operating Company;

          (k) The Partnership shall abandon the Project or otherwise cease to diligently pursue the development or construction of the Project for a period longer than 30 consecutive days; or

          (l) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the GE Capital Limited Partner, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate under
     Section 4041(c) of ERISA, or (v) the Managing General Partner or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the GE Capital Limited Partner, likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Managing General Partner, the Partnership or North Country to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Managing General Partner or the Partnership or North Country; or

          (m) (i) The Partnership shall fail to pay, satisfy or otherwise obtain a release of any bond or lien for the performance of work or the supply of materials filed against the Site (for an amount individually, or when aggregated with all other similar Liens, exceeds $250,000) within 20 days of the Managing General Partner's becoming aware of the filing thereof or (ii) any right, title or interest of the Partnership in and to the Site shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order provided, however, if the event specified in clause
     (i) has not resulted in a Material Adverse Effect and if such event is susceptible of cure by the Managing General Partner, then such event shall not become a Special Event unless such event shall continue unremedied or unwaived for a period of 180 days after the Managing General Partner's becoming aware of the filing referred to in clause (i) so long as during such latter 160 day period, the Managing General Partner shall be diligently using its best efforts to satisfy or discharge such bond or lien; or

          (n) The resignation or withdrawal of SECI General Partner from the Partnership or the resignation of SECI as Managing General Partner, in each case without the prior written consent of the GE Capital Limited Partner; or

          (o) The IDA shall cease to have good and marketable title to the Project and the Site and the Partnership shall cease to have good title to the property purported to be owned by it, in each case, free and clear of all Liens other than Partnership Permitted Liens; or

          (p)  The Facility shall cease to be a Qualifying
     Facility (other than as a result of a transfer of the GE
     Capital Limited Partnership Interest); or

          (q)  An Event of Loss shall have occurred; or

          (r) In respect of any Quarterly Period, the GE Capital Limited Partner shall not have received an amount equal to 99% of the scheduled Level 1 Distributions for such Quarterly Period (net of any Deducted Payments) within five days after the last Distribution Date in such Quarterly Period; provided, that any Other Partner shall have the right to make capital contributions to the Partnership to cure such failure unless a cure has been effected in respect of (i) (A) Level 1 Distributions payable to the GE Capital Limited Partner for each of the three Quarterly Periods immediately preceding such failure, (B) Level 1 Distributions payable to the GE Capital Limited Partner for more than six Quarterly Periods, (C) the failure to make payments on the Term Loan or a Refinancing Loan or Subordinated Refinancing Loan for each of the three Quarterly Periods immediately preceding such failure or (D) the failure to make payments on the Term Loan or a Refinancing Loan or Subordinated Refinancing Loan for more than six Quarterly Periods or (ii) any combination of (A) through (D) above in respect of three consecutive Quarterly Periods or six Quarterly Periods; or

          (s) At any time, the Partnership shall fail to (i) keep in force the insurance required by Section 7.2(f) and
     Schedule 8 or (ii) comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect the Partnership's ability to keep in force the insurance required by Section 7.2(f) and
     Schedule 8 or to collect any proceeds therefrom; or

          (t) (i) Any Governmental Approval required to be obtained by the Partnership pursuant to Section 7.2(b) shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and the GE Capital Limited Partner shall have determined that such revocation, termination, withdrawal, suspension, modification, withholding or cessation could reasonably be expected to have a Material Adverse Effect; or (ii) any proceeding which could reasonably be expected to have a Material Adverse Effect shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Governmental Approval and the GE Capital Limited Partner shall have determined that such proceeding could reasonably be expected to have a Material Adverse Effect and such proceeding shall not have been dismissed or stayed within 180 days, or notice shall be given by such Governmental Authority for such purpose and shall have remained uncontested for 30 days.

          13.2  Certain Remedies Following Special Event.  (a)
If a Special Event occurs and is continuing, the GE Capital Limited Partner shall have the right, exercisable by, and effective upon, written notice to the Managing General Partner (except in the case of a Special Event with respect to the Partnership or the Managing General Partner referred to above in
Section 13.1 (g) or (h) or in the case of a Special Event which occurs during the pendency of such a Special Event, in either which case no written notice shall be required), to appoint or become substitute Managing General Partner as provided in Section 13.2(b). Any substitute Managing General Partner is authorized to and shall continue the business of the Partnership and shall upon meeting the conditions set forth in clauses (i) through (xi) of Section 10.1(a), without any act or deed by the Partnership, any Partner or any other Person, be admitted to the Partnership as a general partner of the Partnership.

          (b) If a Special Event occurs and is continuing, the GE Capital Limited Partner may, by written notice to the Partnership (except in the case of a Special Event with respect to the Partnership referred to above in Section 13.1(g) or (h) or in the case of a Special Event which occurs during the pendency of such a Special Event, in either which case no written notice shall be required) appoint a substitute Managing General Partner or designate itself or its nominee as the substitute Managing General Partner, whereupon, without any further act or deed by the Partnership, any Partner or any other Person, the existing Managing General Partner shall cease to serve as such but shall continue to be a General Partner. In the event the GE Capital Limited Partner appoints a substitute Managing General Partner said substitute Managing General Partner shall, automatically and without any further act or deed by the Partnership, any Partner or any other Person, acquire a 1% interest in the Partnership, and the interest of the GE Capital Limited Partner shall be automatically reduced by the same amount. The interest of said substitute Managing General Partner shall be a General Partnership Interest in the Partnership and such substitute Managing General Partner shall, without any further act or deed by the Partnership, any Partner or any other Person, succeed to all the powers, privileges and obligations of a General Partner and of the Managing General Partner under this Agreement, except to the extent accrued or attributable to the period prior to the allocation of such interest and except that the transfer and related provisions of Article X pertaining to the GE Capital Limited Partner shall be applicable to the substitute Managing General Partner rather than those pertaining to SECI General.
The Managing General Partner hereby consents to such a partial conversion of the GE Capital Limited Partnership Interest and hereby consents to the admission as a General Partner of said substitute Managing General Partner so designated by the GE Capital Limited Partner.

          (c) If a Special Event occurs and is continuing, in addition to the other remedies available to the GE Capital Limited Partner pursuant to this Section 13.2, the GE Capital Limited Partner shall receive 99% and the Other Partners shall receive 1% in accordance with their Allocation Percentages of all Distributable Cash (after deducting from the amount distributable to the GE Capital Limited Partner the Deducted Payments), in each case since the last previous distribution of Distributable Cash until the earlier of (i) the receipt by the GE Capital Limited Partner of the Base Term Return plus the Termination Payment and
(ii) the date on which no Special Event shall be continuing.

          (d) If a Special Event occurs and is continuing, in addition to the other remedies available to the GE Capital Limited Partner pursuant to this Section 13.2, the GE Capital Limited Partner may elect by written notice to the General Partner (except in the case of a Special Event with respect to SECI referred to above in Section 13.1(g) or (h) or in the case of a Special Event which occurs during the pendency of such a Special Event, in either which case no written notice shall be required) that all powers of SECI General (including the Managing General Partner) hereunder with respect to any matter shall thereupon, automatically, and without any further act or deed by the Partnership, any Partner or any other Person, vest in the GE Capital Limited Partner.

          (e) Upon the occurrence of a Special Event that may be cured, the GE Capital Limited Partner shall be entitled to, but shall have no obligation to, cure such Special Event, unless the Other Limited Partners have cured such Special Event prior to the earlier of 15 days after delivery of the notice referred to in
Section 8.3(b) and the occurrence of such Special Event, and all costs and expenses incurred by the GE Capital Limited Partner in connection therewith shall be in the form of a demand loan to the Partnership which shall bear interest at the lesser of (i) the maximum rate permitted by law and (ii) LIBOR plus 500 basis points.

          (f) If a Special Event occurs and is continuing, the GE Capital Limited Partner may by written notice to the Partnership (except in the case of a Special Event with respect to the General Partner or the Partnership referred to above in
Section 13.1(g) or (h) or in the case of a Special Event which occurs during the pendency of such a Special Event, in either which case no written notice shall be required) appoint, in the name and on behalf of the Managing General Partner and the Partnership, a project manager to construct, equip, maintain, manage, control, operate and repair the Project. The reasonable fees of any such project manager shall be an operating expense of the Partnership.

          (g) (i) If a Special Event not reasonably within the control of the Managing General Partner to prevent or to cure shall have occurred and be continuing and the GE Capital Limited Partner shall have exercised the remedy set forth above in
Section 13.2(c), the Partnership (at the election of SECI General but with the consent of TPC One and TPC Two) shall have the right to purchase (on the date specified in the Purchase Notice, which date shall coincide with a Distribution Date (hereinafter, the "Redemption Date") the GE Capital Limited Partnership Interest for a cash purchase price equal to the greater of (A) the Fair Market Sales Value of such interest as of such purchase date (determined without reference to the current exercise of the remedy set forth above in Section 13.2(c)) and (B) the Stipulated Redemption Value as of the Distribution Date specified in the Purchase Notice.

         (ii) In order to exercise the purchase right provided in Section 13.2(g)(i) above, SECI General shall give the GE Capital Limited Partner a Purchase Notice to such effect (specifying the Distribution Date on which the purchase is to occur) (A) no earlier than the later of (x) 330 days after the commencement of the remedy under Section 13.2(c) above and (y) 30 days prior to the sixth anniversary of the Second Capital Contribution Date and (B) no later than the later of (x) the second anniversary of commencement of the remedy under Section 13.2(c) above and (y) the sixth anniversary of the Second Capital Contribution Date. The Partnership shall complete the purchase of the GE Capital Limited Partnership Interest on the Redemption Date (A) by paying to the GE Capital Limited Partner, in immediately available funds, (1) cash in an amount such that, if the GE Capital Limited Partner were to receive distributions after such date in accordance with the provisions of Sections 4.3(a) and 4.11, and without reference to Section 13.2(c), the GE Capital Limited Partner would, taking into account the timing and amount of the distributions of Distributable Cash under Sections 4.3(a), 4.11 and 13.2(c) and distributions of Net Proceeds from Sales or Refinancings under Section 4.6(b) to the GE Capital Limited Partner on and prior to such date, but making no other adjustments to the assumptions used to determine the Level 1 Distributions, achieve the Base Term Return on the date of the last scheduled Level 1 Distribution, (2) the purchase price of the GE Capital Limited Partnership Interest, (3) all Breakage Amounts and (4) all reasonable out-of-pocket expenses incurred by the GE Capital Limited Partner in connection with such sale, (B) by satisfying in full, in immediately available funds, (1) all obligations of the Partnership under the Loan Documents (including the replacement of all issued Letters of Credit or the cash collateralization of such Letters of Credit in the manner set forth in the Loan Documents) and (2) all obligations of SECI under the SECI Loan Documents and (C) by paying to the GE Capital Limited Partner the Termination Payment.

          (h) In the case of (i) the appointment of a substitute Managing General Partner pursuant to the provisions of Section 13.2(a) or (b), (ii) the vesting in the GE Capital Limited Partner of the powers of the Managing General Partner pursuant to the provisions of 13.2(d) or (iii) the appointment of a project manager pursuant to Section 13.2(f), if (A) the Special Event giving rise to such appointment or vesting of powers shall be cured by SECI General and (B) for a period of twenty-four consecutive months no other Special Event shall have occurred and be continuing then SECI General shall have the right (exercisable after the end of such twenty-four month period and prior to the date thirty-six months after the date no Special Event shall have occurred and be continuing) to be reinstated as the Managing General Partner and project manager. Such reinstatement shall be effected by the delivery to the Partnership and the other Partners of a written notice of reinstatement executed by the GE Capital Limited Partner, the substitute Managing General Partner and SECI General and such other documents and instruments as the GE Capital Limited Partner deems appropriate under the circumstances. Upon such reinstatement, in the case of the prior appointment of a substitute Managing General Partner pursuant to
Section 13.2(b), the General Partnership Interest of the substitute Managing General Partner appointed by the GE Capital Limited Partner shall be converted into or exchanged for a Limited Partnership Interest of the same amount. Upon reinstatement, SECI General shall succeed to all the powers, privileges and obligations of the substitute Managing General Partner under this Agreement, except that the transfer and related provisions of Article X shall continue to be applicable to the General Partnership Interest of SECI General.

          (i) The rights of the GE Capital Limited Partner hereunder are not the exclusive remedies upon the occurrence of a Special Event but are in addition to any other remedies which may at the time be available hereunder, at law or in equity.

          (j) For purposes of this Section 13.2, no Special Event under Section 13.1(r) shall be deemed to be continuing as of the date when the GE Capital Limited Partner shall have received distributions of Distributable Cash in an amount such that, if the GE Capital Limited Partner were to receive distributions after such date in accordance with the provisions of Section 4.3(a) and 4.11, and without reference to Section 13.2(c), the GE Capital Limited Partner would, taking into account the timing and amount of the distributions of Distributable Cash under Sections 4.3(a), 4.11 and 13.2(c) and distributions of Net Proceeds from Sales or Refinancings under
Section 4.6(b) to the GE Capital Limited Partner on and prior to such date, but making no other adjustments to the assumptions used to determine the Level 1 Distributions, achieve the Base Term Return on the date of the last scheduled Level 1 Distribution.

          (k) Notwithstanding any other provision of this Agreement, in no event shall the existence of a Default or Event of Default under the SECI Term Loan Agreement constitute a Special Event unless the events giving rise to such Default or Event of Default would independently give rise to a Special Event hereunder.

          13.3 Events of Dissolution. The Partnership shall be dissolved and its affairs shall be wound up:

          (a) if the Partners agree in writing to terminate the Partnership;

          (b) upon the sale, transfer or other irrevocable disposition of all or substantially all of the property of the Partnership, other than in connection with any security interest granted in all or any portion of the assets of the Partnership pursuant to the terms of the Loan Documents or any sale-leaseback transaction in which the Partnership becomes the lessee of the assets of the Partnership;

          (c) if the Partnership is terminated in accordance with the terms of this Agreement;

          (d) upon the bankruptcy, insolvency or other event of withdrawal (within the meaning of 17-402 of the Partnership Act) of the General Partner, except as otherwise provided herein; or

          (e) on December 31, 2032 unless the Partners agree in writing to extend the term of the Partnership beyond such date.

Upon the withdrawal of the last remaining general partner of the Partnership, the Partnership shall not be dissolved and its affairs wound up if all remaining Partners agree in writing to continue the Partnership and appoint one or more general partners in the manner set forth in Section 12.1.

          13.4 Procedure in Dissolution and Liquidation. (a) Winding Up. Upon dissolution of the Partnership pursuant to
Section 13.3, the Partnership immediately shall commence to wind up and liquidate the affairs and business of the Partnership in an orderly manner.

          (b) Management Rights During Winding Up. During the period of the winding up of the affairs of the Partnership, the rights and obligations of the Partners set forth herein with respect to the management of the Partnership shall continue. For purposes of winding up, and subject to Section 13.2, the Managing General Partner shall act as liquidator to wind up the Partnership and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of the Partnership assets with the advice of the Limited Partners, except that if the dissolution results from the occurrence of a Special Event, the GE Capital Limited Partner shall act as liquidating trustee and make all such decisions.

          (c) Distributions in Liquidation. The assets of the Partnership shall be applied or distributed in liquidation in the following order:

          (i) First, to the payment and discharge of all of the Partnership's debts and liabilities (including, without limitation, debts and liabilities to Partners other than debts and liabilities for distributions to Partners on account of their respective interests in the Partnership), including the establishment of any reasonably necessary reserves; and

         (ii) Second, to the Partners in accordance with the positive balances in their respective Capital Accounts as determined after taking into account all adjustments to Capital Accounts for the year during which the liquidation occurs.

All items of income, gain, loss and deduction with respect to the taxable year of the liquidation shall be allocated as if all such items were Gains and Losses as provided in Sections 5.4 and 5.5.

          (d) Non-Cash Assets. Every reasonable effort shall be made to dispose of the interests of the Partnership in the assets of the Partnership, so that the distribution may be made to the Partnership in cash. If at the time of the liquidation of the Partnership, the Partnership owns any assets in the form of notes, deeds of trust or other non-cash assets, such assets, if any, shall be distributed in kind to the Partners, in lieu of cash, in accordance with Section 13.4(c), in proportion to their right to receive the assets of the Partnership on an equitable basis reflecting the net fair market value of the assets so distributed.

          13.5 Disposition of Documents and Records. All documents and records of the Partnership, including, without limitation, all financial records, vouchers, cancelled checks and bank statements, shall be delivered to the Managing General Partner upon termination of the Partnership. Copies thereof shall be prepared, by microfiche process if requested, and made available to each Partner as requested for any purpose reasonably related to the interest of such Partner as a partner in the Partnership and at such Partner's cost and expense. Unless otherwise approved by the Partners, the Managing General Partner shall retain such documents and records for a period of not less than seven years and shall make such documents and records available for any purpose reasonably related to the interest of a Partner as a partner in the Partnership during normal business hours to any other Partner for inspection and copying at such other Partner's cost and expense; provided, however, that if there is an audit or threat of audit, such documents and records shall be retained until the audit is completed and any tax liability finally determined. Said documents and records shall be available for inspection, examination and copying by the Managing General Partner upon reasonable notice.

          13.6 Termination. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate. The Managing
General Partner shall execute and file a Certificate of Cancellation of the Certificate of Limited Partnership as well as any and all other documents required to effect the dissolution and termination of the Partnership.

          13.7  No Restoration of Negative Capital Accounts.
Except as required under applicable laws of the State of Delaware, or in respect of any negative balance resulting from a distribution in contravention of this Agreement, at no time shall a Partner with a negative balance in its Capital Account have any obligation to the Partnership or to any other Partner to restore such negative balance.


                            ARTICLE XIV

             RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

          14.1 Management of the Partnership. Except as provided in Article XIII and the Recognition Agreements with respect to the GE Capital Limited Partner, a Limited Partner in its capacity as such shall not (a) take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership, (b) have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership, or (c) have any power or authority with respect to the Partnership except insofar as the consent of such Limited Partner shall be expressly required; provided, however, that the Limited Partners shall have the right to consult with and advise the Managing General Partner with respect to the business of the Partnership. The Limited Partners hereby consent to the exercise by the Managing General Partner of the rights and powers conferred upon it by the Partnership Act and under other Applicable Law, except those rights and powers that may, pursuant to the Partnership Act or other Applicable Law, be limited and are so limited by this Agreement. Notwithstanding the foregoing, the Limited Partners may vote on (i) the matters listed in Section 7.3,
(ii) the removal of SECI General pursuant to Section 7.11, (iii) the dissolution of the Partnership pursuant to Section 13.3, and
(iv) the admission of a successor General Partner pursuant to
Section 10.2, and (v) all other matters requiring the consent of some or all of the Limited Partners under the terms of this Agreement. These Limited Partner rights are intended solely to assist the Limited Partners in protecting their investment in the Partnership and not as a means of exercising control of the Partnership or the Partnership's business.

          14.2  Limitation on Liability of Limited Partners.
Except as otherwise provided by law, the liability of a Limited Partner shall be limited to its Capital Contribution as and when it is payable under the provisions of the Capital Contribution Agreement. A Limited Partner, in its capacity as such, shall have no other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership. Except as provided in Section 10.10 no Limited Partner shall be obligated to make loans to the Partnership. It is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of any money or other property in violation of the Partnership Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of
Section 17-502(b) of the Partnership Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not the General Partner.


                            ARTICLE XV

                           MISCELLANEOUS

          15.1 Further Assurances. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions as may be reasonably requested by the Managing General Partner or any Limited Partner in connection with the formation of the Partnership and the achievement of its purposes and the placement of any debt and equity relating to the Project authorized pursuant to this Agreement (whether by or on behalf of the Partnership).

          15.2 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of all the Partners. The observance of any term of this Agreement may be waived only if such waiver is in writing signed by the Partner waiving such term.

          15.3 Successors and Assigns. Subject to the provisions of Article X, the terms and provisions hereof shall be binding on and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, whether so expressed or not.

          15.4 Indemnification. To the fullest extent permitted by law, the Partnership agrees to pay, indemnify and hold each Partner and its Affiliates, directors, officers, successors and assigns harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Basic Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, or as a result of such Partner's acting as a partner of the Partnership hereunder (all of the foregoing, collectively, the "indemnified liabilities", provided, that, with respect to SECI General, "indemnified liabilities" shall not include the liabilities set forth in Section 7.4 for which SECI General is liable), provided, that the Partnership shall have no obligation hereunder to any such Person with respect to indemnified liabilities arising from (i) the gross negligence, fraud or willful misconduct of any such Person, (ii) legal proceedings commenced against any such Person by any security holder or creditor other than in its capacity as a security holder or creditor of the Partnership arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such security holder or creditor, or (iii) legal proceedings commenced against any such Person by any assignee of such Person's interest herein. The agreements in this Section shall survive the making by each Partner of its initial capital contributions to the Partnership and the termination of the Basic Documents.

          15.5 Incorporation By Reference. The provisions of the Capital Contribution Agreement are hereby incorporated by reference herein with the same effect as if such provisions were fully set forth herein.

          15.6 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall be held invalid or unenforceable, to any extent, by a court of competent jurisdiction, the remainder of this Agreement, other than that portion determined to be invalid or unenforceable, shall not be affected thereby, and each valid provision hereof shall be enforced to the fullest extent permitted by law.

          15.7 Headings and Table of Contents. The headings in and the table of contents of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          15.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          15.9  Submission to Jurisdiction; Waivers.  (a)  Each
Partner hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Basic Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the States of New York and Delaware, the courts of the United States of America for the Southern District of New York and for the District of Delaware, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that any such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Partner at its address set forth in Section 11.2 or any such other address of which the other Partners shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) Each Partner hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above.

          15.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
DELAWARE.

          15.11 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

          15.12 Partition. No Partner or any successor-in-interest to any Partner shall have the right while this Agreement remains in effect to have the assets of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the Partnership or any of its assets shall be subject to the limitations and restrictions of this Agreement.

          15.13 Recourse Only to Partner. The sole recourse of the Partnership or any Partner for performance of the obligations of a particular Partner hereunder shall be against such Partner and its assets and not against any assets or property of any present or future shareholder, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Partner.


          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

GENERAL PARTNER:

SARANAC ENERGY COMPANY, INC.


By:
   Title:

LIMITED PARTNERS:

GENERAL ELECTRIC CAPITAL CORPORATION


By:
   Title:

TPC SARANAC PARTNER ONE, INC.


By:
   Title:

TPC SARANAC PARTNER TWO, INC.


By:
   Title:

SARANAC ENERGY COMPANY, INC.


By:
   Title:
                                                   EXECUTION COPY


FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP



          FIRST AMENDMENT, dated as of September 30, 1994 (this "Amendment"), to the Second Amended and Restated Agreement of Limited Partnership of Saranac Power Partners, L.P., a Delaware limited partnership (the "Partnership"), dated as of May 13, 1994 (the "Partnership Agreement"), by and among Saranac Energy Company, Inc., a Delaware corporation ("SECI"), TPC Saranac Partner One, Inc., a Delaware corporation ("TPC One"), TPC Saranac Partner Two, Inc., a Delaware corporation ("TPC Two"), and General Electric Capital Corporation, a New York corporation ("GE Capital").


W I T N E S S E T H:


          WHEREAS, the parties to the Partnership Agreement desire to make certain amendments to such Agreement and to certain exhibits thereto, and are willing to make such amendments subject to the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in Appendix A to the Partnership Agreement (without giving effect to this Amendment) shall have their defined meanings as set forth therein.

          2. Amendment to Introductory Paragraph. The introductory paragraph to the Partnership Agreement is hereby amended by inserting at the beginning of the last parenthetical, the words "together with its successors and permitted assigns hereunder,".

          3. Amendment to Section 3.1. Section 3.1 of the Partnership Agreement is hereby amended by deleting the phrase "Contributed Assets" each place it appears in the last sentence thereof and inserting in lieu thereof the phrase "Power Purchase Agreement."

          4.  Amendment to Section 4.3.  Section 4.3(a) of the
Partnership Agreement is hereby amended by deleting the first clause immediately before the proviso therein and substituting, in lieu thereof, the following clause:

     "First, 99% to the GE Capital Limited Partner, and 1% to the Other Partners in accordance with their Allocation Percentages, until the Partners have received pursuant to this Section 4.3(a) or Section 4.9(b) of the Amended and Restated Security Deposit Agreement an aggregate amount of cash equal to the sum of (1) the amount set forth in
     Schedule 5 in respect of such calendar month (the "Level 1 Distribution") and (2) the aggregate amount of Level 1 Distributions in respect of all prior calendar months;"

          5.  Amendment to Section 4.4.  Section 4.4 of the
Partnership Agreement is hereby amended by inserting "and 4.22" immediately after the reference to "13.4(c)" therein.

          6. Amendment to Section 4.8(a). Section 4.8(a) of the Partnership Agreement is hereby amended by inserting immediately after the words "Level 1 Distributions" and immediately before the words ", demonstrates the achievement of the Base Term Return" at the end of the second sentence thereof, the parenthetical "(including, without limitation, the calculation of such distributions on a quarterly basis)".

          7. Amendments to Section 4.11. (a) Section 4.11(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

     "(a) (i) On each Distribution Date occurring after the Second Capital Contribution Date, until the sum of (1) the aggregate amount on deposit in the Base Reserve Debt Account (so long as the Loan Agreement is in effect) and the Base Reserve Equity Account and (2) the amount available to be drawn under the Base Reserve Letter of Credit, if any, shall be equal to the Base Reserve Amount, there shall be deposited in the Base Reserve Debt Account or, after the Loan Agreement is no longer in effect, the Base Reserve Equity Account an amount equal to 23.7% of the Distributable Cash otherwise distributable to each Other Partner on such Distribution Date pursuant to Section 4.3(b).

          (ii) In the event of (1) any withdrawal from the Base Reserve Debt Account (other than withdrawals of income or gain in excess of the Base Reserve Amount or transfers from the Base Reserve Debt Account to the Base Reserve Equity Account) or the Base Reserve Equity Account (other than withdrawals of income or gain in excess of the Base Reserve Amount) or (2) any drawing under the Base Reserve Letter of Credit, on each Distribution Date, until (A) the Base Reserve Debt Account or, after the Loan Agreement is no longer in effect, the Base Reserve Equity Account shall have been replenished by the amount of such withdrawal or (B) the stated amount of the Base Reserve Letter of Credit shall have been reinstated by the amount of such drawing, as the case may be, there shall be deposited in the Base Reserve Debt Account or, after the Loan Agreement is no longer in effect, the Base Reserve Equity Account an amount equal to 100% of the Distributable Cash otherwise distributable to each Partner on such Distribution Date pursuant to Sections 4.3(a), 4.3(b), 4.13 and 4.14."

          (b) Section 4.11(b) of the Partnership Agreement is hereby amended by (i) changing the word "Quarterly" to "Measurement" the first time that it appears therein and (ii) deleting the phrase "a portion of the Distributable Cash otherwise distributable to each Other Partner pursuant to Section 4.3(b) in respect of each of the third Distribution Date in such Quarterly Period and the first and second Distribution Dates in the immediately succeeding Quarterly Period" and inserting, in lieu thereof, the phrase "a portion of the Distributable Cash otherwise distributable to each Other Partner pursuant to Section 4.3(b) in respect of each of the three Distribution Dates immediately after the end of such Measurement Period".

          (c) Section 4.11(c) of the Partnership Agreement is hereby amended by inserting the word "Project" immediately before the words "Letters of Credit" each time that such words appear therein.

          (d) Section 4.11(d) of the Partnership Agreement is hereby amended by inserting after the reference to "Section
4.3(b)" therein, the words "and Section 4.13".

          (e) Section 4.11 of the Partnership Agreement is hereby amended by inserting the following new paragraphs (e), (f) and (g) at the end thereof:

          "(e) During the period from and including the date of occurrence of a Steam Host Event to but excluding the date of receipt by the Security Agent of the written notice from the Agent described in Section 4.15(a) of the Amended and Restated Security Deposit Agreement, 100% of all Distributable Cash otherwise distributable to each Partner pursuant to Sections 4.3(a), 4.3(b), 4.13 and 4.14 and 100% of all Net Cash from Sales or Refinancings otherwise distributable to each Partner pursuant to Section 4.6(b) in respect of each Distribution Date occurring during the continuance of such Steam Host Event shall not be distributed to such Partner on each such Distribution Date but instead shall be transferred to and retained in the Steam Reserve Account and applied as provided in Section
     4.15 of the Amended and Restated Security Deposit Agreement.

          (f) In the event that the Debt Service Coverage Ratio for any Measurement Period shall be less than 1.20 to 1.00, 100% of the Distributable Cash otherwise distributable to the Partners pursuant to Sections 4.3(a), 4.3(b), 4.13 and
     4.14 in respect of each of the three Distribution Dates immediately after the end of such Measurement Period and 100% of the Net Cash from Sales or Refinancings otherwise distributable to the Partners pursuant to Section 4.6(b) in respect of the period commencing with the end of such Measurement Period and ending on the third Distribution Date occurring immediately after the end of such Measurement Period shall not be distributed to the Partners on each such Distribution Date but shall instead be transferred to and retained in the Senior Debt Service Coverage Account and applied as provided in Section 4.11(a) of the Amended and Restated Security Deposit Agreement."

          (g) Distributable Cash that would otherwise be distributed to the Tomen Limited Partners pursuant to Sections 4.3, 4.4 and 4.5 on a Distribution Date which does not occur on the last Business Day of a Quarterly Period shall not be currently distributed to such Partners but shall instead be transferred to and retained in the Tomen Distribution Account. On each Distribution Date which occurs on the last Business Day of a Quarterly Period, all amounts on deposit in the Tomen Distribution Account shall be distributed to the Tomen Limited Partners. Amounts held in the Tomen Distribution Account shall be invested in Permitted Investments maturing not later than the date such cash is to be distributed to the Tomen Limited Partners.
     Any income or gain realized as a result of any such investment shall not be retained in the Tomen Distribution Account but instead shall be included in Project Revenues. Until the Amended and Restated Security Deposit Agreement shall have been terminated in accordance with its terms, the account referred to in this paragraph shall be the Tomen Distribution Account established thereunder and such account shall be subject to the provisions of the Amended and Restated Security Deposit Agreement."

          8. Amendment to Section 4.15. Section 4.15 of the Partnership Agreement is hereby amended (i) by inserting after the first reference to "the GE Capital Limited Partner" in the last sentence thereof, the words "from any Account" and (ii) by inserting after "4.11" in the last sentence thereof, the words "or Section 13.2(c)".

          9. Amendment to Section 4.18. Section 4.18 is hereby amended and restated in its entirety as follows:

          "Section 4.18 Treatment of Amounts Transferred to SECI Reserve Account, SECI Debt Service Account and Tomen Distribution Account. For all purposes of this Agreement,
     (i) amounts which are transferred into the SECI Reserve Account or the SECI Debt Service Account shall be deemed distributed to the General Partner, and (ii) amounts transferred to the Tomen Distribution Account shall be deemed distributed to the Tomen Limited Partners."

          10.  Amendment to Section 4.19.  Section 4.19 of the
Partnership Agreement is hereby amended and restated in its entirety as follows:

          "4.19. Treatment of Amounts Transferred to Other Accounts. Except as provided in Section 4.18, for purposes of Article V of this Agreement, Distributable Cash deposited into, transferred to or retained in an Account pursuant to
     Section 4.11 and not distributed under the Amended and Restated Security Deposit Agreement to a Partner in its capacity as a Partner in the same tax year shall not be deemed distributed to any Partner in such year."

          11.  Other Amendments to Article IV.  Article IV of the
Partnership Agreement is hereby amended by adding to the end thereof the following new Sections 4.20, 4.21 and 4.22:

          "4.20. Treatment of Amounts Distributed from Other Accounts. Except as provided in Section 4.18, for all purposes of this Agreement (other than for purposes of Article V), cash distributed directly to a Partner in its capacity as a Partner from an Account pursuant to the Amended and Restated Security Deposit Agreement shall be deemed to have been distributed to such Partner.

          4.21. Success Fee. To the extent any Success Fee paid to SECI at the Second Capital Contribution Date exceeds the amount of cash operating profits prior to the Second Capital Contribution Date, such excess shall be treated as a guaranteed payment under Code Section 707(c) and shall be considered a capitalized cost of construction. The remainder of such Success Fee shall be treated as a distribution of cash to SECI.

          4.22. If all the Level 1 Distributions are made at the times and in the amounts set forth on Schedule 5 hereto and the Base Term Return is achieved as assumed on March 31, 2009, then for the period beginning from the first GE Capital Flip Date until June 30, 2009, the distribution percentages set forth in Section 4.4 shall be 7.5% to the GE Capital Limited Partner and 92.5% to the Other Partners in accordance with the Allocation Percentages. All other terms of Section 4.4 shall apply to this period."

          12. Amendments to Section 5.1. (a) Section 5.1(a) of the Partnership Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting, in lieu thereof, the following sentence:

     "First, to the GE Capital Limited Partner and the Other Partners so as to match on a cumulative basis the amounts treated as a distribution pursuant to Section 4.21 and the greater of (i) 99% to the GE Capital Limited Partners and 1% to the Other Partners of the aggregate amounts set forth in
     Schedule 5 reduced by Deducted Payments in respect of the present calendar year and all prior periods and
     (ii) Distributable Cash received by such Partners over the term of the Partnership pursuant to Sections 4.3(a), 4.7 and 13.2(c) (treating (x) any amounts treated as guaranteed payments to the GE Capital Limited Partner under the last sentence of Section 4.15 and (y) any amounts transferred to the GE Capital Limited Partner pursuant to Section 4.2(a) or
     (b) of the Amended and Restated Security Deposit Agreement as other than distributions of Distributable Cash, which are not to be matched with allocations of Operating Profits)."

          (b) Section 5.1(c) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

          "(c) Third, 99% to the Other Partners and 1% to the GE Capital Limited Partner until the Partners have been allocated on a cumulative basis an amount of Operating Profits equal to the aggregate amount of Distributable Cash received over the term of the Partnership pursuant to
     Section 4.3(b) and to Sections 4.11, 4.13 and 4.14 (to the extent they relate to distributions that would otherwise be made pursuant to Section 4.3(b)) for this purpose treating any Distributable Cash deposited in an Account pursuant to the Amended and Restated Security Deposit as having been distributed to the Partners in the proportions such amounts would have been distributed to the Partners if actually distributed."

          (c) Section 5.1(d) of the Partnership Agreement is hereby amended by inserting the following parenthetical at the end thereof:

     "(provided, however, that with respect to Distributable Cash received pursuant to Section 4.22, the allocation percentages of this Section 5.1(d) shall be 92.5% to the Other Partners and 7.5% to the GE Capital Limited Partner)".

          (d) Section 5.1(f) of the Partnership Agreement is hereby amended by inserting the following phrase immediately before "73%" the first time that it appears therein: "to the extent income exceeds the amount treated as a cash distribution under Section 4.21,".

          (e) Section 5.1(g) of the Partnership Agreement is hereby amended by (i) inserting after the reference to "(f)" therein, the words "and (g)(i)" and (ii) inserting the following language immediately after the word "Seventh," appearing therein:

     "(i) notwithstanding paragraphs (a) through (f) of this
     Section 5.1, the amount of Operating Profits otherwise allocated to the GE Capital Limited Partner over the term of the Partnership shall be reduced by an amount equal to 73% of the sum of (x) the aggregate principal payments received by the Partnership on its loan to North Country and (y) the aggregate amounts received by the Partnership as a return of capital with respect to its shares of North Country, and such amount shall instead be allocated to the Other Partners, and (ii)".

          13. Amendment to Section 5.3. Section 5.3 of the Partnership Agreement is hereby amended by (i) deleting paragraphs (a) through (c) thereof in their entirety, (ii) redesignating paragraph (d) thereof as paragraph (c) and deleting therefrom the phrase "with respect to the Noncontributed Assets",
(iii) deleting paragraph (e) thereof and (iv) inserting the following new paragraphs (a) and (b) therein:

          "(a)  Depreciation shall be allocated 49.22% to the GE
     Capital Limited Partner, 18.20% to the Tomen Limited
     Partners and 32.58% to SECI.

          (b) Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Sec. 1.704-2(j)."

          14. Amendment to Section 5.5(a). Section 5.5(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

          "(a) Depreciation shall be initially allocated to the Tomen Limited Partners and to SECI in the ratio of their initial Capital Account balances as shown on Schedule 1 hereto; provided, however, that if such allocations would result in Capital Account balances that differ from those provided for pursuant to paragraph (b) below, after taking into account the allocations made pursuant to paragraph (b) below, then Depreciation shall instead be allocated to the Tomen Limited Partners and to SECI so that the Capital Accounts of the Other Partners satisfy the requirements of paragraph (b) below."

          15.  Amendment to Section 5.11.  Section 5.11 of the
Partnership Agreement is hereby amended by adding the following sentences to the end thereof:

     "In particular, tax depreciation for any period shall be allocated 73% to the GE Capital Limited Partner and the remaining tax depreciation first, to the Tomen Limited Partners to match the amount of Depreciation allocated to such Partners during such period and second, any remaining tax depreciation shall be allocated to SECI."

          16. Amendment to Section 6.6(b). Section 6.6(b) of the Partnership Agreement is hereby amended by inserting before the semicolon at the end of subparagraph (viii) thereof, the following parenthetical:

     "(including, without limitation, a copy of all engineer's reports furnished by the Partnership to NYSEG pursuant to
     Part 2 of Exhibit B of the Power Purchase Agreement)".

          17. Amendments to Section 7. (a) Section 7.2(o) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

          "(o) Alternative Steam Plan. If during the Base Term the GE Capital Limited Partner shall determine, in its reasonable judgment, that the Steam Host will cease for any reason to purchase steam from the Facility in sufficient quantities so as to maintain the Facility's status as a Qualifying Facility and SECI shall not have undertaken an alternative to the sale of the thermal output of the Facility to the Steam Host, which the GE Capital Limited Partner shall have determined, in its reasonable judgment, to be a viable and not economically disadvantageous means to preserve the Facility's status as a Qualifying Facility, upon the request of the GE Capital Limited Partner, so long as SECI shall be the Managing General Partner, the Managing General Partner shall provide to the GE Capital Limited Partner, as soon as possible but in any event within 60 days after receipt by the Managing General Partner of written notice from the GE Capital Limited Partner to such effect, an Alternative Steam Plan; and the Managing General Partner shall cause the substitute facility and the permits relating thereto described in such Alternative Steam Plan to be developed, constructed, implemented and obtained within fifteen (15) days of the milestones specified as 'critical path milestones' in the timetable described in clause (x) of the definition of Alternative Steam Plan in Appendix A, and shall cause such substitute facility to be constructed and completed and become operational in compliance with Applicable Law and the Alternative Steam Plan by no later than the date one year after the date of such request or, if the FERC shall have granted an exemption from the requirement that the Facility be a Qualifying Facility, such longer period not later than the date of the expiration of such exemption, so long as during such period NYSEG shall have taken no action to terminate the Power Purchase Agreement."

          (b) Section 7.3(a)(i) of the Partnership Agreement is hereby amended by adding after "$250,000" appearing therein, the phrase ", unless such Additional Contract is contemplated by the Partnership Operating Budget or North Country Operating Budget most recently approved by the GE Capital Limited Partner pursuant to Section 6.6(c) or (d), as the case may be".

          (c) Section 7.3(a)(viii) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

          "(viii) No Amendments or Assignments. (1) Amend in any material respect, modify in any material respect, waive compliance with any material provision of, or agree to any such amendment, modification, termination, consent or waiver of compliance with any material provision of, any Project Contract or Governmental Approval; or (2) amend in any respect, modify in any respect, waive compliance with any provision of, or agree to any such amendment, modification, termination, consent or waiver of compliance with any provision of, any other Basic Document; or (3) terminate, assign any rights the Partnership may have under, consent to or permit the assignment by any other Person of any right such Person may have under, give consents or exercise rights under or agree to any such assignment or exercise of any rights under, any Basic Document or Governmental Approval;".

          (d) Section 7.3(a)(xi) of the Partnership Agreement is hereby amended by inserting at the end thereof, the phrase "and intercompany advances made by the Partnership to North Country contemplated by clause (f) of the definition of 'Partnership Permitted Indebtedness' in Appendix A".

          (e) Section 7.3(b)(iii) of the Partnership Agreement is hereby amended by inserting the following phrase immediately before the semicolon at the end thereof:

     ", except for the loan to North Country described in clause
     (f) of the definition of Partnership Permitted Indebtedness in Appendix A."

          (f) Section 7.3(c) of the Partnership Agreement is hereby amended (i) by inserting at the end of the parenthetical in clause (A) of subparagraph (iv) thereof, the words "and the Cash Collateral Agreement".

          (g) Section 7.3(d) of the Partnership Agreement is hereby amended (i) by inserting at the end of the parenthetical in clause (i) thereof, the words "and the Cash Collateral
Agreement".

          18.  Amendments to Article VIII.  Article VIII of the
Partnership Agreement is hereby amended by inserting a new
Section 8.6 therein as follows:

          "8.6. Additional SECI Capital Contribution. SECI shall be deemed to have made an additional capital contribution to the Partnership in an amount equal to amount specified in
Section 2.3(b)(i) or (ii) of the SECI Term Loan Agreement on the date SECI has made or is deemed to have made, as the case may be, a drawing of the SECI Term Loan pursuant to Section 2.3(b) of the SECI Term Loan Agreement or, in lieu of making such a drawing, SECI (on behalf of the Partnership) pays such amount to the Surety Bond Arranger."

          19.  Amendments to Article X.  (a)  Sections 10.3 and
10.8 of the Partnership Agreement are hereby amended by deleting the clause "Except as security for the Obligations and the obligations of SECI under the SECI Term Loan Agreement," from the first sentence of each such Section and inserting, in lieu thereof, the phrase "Except as security for the obligations of SECI under the SECI Term Loan Agreement,".

          (b) Section 10.10(a)(ii) of the Partnership Agreement is hereby amended by deleting the first two parentheticals in the last sentence thereof in their entirety and substituting, in lieu thereof, the parenthetical "(second so long as the SECI Term Loan Agreement is in effect and such second lien is permitted by the SECI Term Loan Agreement)" and the parenthetical "(second so long as the Loan Agreement or any refinancing thereof is in effect and such second lien is permitted by Section 8.2 of the Loan Agreement and the loan documents in respect of such refinancing)", respectively.

          20.  Amendments to Article XIII.  Article XIII of the
Partnership Agreement is hereby amended as follows:

          (a) Section 13.1(b) is hereby amended by inserting immediately after the words "other Partner" and before the words
"in any other Basic Document" the phrase "(other than GE
Capital)".

          (b) Section 13.1(e) is hereby amended by inserting immediately before the word "unless" in the proviso clause appearing therein, the phrase "so long as, at the time that any such cure is made, any such Other Partner also makes capital contributions to the Partnership to reimburse the Senior Debt Service Reserve Letter of Credit Issuer in an aggregate amount equal to the aggregate principal amount of all unreimbursed drawings under the Senior Debt Service Reserve Letters of Credit,".

          (c) Section 13.1(f) is hereby amended by deleting the word "and" at the end of subparagraph (3) thereof, by inserting the word "and" after the semicolon at the end of subparagraph (4) thereof and by inserting the following new subparagraph (5) immediately after subparagraph (4) thereof:

          "(5) all Governmental Approvals and other consents and approvals required in connection with the execution, delivery and performance of such substitute agreement shall have been duly obtained or made, and shall be in full force and effect (other than any such Governmental Approvals or other consents and approvals which are obtainable in the ordinary course of business and which are not required for the Partnership or such substitute Project Participant to execute or deliver such substitute agreement or to perform its obligations under such substitute agreement which are then required to be performed by it (including the obligation of the Partnership to operate the Facility as then required pursuant to such substitute agreement and the other Project Contracts));"

          (d) Sections 13.1(g) and 13.1(h) are hereby amended by inserting the word "and" after the semicolon at the end of subparagraph (4) thereof and by inserting the following new subparagraph (5) immediately after subparagraph (4) thereof:

          "(5) all Governmental Approvals and other consents and approvals required in connection with the execution, delivery and performance of such substitute agreement shall have been duly obtained or made, and shall be in full force and effect (other than any such Governmental Approvals or other consents and approvals which are obtainable in the ordinary course of business and which are not required for the Partnership or such substitute Project Participant to execute or deliver such substitute agreement or to perform its obligations under such substitute agreement which are then required to be performed by it (including the obligation of the Partnership to operate the Facility as then required pursuant to such substitute agreement and the other Project Contracts));"

          (e) Section 13.1(r) is hereby amended and restated in its entirety as follows:

          "(r) In respect of any Quarterly Period, the GE Capital Limited Partner shall not have received an amount equal to 99% of the scheduled Level 1 Distributions for such Quarterly Period (net of any Deducted Payments) within five days after the last Distribution Date in such Quarterly Period; provided, that (I) any Other Partner shall have the right to make capital contributions to the Partnership to cure such failure so long as, at the time any such cure is made, such Partner also makes capital contributions to the Partnership to reimburse the Senior Debt Service Reserve Letter of Credit Issuer in an aggregate amount equal to the aggregate principal amount of all unreimbursed drawings under the Senior Debt Service Reserve Letters of Credit, unless a cure has been effected in respect of (i) (A) Level 1 Distributions payable to the GE Capital Limited Partner for each of the three Quarterly Periods immediately preceding such failure, (B) Level 1 Distributions payable to the GE Capital Limited Partner for more than six Quarterly Periods, (C) the failure to make payments on the Term Loan or a Refinancing Loan or Subordinated Refinancing Loan for each of the three Quarterly Periods immediately preceding such failure or (D) the failure to make payments on the Term Loan or a Refinancing Loan or Subordinated Refinancing Loan for more than six Quarterly Periods or (ii) any combination of (A) through (D) above in respect of three consecutive Quarterly Periods or six Quarterly Periods, (II) the failure of the GE Capital Limited Partner to receive in respect of any Quarterly Period an amount equal to 99% of the scheduled Level 1 Distributions for such Quarterly Period (net of any Deducted Payments) shall not constitute a Special Event under this paragraph (r) if such failure was caused solely by such Level 1 Distributions being deposited during such Quarterly Period into the Steam Reserve Account in accordance with the provisions of Section 7.22(e) of the Loan Agreement and Section 4.2(d) of the Amended and Restated Security Deposit Agreement and the conditions to the release of such Level 1 Distributions to the GE Capital Limited Partner set forth in Section 4.15(a) of the Amended and Restated Security Deposit Agreement not having been satisfied, (III) if the failure of the GE Capital Limited Partner to receive such Level 1 Distributions was caused solely by such Level 1 Distributions being deposited during such Quarterly Period into the Senior Debt Service Coverage Account in accordance with the provisions of Section 7.22(c) of the Loan Agreement and Section 4.2(d) of the Amended and Restated Security Deposit Agreement, the Managing General Partner, at its option, may elect to cure such failure (any such cure being subject to the numerical limitations set forth in subclauses (i) and (ii) of clause (I) of this paragraph (r)) without making any capital contribution to the Partnership (other than capital contributions to reimburse the Senior Debt Service Reserve Letter of Credit Issuer in an aggregate amount equal to the aggregate principal amount of all unreimbursed drawings under the Senior Debt Service Reserve Letters of Credit) by sending a written notice to the GE Capital Limited Partner specifying that the Managing General Partner is making such election and (IV) the failure of the GE Capital Limited Partner to receive an amount equal to 99% of the scheduled Level 1 Distribution for any Distribution Date (net of any Deducted Payments) prior to the end of the Quarterly Period in which such Distribution Date occurs shall not be deemed to be a Special Event under this Section 13.1(r); or"

          (f) Article XIII of the Partnership Agreement is hereby amended by deleting the period at the end of Section
13.1(t) and inserting, in lieu thereof, "; or" and inserting the following new paragraph (u) at the end thereof:

          "(u) Any drawing shall occur under the Senior Debt Service Reserve "A" Letter of Credit or the Senior Debt Service Reserve "B" Letter of Credit (other than a drawing as a result of a loss of or reduction in the rating of the Senior Debt Service Reserve Letter of Credit Issuer) or any withdrawal from the Senior Debt Service Reserve Account shall occur, in each case that is not reimbursed on the first Monthly Transfer Date that is on or after the date of such drawing or withdrawal."

          21.  Amendments to Schedules and Exhibits.  (a)
Schedule 1 to the Partnership Agreement is hereby deleted in its entirety and Schedule 1 hereto is hereby added to the Partnership
Agreement as the new Schedule 1 thereto.

          (b) Schedules 2, 3, 4 and 5 hereto are added to the Partnership Agreement as Schedules 2, 5, 6 and 7, respectively.

          (c) Schedule 8 to the Partnership Agreement is hereby deleted in its entirety and Schedule 6 hereto is added to the Partnership Agreement as the new Schedule 8 thereto.

          (d)  Exhibit A hereto is hereby added to the
Partnership Agreement as a new Exhibit thereto.

          (e) Exhibit A to the Partnership Agreement is hereby amended by (i) deleting in Section 1(a) the words "term is" and inserting in lieu thereof the words "terms are" and (ii) by inserting in Section 1(a) the following new definition:

          "'Second Capital Contribution Date' shall mean
     September 30, 1994."

          22. Consent. The parties hereto hereby (i) agree that the Amended and Restated Appendix A (Definitions) attached hereto shall be substituted for the Appendix A (Definitions) which applies to each of the Loan Documents, SECI Loan Documents and the Partnership Agreement and (ii) consent to the execution and delivery by the respective parties thereto of (1) the Amended and Restated Loan Agreement, the Note Pledge Agreement (including the note pledged pursuant thereto), the Surety Bank Arrangements Cash Collateral Agreement and the Amended and Restated Security Deposit Agreement (as each such document is defined in the Amended and Restated Appendix A referred to in clause (i) above),
(2) the Letter Agreement, dated as of September 30, 1994, among the Partnership, GE Capital and Credit Suisse, as agent, relating to the payment of certain fees and expenses under the Amended and Restated Loan Agreement, (3) the Successor Agency Agreement, dated as of September 30, 1994, among Credit Suisse, GE Capital and the Partnership, (4) the Notices of Assignment, each dated as of October 7, 1994, delivered by the Partnership to each of the parties to the Assigned Contracts, (5) the Amendment, dated as of October 7, 1994, to the Consent and Agreement, dated as of December 29, 1992, among North Country, the Partnership and GE Capital, (6) the Term Notes, (7) the Amended and Restated Amendment No. 1 to the Operation and Maintenance Agreement, dated as of September 30, 1994, (8) the Amendment, dated as of October 7, 1994, to the Partnership Stock Pledge Agreement, made by the Partnership in favor of GE Capital, (9) the Second Swap Agreement, (10) the Amendment No. 2, dated February 24, 1994, to the Power Purchase Agreement, and (11) the Letter Agreement, dated October 7, 1994, among GE Capital, the Partnership and North Country (relating to the termination of certain Collateral Security Documents).

          23. Full Force and Effect. Except as expressly amended and modified by this Amendment, the Partnership Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          24. No Other Amendments. This Amendment shall be effective solely to the extent set forth herein, and is not and shall not be construed (i) to be an amendment of any other term or condition of the Partnership Agreement or (ii) to prejudice any other right or rights which any party thereto may now have or may have in the future under or in connection with the Partnership Agreement.

          25. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, all of which counterparts, taken together, shall be deemed to constitute one and the same instrument.

          26. Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by GE
Capital of counterparts hereof duly executed by each of the parties hereto.

          27. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.


          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              SARANAC ENERGY COMPANY, INC.


                              By:
                                 Title:

                              TPC SARANAC PARTNER ONE, INC.


                              By:
                                 Title:

                              TPC SARANAC PARTNER TWO, INC.


                              By:
                                 Title:

                              GENERAL ELECTRIC CAPITAL
                                CORPORATION


                              By:
                                 Title: